Exhibit 10.4

PURCHASE AND SALE AGREEMENT

By And Among

SENTIO STAV LANDLORD, LLC,

a Delaware limited liability company

as “Buyer”;

ERB PROPCO SAV LLC

a Delaware limited liability company

as “Seller”; and

STEWART TITLE GUARANTY COMPANY

as “Escrow Agent”

Dated as of

May 22, 2014

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SCHEDULES

Schedule 2.1(b)	Personal Property
Schedule 2.3	Purchase Price Allocations
Schedule 4.2	Consents of Third Parties
Schedule 4.5	Judgments
Schedule 4.6	Governmental Approvals
Schedule 4.7	Insurance
Schedule 4.8	Litigation
Schedule 4.9	Compliance with Laws
Schedule 4.10	Environmental Matters
Schedule 4.14	Resident Agreements
Schedule 4.15	Medicare/Medicaid
Schedule 4.17	Condition of the Property
Schedule 4.23	Exceptions to Seller Ownership
Schedule 4.24	Title Encumbrances
Schedule 4.25	Affordable Housing Units
Schedule 4.27	Loans
Schedule 4.29	Broker’s or Finder’s Fees
Schedule 6.12	Exemptions to Non-Compete

EXHIBITS

EXHIBIT A	Legal Description of the Property
EXHIBIT B	List of Required Due Diligence Items for The Property
EXHIBIT C	Form of Form of Bill of Sale
EXHIBIT D	Form of Holdback Escrow Agreement
EXHIBIT E	List of Licenses
EXHIBIT F	Audit Letter
EXHIBIT G	Rent Roll

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PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is dated the 22nd day of May, 2014, by and among: SENTIO STAV LANDLORD, LLC, a Delaware limited liability company, or its successors or assigns (the “Buyer”); ERB PROPCO SAV LLC, a Delaware limited liability company (“Seller”) and STEWART TITLE GUARANTY COMPANY (the “Escrow Agent”).

RECITALS:

A.           Seller owns that certain 246-unit continuing care retirement community known as St. Andrew’s Village located at 13801 East Yale Avenue, Aurora, Colorado and certain real, personal and other property associated therewith (the “St. Andrew’s Facility”).

B.           Buyer desires to acquire, and Seller is willing to convey to Buyer, St. Andrew’s Facility pursuant to the terms described herein.

Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

ARTICLE I
TERMINOLOGY

Section 1.1           Defined Terms. As used herein, the following terms shall have the meanings indicated:

Adjustment Amount: The amount computed under Section 2.5 hereof.

Affiliate: With respect to any specified person or entity, any other person or entity which, directly or indirectly controls, is controlled by, or is under common control with, the specified person or entity.

Applicable Law: Any federal, state, municipal, county, local, foreign or other statute, law, ordinance, rule or regulation or any order, writ, injunction, judgment, plan or decree of any court, arbitrator, department, commission, board, bureau, agency, authority, instrumentality or other body, whether federal, state, municipal, county, local, foreign or other.

Business Day: Any day other than Saturday or Sunday or a legal holiday on which commercial banks are authorized or required by law to be closed for business in the State of Colorado.

Closing: The consummation of the purchase and sale of the Property in accordance with the terms of this Agreement on the Closing Date.

Code: The Internal Revenue Code of 1986, as amended.

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Documents: This Agreement, all Exhibits and Schedules hereto, and each other agreement, certificate or instrument to be delivered pursuant to this Agreement.

Due Diligence Period: The period commencing on the Effective Date and ending on 6:00 PM Eastern Time on the date which is forty-five (45) days after the Effective Date, during which time Buyer may, at reasonable times with prior notice to Seller, investigate the financial, legal, operational, environmental and all other aspects of the Property as Buyer may desire.

Effective Date: The date first written above.

Existing Manager: Shall mean ESLP Management, LLC.

Knowledge: As used in this Agreement, the term “knowledge” when used to refer to the knowledge of Seller shall mean the actual knowledge of any member, manager, officer, employee, or consultant of Seller and the actual knowledge of Chris Coates and Brian Dowd, after consulting with the executive director and regional director of St. Andrew’s Facility.

Lien: Any mortgage, deed to secure debt, deed of trust, pledge, hypothecation, right of first refusal, security, encumbrance, charge, claim, option or lien of any kind, whether voluntarily incurred or arising by operation of law or otherwise, affecting any assets or property, including any agreement to give or grant any of the foregoing, any conditional sale or other title retention agreement, and the filing of or agreement to give any financing statement with respect to any assets or property under the Uniform Commercial Code or Applicable Law.

Loss: Any and all costs, obligations, liabilities, demands, claims, settlement payments, awards, judgments, fines, penalties, damages and reasonable out-of-pocket expenses, including court costs and reasonable attorneys’ fees, whether or not arising out of a third-party claim.

Material Adverse Effect: A material adverse effect on the financial condition and results of operations of Property, taken as a whole; provided however, a Material Adverse Effect shall not include an adverse effect, directly or indirectly, arising out of or resulting from an event or series of events or circumstances generally affecting (i) the senior living industry generally, (ii) the United States economy or the Colorado economy in general, including any change in interest rates; (iii) national or international political or social conditions, including, without limitation, the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States or any of its territories, possessions, diplomatic or consular offices, or upon any military installation, equipment or personnel of the United States; (iv) generally accepted accounting principles; or (v) changes in law, rules, regulations, orders, or other directives issued by any governmental entity.

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Permitted Lien: Any (i) statutory liens that secure a governmentally required payment, including without limitation Taxes, not yet due, (ii) zoning regulations and restrictive covenants and easements of record that do not detract in any material respect from the present use of the Property and do not materially and adversely affect, impair or interfere with the use of any property affected thereby, (iii) public utility easements of record, in customary form, to serve the Property, and (iv) any other condition of title as may be approved by Buyer in writing prior to the end of the Due Diligence Period.

Resident Agreements. Shall mean all occupancy, entrance fee, residency, leases, life care, tenancy and similar written agreements entered into in the ordinary course of business with residents of the Property, including any amendments, modifications, supplements, renewals and extensions thereof.

Resident Deposits. Shall mean all deposits, entrance fees, initial service fees and advances of any kind or nature from any resident of the Property.

Survey: Shall mean one or more boundary surveys for the Property that are ordered by Buyer and prepared by a registered land surveyor or surveyors satisfactory to Buyer.

Taxes: All federal, state, local and foreign taxes including, without limitation, income, gains, transfer, unemployment, withholding, payroll, social security, real property, personal property, excise, sales, use and franchise taxes, levies, assessments, imposts, duties, licenses and registration fees and charges of any nature whatsoever, whether or not recorded, including interest, penalties and additions with respect thereto and any interest in respect of such additions or penalties, but excluding all transfer, conveyance, intangibles, mortgage transfer, and documentary stamp taxes payable in connection with the transactions contemplated by this Agreement.

Trade Fixtures: Shall mean fixtures, other than fixtures that are permanently affixed to or incorporated into building structures at the St. Andrew’s Facility.

Tenant: Shall mean ERB OPCO SAV LLC, a Delaware limited liability company, an affiliate of Seller.

Title Insurer:        The Title Insurer is as follows:

Stewart Title Guaranty Company

c/o Terrance Miklas

One Washington Mall - Suite 1400

Boston, MA 02108

O 617-933-2415 | M 617-293-8171 | F 617-727-8372

TMiklas@stewart.com

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Section 1.2           Additional Defined Terms. As used herein, the following terms shall have the meanings defined in the recitals or Section indicated below:

Agreed Upon Title Defects	Section 7.6(b)
Agreement	Preamble
Buyer	Preamble
Closing Date	Section 9.1
Earnest Money Deposit	Section 2.4
Escrow Agent	Preamble
Escrowed Funds	Section 2.6
Governmental Payor Program	Section 4.15
Holdback Escrow Agreement	Section 10.5
Holdback Escrow Funds	Section 10.5
Improvements	Section 2.1(a)
Indemnified Party	Section 10.4(a)
Indemnifying Party	Section 10.4(a)
Land	Section 2.1(a)
Lease Agreement	Section 9.5(b)
Management Agreement	Section 9.5(b)
Non-controlled Affiliates	Section 12.10
OFAC	Section 4.28
Patriot Act	Section 4.28
Permitted Buyer-Assignee	Section 12.5
Permitted Exception	Section 7.6(b)
Personal Property	Section 2.1(a)
Property	Section 2.1
Proration Date	Section 2.5(a)
Proration Schedule	Section 2.5(a)
Purchase Price	Section 2.3
Real Property	Section 2.1(a)
Required Cure Items	Section 7.6(b)
SEC	Section 6.6(c)
Seller	Preamble
Seller Non-Compete Area	Section 6.12(a)
Sentinel	Section 12.10
St. Andrew’s Facility	.Recital A
Tenant Licenses	Section 4.13(a)
Title Commitment	Section 7.6(a)
Title Defect	Section 7.6(b)
Title Notice	Section 7.6(b)
Transaction Costs	Section 9.4

ARTICLE II
PURCHASE AND SALE

Section 2.1           Property. Upon and subject to the terms and conditions provided herein, at Closing, Seller will sell, transfer, assign and convey to Buyer, and Buyer will purchase from Seller the following (collectively, the “Property”):

(a)          Real Property. All of Seller’s right, title, and interest in and to that certain parcel of real property consisting of land (“Land”) and all buildings, structures, fixtures and other improvements (“Improvements”) located thereon. The Land is more particularly described on Exhibit A attached to this Agreement. The Land and Improvements (collectively, the “Real Property”) shall be deemed to include all licenses, and all rights-of-way, beneficial easements and appurtenances related to the Real Property.

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(b)          Personal Property. All furniture, Trade Fixtures and equipment owned by Seller and listed on Schedule 2.1(b) (collectively, the “Personal Property”).

(c)           Records. True and complete copies of all the books, records, accounts, files, logs, ledgers, journals and architectural, mechanical and electrical plans and specifications pertaining to or used in the operation of the Property, however such data is stored.

(d)          Claims and Causes of Action. Rights in and to any claims or causes of action to the extent they are in the nature of enforcing a guaranty, warranty, or a contract obligation to complete improvements, make repairs, or deliver services to the Property.

(e)           Intellectual Property. Any and all rights of Seller, if any, with respect to the use of (a) all trade names, trademarks, service marks, copyrights, patents, jingles, slogans, symbols, logos, inventions, computer software, operating manuals, designs, drawings, plans and specifications, marketing brochures, the “St. Andrew’s Village” names, logos, symbols, trademarks and web sites, or other proprietary material, process, trade secret or trade right used by Seller or its Affiliates in the operation of the Property and (b) all registrations, applications and licenses for any of the foregoing.

Section 2.2            Assumption of Liabilities.

(a)           [Reserved].

(b)           Buyer is assuming no liabilities attributable to the operation or ownership of the Property which accrued or occurred on or prior to the Closing, all of which Seller shall pay, discharge and perform when due, but in no event later than thirty (30) days after Closing. Specifically, without limiting the foregoing, Buyer shall not assume (i) any claim, action, suit, or proceeding pending as of the Closing or any subsequent claim, action, suit, or proceeding arising out of or relating to any event occurring prior to Closing, with respect to the manner in which Seller conducted its businesses on or prior to the Closing, (ii) any liability for Taxes other than real property taxes from and after Closing, or (iii) any liability under any Resident Agreements or for Resident Deposits.

Section 2.3           Purchase Price. The purchase price for the Property shall be an amount equal to FORTY TWO MILLION FIVE HUNDRED THOUSAND AND NO/100 U.S. DOLLARS ($42,500,000.00), (the “Purchase Price”), plus or minus (whichever is applicable) the Adjustment Amount, and shall be paid by Buyer to Seller at Closing in cash via wire transfer of immediately available funds.

Prior to the expiration of the Due Diligence Period, Buyer and Seller shall agree upon an allocation of the Purchase Price for local, state and federal tax purposes; which allocation will specify the Purchase Price for the Property by Real Property and Personal Property. The agreed allocation will be attached to this Agreement in the form shown on Schedule 2.3.

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Section 2.4           Earnest Money Deposit. Buyer will, within five (5) days after the Effective Date deposit FIVE HUNDRED THOUSAND AND NO/100 U.S. DOLLARS ($500,000.00), and, within one (1) Business Day after the expiration of the Due Diligence Period so long as Buyer has not terminated this Agreement, an additional ONE MILLION AND NO/100 U.S. DOLLARS ($1,000,000.00), (the “Earnest Money Deposit”) with Escrow Agent. The Earnest Money Deposit will be refunded to Buyer if Buyer terminates this Agreement prior to the expiration of the Due Diligence Period as permitted under Section 11.1(a). After the expiration of the Due Diligence Period, the Earnest Money Deposit will be non-refundable to Buyer and will be paid to Seller if this Agreement is terminated for any reason other than Buyer’s termination of this Agreement under Section 11.1(b), Section 11.1(c), Section 11.1(e), Section 11.1(f), Section 11.1(g) or Section 11.2(a)(i). Upon Closing, the Earnest Money Deposit shall be applied to the Purchase Price.

Section 2.5           Adjustment of Purchase Price.

(a)          All real property taxes in connection with the Property shall be prorated on a daily basis between Seller and Buyer as of 11:59 p.m., on the date (the “Proration Date”) immediately preceding the Closing. Such taxes to be prorated shall include: Real property taxes, which for the fiscal year 2014 shall be pro-rated based upon the actual year fiscal 2014 tax amounts, if available, and if not, available, then upon the actual assessed value for fiscal year 2014, but to the extent the actual assessed value for fiscal year 2014 is unavailable, the actual assessed value for fiscal year 2013 and applying either (a) the fiscal year 2014 tax rate if known, or (b) to the extent the fiscal year 2014 tax rate is unavailable, the fiscal year 2013 tax rate. Should actual taxes for the current year vary from estimated taxes, each party shall have the right to demand and receive from the other a re-proration of taxes and reimbursement for the prorated amount or variation thereof.

Buyer and Seller shall prepare a proposed schedule (the “Proration Schedule”) prior to Closing that shall include the real property tax items listed above with regard to the Property. Seller and Buyer will use all reasonable efforts to finalize and agree upon the Proration Schedule at least two (2) Business Days prior to Closing.

(b)          This Section 2.5 shall survive the Closing.

Section 2.6           Escrow Agent.

(a)          By its execution and delivery of this Agreement, Escrow Agent agrees to be bound by the terms and conditions in Section 2.4 of this Agreement to the extent applicable to its duties, liabilities and obligations as “Escrow Agent.” Escrow Agent shall hold and dispose of the funds deposited with the Escrow Agent pursuant to this Agreement (“Escrowed Funds”) in accordance with the terms of this Agreement and the Holdback Escrow Agreement. Escrow Agent shall incur no liability in connection with the safekeeping or disposition of the Escrowed Funds for any reason other than Escrow Agent’s breach of contract, willful misconduct or gross negligence. Escrow Agent shall be reimbursed by Buyer and Seller, jointly and severally, for all out-of-pocket costs and expenses incurred in connection with its obligations hereunder. If Escrow Agent is in doubt as to its duties or obligations with regard to the Escrowed Funds, or if the Escrow Agent receives conflicting instructions from Buyer and Seller with respect to the Escrowed Funds, the Escrow Agent shall not be required to disburse the Escrowed Funds and may, at its option, continue to hold the Escrowed Funds until both Buyer and Seller agree as to their disposition, or until a final judgment is entered by a court of competent jurisdiction directing their disposition, or the Escrow Agent may interplead the Escrowed Funds in accordance with the laws of the State of Colorado. Escrow Agent shall not be responsible for the preservation of principal or any interest on the Escrowed Funds except as is actually earned, or for the loss of any interest or principal resulting from the withdrawal of the Escrowed Funds prior to the date interest is posted thereon.

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(b)          The Escrow Agent may resign upon thirty (30) days’ prior written notice to the Seller and Buyer. If a successor escrow agent is not appointed by the Seller and Buyer within this thirty (30) day period, the Escrow Agent may, but shall have no duty to, petition a court of competent jurisdiction to name a successor. If no successor escrow agent is appointed within thirty (30) days after such written notice, the Escrow Agent may withhold performance by it pursuant to Section 2.6(a) until such time as a successor escrow agent is appointed and, at such time, the Escrow Agent shall deliver the Escrowed Funds or other documents, instruments or items, if any, delivered to the Escrow Agent hereunder to any such successor escrow agent; provided, however, the Escrow Agent shall act in accordance with any joint written instructions from the Seller and Buyer.

(c)          The Escrow Agent may be removed, with or without cause, by the Buyer and Seller acting jointly at any time by providing written notice to the Escrow Agent.

(d)          This Section 2.6 shall survive the Closing or the expiration or any termination of this Agreement.

ARTICLE III
DUE DILIGENCE PERIOD

Section 3.1           Due Diligence Period. During the Due Diligence Period, Buyer shall have the right to complete a non-invasive physical inspection of the Property as the Buyer deems appropriate to review and evaluate the Property, the nature and extent of the Property, and operations of the Property, and all rights and liabilities related thereto. In consideration of the execution of this Agreement, Seller agrees to cause to be provided to or made available to Buyer, at no cost to Buyer and without any representation or warranty (except as provided for herein), all items requested on the attached Exhibit B, via electronic mail submission or electronic data room, in an electronic format from which Buyer can generate an accurate and complete paper copy that is both legible and suitable for inspection and review. Buyer may request that other items be provided by Seller in addition to those specifically listed in Exhibit B, which items shall be mutually agreed upon by the Buyer and Seller in their reasonable discretion. During the Due Diligence Period, Buyer shall have reasonable access to the Property at all reasonable times during normal business hours for the purpose of conducting reasonably necessary tests, including, without limitation, surveys and architectural, engineering, geotechnical and environmental inspections and tests, provided that, when practicable, (a) Buyer will give Seller prior notice of any such inspection or test and (b) all such tests shall be conducted by Buyer in compliance with Buyer’s responsibilities set forth in Section 3.2 below. Buyer may contact and file permit applications with any governmental authorities required to obtain the permits and approvals described in Section 6.14 hereof. Seller shall cooperate with Buyer’s due diligence during normal business hours so long as Buyer gives at least twenty-four (24) hours’ notice to Seller, conducts such due diligence during normal business hours and is not disruptive to the operation of Seller’s business at the Property. At the election of Seller, a representative of Seller shall be present during any entry by Buyer or its representatives upon the Property for conducting any tests or inspections.

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Section 3.2           Buyer’s Responsibilities. In conducting any inspections, investigations or tests of the Property, Buyer shall (i) not unreasonably disturb the tenants or interfere with their use of the Property; (ii) not materially or unreasonably interfere with the operation and maintenance of the Property; (iii) not materially damage any part of the Property or any personal property owned or held by any tenant or any third party; (iv) not injure or otherwise cause bodily harm to Seller or its agents, guests, invitees, contractors and employees or any tenants or their guests or invitees; (v) comply in all material respects with all Applicable Laws; and (vi) not permit any Liens to attach to the Property by reason of the exercise of its rights hereunder. Buyer agrees to indemnify and save and hold Seller harmless from and against any and all claims, suits, liabilities, costs, and expenses incurred or sustained by Seller arising from or in connection with the inspection of the Property by Buyer and its employees, agents, engineers, consultants, contractors, and representatives; provided, however, the foregoing shall exclude any claims, suits, liabilities, costs, and expenses incurred or sustained by Seller arising from the negligence or willful misconduct of Seller or its representatives or from any pre-existing conditions not intentionally exacerbated by Buyer. Prior to entering the Property for purposes of conducting any inspections, tests, or investigations, Buyer shall furnish Seller a certificate of insurance issued by an insurance company licensed to transact business in the State of Colorado evidencing the existence of a policy of commercial general liability insurance and, if necessary, commercial umbrella insurance, insuring Seller and Buyer against any and all liability for injury to or death of a person or persons, or damage to property, occasioned by or arising out of or in connection with Buyer’s and such other person’s entry onto the Property, the combined limited of such policies to be in an amount not less than $1,000,000 each occurrence and $2,000,000 in the aggregate. In the event that any hazardous substance (as defined in Section 4.10) is encountered during the course of any inspections, tests, or investigations conducted by Buyer or its representatives, then Buyer shall promptly notify Seller and shall discontinue any further inspections, tests, or investigations for the presence of hazardous substances pending further discussions with Seller, and in such event, Buyer’s Due Diligence Period shall be extended by the number of days that Buyer was required to discontinue further inspections, tests, or investigations for the presence of hazardous substances. The provisions of this Section 3.2 shall survive the Closing or the termination of this Agreement pursuant to any provision hereof. In the event that the Property is disturbed or altered in any way as a result of Buyer’s activities under this Section 3.2, then Buyer shall promptly restore such disturbed or altered areas of the Property to their conditions existing prior to the commencement of such activities which disturbed or altered the Property.

Section 3.3           Continuing Diligence and Inspection Rights. Following the expiration of the Due Diligence Period, and prior to the Closing or any earlier termination of this Agreement, at reasonable times and upon reasonable notice, Buyer or Buyer’s agent(s), consultants, or other retained professionals shall have the right, at Buyer’s expense, to perform or complete such further inspections and assessments of the Property as Buyer deems necessary or desirable to comply with Buyer’s internal requirements or the requirements of Buyer’s lenders, investors, or members, including, without limitation, further inspection of environmental and structural aspects, assessments of the compliance of the Property with all Applicable Laws, and customary pre-closing walk-throughs. Notwithstanding the foregoing, all such inspections and assessments by Buyer shall be subject to the terms and conditions of Section 3.2 above and shall not extend Buyer’s rights to terminate this Agreement pursuant to Section 11.1(a) hereof.

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ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer as of the Effective Date and, except to the extent that Seller shall have provided written notice to Buyer of a matter contemplated by Section 6.2(i), as of the Closing as follows:

Section 4.1           Organization; Good Standing. Seller is a validly existing limited liability company and in good standing under the laws of the State of Delaware, with all requisite company power and authority to carry on its business in the manner and in the location in which such business has been and is now being conducted, to execute and deliver this Agreement, and to perform its obligations hereunder. Seller has the full right, power and authority and has obtained any and all consents required to enter into this Agreement, the other Documents, and to consummate or cause to be consummated the transactions contemplated hereby and thereby.

Section 4.2           Consent of Third Parties. Except as otherwise set forth on Schedule 4.2, no consent or approval of any third party is required as a condition to the entering into, performance or delivery of this Agreement and the other Documents by Seller other than such consent or approval as has been previously obtained.

Section 4.3           Authority; Enforceability. The execution and delivery of this Agreement and the other Documents have been duly authorized by Seller, and this Agreement and the other Documents each constitute the valid and binding obligation and agreement of Seller, enforceable against Seller in accordance with its terms.

Section 4.4           Absence of Conflicts. Subject to obtaining the consents and approvals described on Schedule 4.2, neither the execution, delivery or performance of this Agreement and the other Documents will (i) conflict with or result in any breach of any of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in a violation of, or (iv) give any third party the right to modify, terminate, or accelerate any obligation under, the provisions of the articles of organization or operating agreement of Seller and/or its Affiliates, any indenture, mortgage, lease, loan agreement or other agreement or instrument to which Seller and/or its Affiliates are bound or affected, or any Applicable Law.

Section 4.5           No Judgments. Except as set forth on Schedule 4.5, there are no judgments presently outstanding and unsatisfied against the Property, Seller, or any of Seller’s assets.

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Section 4.6          No Governmental Approvals. Except as set forth on Schedule 4.6, no order, permission, consent, approval, license, authorization, registration or validation of, or filing with, or exemption by, any governmental agency, commission, board or public authority is required to authorize, or is required in connection with the execution, delivery and performance by Seller of this Agreement and the other Documents or the taking of any action contemplated by this Agreement and the other Documents, which has not been obtained.

Section 4.7           Insurance. Schedule 4.7 sets forth an accurate summary of all general liability, fire, theft, professional liability and other insurance maintained by Seller with respect to the Property, currently and since May 2012. Seller has not taken any action or failed to act in a manner, including, without limitation, the failure of Seller to give any notice or information, which would limit or impair the rights of Seller under such insurance policies. Seller shall provide Buyer with current property loss runs within fifteen (15) days after the end of each calendar month from the Effective Date until the Closing. Prior to the Closing, Seller will promptly notify Buyer of any potential losses or claims that may be covered by the insurance.

Section 4.8           Litigation. Except as set forth on Schedule 4.8, there is no pending or, to Seller’s Knowledge, considered or threatened in writing any judgment, litigation, proceeding, investigation or inquiry (by any person, governmental or quasi-governmental agency or authority or otherwise) to which Seller or the Property is a party, including without limitation, litigation brought by Seller against any third party.

Section 4.9           Compliance with Laws. Except as provided on Schedule 4.9, to Seller’s Knowledge, the Property has been constructed and has been and is presently used and operated in material compliance with any Applicable Laws governing the use of the Property. Seller has not received notice of any such violation of any Applicable Laws governing the use of the Property or any part thereof.

Section 4.10         Environmental Matters. Neither Seller nor, to Seller’s Knowledge, Tenant has generated, stored or disposed of any hazardous substance at or on the Property in violation of any Applicable Laws, and, except as set forth in Schedule 4.10, Seller has no Knowledge of any previous or present generation, storage, disposal or existence of any hazardous substance at or on the Property other than in accordance with all Applicable Laws. The term “hazardous substance” shall mean “hazardous waste,” “toxic substances,” “petroleum products,” “pollutants,” or other similar or related terms as defined or used from time to time in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”) (42 U.S.C. §§ 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. § 6921, et seq.), similar state laws, and regulations (the “Environmental Laws”) adopted thereunder. Seller has not received any notice letter under any Environmental Law or any notice or claim, and there is no investigation pending, contemplated, or to Seller’s Knowledge threatened, to the effect that Seller is or may be liable for or as a result of the release or threatened release of hazardous substance into the environment or for the suspected unlawful presence of any hazardous waste on the Property.

Section 4.11         Assessments. Except as described in the Title Commitment, there are no special or other assessments for public improvements or otherwise now affecting the Property, now pending or, to Seller’s Knowledge, threatened special assessments affecting the Property.

Section 4.12         [Intentionally Deleted].

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Section 4.13         Licenses.

(a)          Tenant holds all material licenses that are necessary for the lawful operation of the St. Andrew’s Facility as a senior living facility, including independent living, assisted living and skilled nursing facilities, as currently operated by the Tenant (collectively, the “Tenant Licenses”). The Tenant Licenses are valid and no material violations exist with respect to such Tenant Licenses.

(b)          Since Seller’s acquisition of the Property, St. Andrew’s Facility is not and has not been subject to the provisions of 12-31-101, et seq., Colorado Revised Statutes, and neither Seller, Tenant nor Existing Manager has entered into “Life care contracts” (as that term is defined by 12-13-101(6), Colorado Revised Statutes) with residents of St. Andrew’s Facility.

Section 4.14         Resident Agreements. Except as otherwise noted on Schedule 4.14, the rent roll attached hereto as Exhibit G (the “Rent Roll”) is true and complete in all material respects. To Seller’s Knowledge, Tenant is not in material default under any of its material obligations under any Resident Agreement or any lease, and except as set forth on the Rent Roll, to Seller’s Knowledge, there is no material default on the part of any other party thereto. To Seller’s Knowledge, all of the Resident Agreements identified on the Rent Roll are currently in full force and effect as of the date of the Rent Roll. To Seller’s knowledge, all Resident Agreements are in material compliance with all Applicable Laws and the Resident Agreements (or any ancillary agreement related thereto) do not constitute, and have never constituted, “Life care contracts” (as that term is defined by 12-13-101(6), Colorado Revised Statutes).

Section 4.15        Medicare; Medicaid. Except as set forth in this Section 4.15 and on Schedule 4.15, no material portion of the income from any Property is attributable to Medicare, Medicaid or any public or private third-party payor or other program, except for certain payment from private insurers pursuant to long-term care policies.

(a)          Tenant is receiving payment under Titles XVIII and XIX of the Social Security Act and is certified for participation in those governmental payor programs (“Governmental Payor Programs”), including but not limited to the Medicare programs, and is a party to valid participation agreements for payment by the Governmental Payor Programs, which agreements are in full force and effect. Without limiting the generality of the foregoing, the facilities, equipment, staffing and operations of Tenant satisfy all material conditions of participation in the Governmental Payor Programs. Tenant has not received notice of pending, threatened or possible investigation by, or loss of participation in, any Governmental Payor Programs, and there is no basis for any such notice.

(b)          There are no pending or threatened material claims (including potential penalties) by any of such Governmental Payor Programs against Tenant, and Tenant has not been subject to loss of waiver of liability for utilization review denials with respect to any such Governmental Payor Programs since May 2012.

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(c)          All billing practices of Tenant with respect to Governmental Payor Programs and private insurance companies have been in material compliance with Applicable Laws, and Tenant has not billed or received any payment or reimbursement in excess of amounts allowed by Applicable Laws.

(d)          Tenant has not, in material violation of the requirements of any Government Payor Program, (i) offered or paid any remuneration, in cash or in kind, to, or made any financial arrangements with, any past, present or potential customers, past or present suppliers, patients, medical staff members, contractors or third-party payors of Tenant in order to obtain business or payments from such persons other than in the ordinary course of business; (ii) given or agreed to give, or is aware that there has been made or that there is any agreement to make, any gift or gratuitous payment of any kind, nature or description (whether in money, property or services) to any customer or potential customer, supplier or potential supplier, contractor, third party-payor or any other person other than in connection with promotional or entertainment activities in the ordinary course of business; (iii) made or agreed to make, or is aware that there has been made or that there is any agreement to make, any contribution, payment or gift of funds or property to, or for the private use of, any governmental official, employee or agent where either the contribution, payment or gift or the purpose of such contribution, payment or gift is or was illegal under Applicable Laws; (iv) established or maintained any unrecorded fund or asset for any purpose or made any misleading, false or artificial entries on any of its books or records for any reason; or (v) made, or agreed to make, or is aware that there has been made or that there is any agreement to make, any payment to any person with the intention or understanding that any part of such payment would be used for any purpose other than that described in the documents supporting such payment.

(e)           Neither Tenant nor any partner, member, director, officer or employee thereof, is in material violation of the requirements of any Government Payor Program as a result of being a party to any contract, lease agreement or other arrangement (including any joint venture or consulting agreement) with any physician, health care facility, hospital, nursing facility, home health agency or other person who is in a position to make or influence referrals to or otherwise generate business for Tenant or Seller, or otherwise influence the affairs of Tenant or Seller, to provide services, lease space, lease equipment or engage in any other venture or activity that is prohibited by law or that did not provide commercially reasonable terms with fair market value consideration for the goods, property, services or use of money provided, exchanged or acquired thereunder at the time entered into.

Section 4.16         Condemnation. Seller has not received any written notice of any pending or contemplated condemnation, eminent domain or similar proceeding, with respect to all or any portion of the Property.

Section 4.17          Condition of Property.

(a)           Personal Property. Except as described on Schedule 4.17, to Seller’s Knowledge: (i) the Personal Property constitutes all of the furniture, Trade Fixtures and equipment used or required for the operation of the Property as currently operated, and (ii) all of the Personal Property is, in all material respects, in good condition, working order and repair (ordinary wear and tear excepted).

Section 4.18          [Intentionally Deleted].

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Section 4.19         [Intentionally Deleted].

Section 4.20         [Intentionally Deleted].

Section 4.21         [Intentionally Deleted].

Section 4.22         FIRPTA. Seller is not a “foreign person” within the meaning of Section 1445 of the Code and the Regulations issued thereunder.

Section 4.23         Interests; Title. Except as described on Schedule 4.23, Seller owns one hundred percent (100%) of the ownership interest in the Property, free and clear of all Liens except Permitted Exceptions and Permitted Liens. There are no outstanding options or other rights to purchase or otherwise acquire any ownership interest in the Property.

Section 4.24         Title Encumbrances. Except as described on Schedule 4.24, to Seller’s Knowledge, neither Seller nor Tenant, is in default under any of their material obligations under any recorded agreement, easement or instrument encumbering title to the Property, and Seller has no Knowledge of any material default on the part of any other party thereto.

Section 4.25         Affordable Housing Units. Except as described on Schedule 4.25, no bedroom or unit in the Property is leased or reserved for lease as an affordable housing unit or for low- or moderate-income residents. Except as described on Schedule 4.25, the Property is not required to lease or reserve any unit or bedroom as an affordable housing unit or bedroom or for low-income or moderate-income residents pursuant to a presently existing agreement or Applicable Law.

Section 4.26         [Intentionally Deleted].

Section 4.27         Loans. Except as otherwise described on Schedule 4.27, there are no loans secured by the Property.

Section 4.28         Patriot Act Compliance. To the extent applicable to Seller, Seller has complied in all material respects with the International Money Laundering Abatement and Anti Terrorist Financing Act of 2001, which comprises Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “Patriot Act”) and the regulations promulgated thereunder, and the rules and regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), to the extent such laws are applicable to Seller. Seller is not included on the List of Specially Designated Nationals and Blocked Persons maintained by the OFAC, nor is it a resident in, or organized or chartered under the laws of, (A) a jurisdiction that has been designated by the U.S. Secretary of the Treasury under Section 311 or 312 of the Patriot Act as warranting special measures due to money laundering concerns or (B) any foreign country that has been designated as non-cooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur.

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Section 4.29         Broker’s or Finder’s Fees. Except as provided on Schedule 4.29, no agent, broker, investment banker or other person or firm acting on behalf of or under the authority of Seller or any Affiliate of Seller is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee, directly or indirectly, in connection with the transactions contemplated by this Agreement. This Section 4.29 shall survive the Closing or the expiration or any termination of this Agreement.

Section 4.30         Insolvency. Seller has not (i) commenced a voluntary case or had entered against them a petition for relief under any Applicable Law relative to bankruptcy, insolvency, or other relief for debtors, (ii) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator, or similar official in any federal, state or foreign judicial or non-judicial proceeding to hold, administer, and/or liquidate all or substantially all of their respective assets, (iii) had filed against them any involuntary petition seeking relief under any Applicable Law relative to bankruptcy, insolvency, or other relief to debtors which involuntary petition is not dismissed within sixty (60) days, or (iv) made a general assignment for the benefit of creditors.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller as of the Effective Date and as of the Closing as follows:

Section 5.1           Organization and Good Standing. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has all requisite corporate power and authority to own, operate, and lease the Property and carry on its business in the manner and in the location in which such business has been and is now being conducted, to execute and deliver this Agreement and the other Documents, and to perform its obligations hereunder and thereunder.

Section 5.2           Authorization and Binding Effect of Documents. The execution and delivery of this Agreement and the other Documents have been duly authorized by Buyer, and this Agreement and the other Documents constitute the valid and binding obligation and agreement of Buyer, enforceable in accordance with its terms.

Section 5.3           Absence of Conflicts. Neither the execution and delivery of this Agreement and the other Documents, nor compliance with the terms and provisions hereof and thereof, will (i) conflict with or result in any breach of any of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in a violation of, or (iv) give any third party the right to modify, terminate, or accelerate any obligation under, the provisions of the articles of organization or operating agreement of Buyer and/or its Affiliates, any indenture, mortgage, lease, loan agreement or other agreement or instrument to which Buyer and/or its Affiliates is bound or affected, or any Applicable Law to which Buyer and/or its Affiliates is subject.

Section 5.4           Consents. The execution, delivery and performance by Buyer and/or its Affiliates of this Agreement and the other Documents, and consummation by Buyer and/or its Affiliates of the transactions contemplated hereby and thereby, do not and will not require the authorization, consent, approval, exemption, clearance or other action by or notice or declaration to, or filing with, any court or administrative or other governmental body, or the consent, waiver or approval of any other person or entity.

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Section 5.5           Patriot Act Compliance. To the extent applicable to Buyer, Buyer has complied in all material respects with the Patriot Act and the regulations promulgated thereunder, and the rules and regulations administered by OFAC, to the extent such laws are applicable to Buyer. Buyer is not included on the List of Specially Designated Nationals and Blocked Persons maintained by the OFAC, nor is it a resident in, or organized or chartered under the laws of, (A) a jurisdiction that has been designated by the U.S. Secretary of the Treasury under Section 311 or 312 of the Patriot Act as warranting special measures due to money laundering concerns or (B) any foreign country that has been designated as non-cooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur.

Section 5.6           Broker’s or Finder’s Fees. No agent, broker, investment banker, or other person or firm acting on behalf of Buyer or any of its Affiliates or under its authority, is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee, directly or indirectly, in connection with the transactions contemplated by this Agreement. This Section 5.6 shall survive the Closing or the expiration or any termination of this Agreement.

Section 5.7           Litigation. There is no pending or, to Buyer’s knowledge, considered or threatened judgment, litigation, proceeding, investigation, or inquiry (by any person, governmental or quasi-governmental agency or authority, or otherwise) to which Buyer is a party or to which any property of Buyer is subject that would be reasonably likely to have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated hereby.

Section 5.8           New Debt. The Closing will not be conditioned upon the sourcing and placement of any new debt by Buyer.

ARTICLE VI
OTHER COVENANTS

Section 6.1           Conduct of Business Prior to the Closing. Seller covenants and agrees that from the Effective Date through the Closing, unless Buyer otherwise consents in writing, Seller and its Affiliates shall:

(a)          Operate the Property in the ordinary course of business, including, without limitation (i) incurring expenses consistent with the past practices, (ii) using commercially reasonable efforts to preserve the Property’s present business operations, organization and goodwill and its relationships with residents, customers, employees, advertisers, suppliers and other contractors and (iii) maintaining the licenses (including, but not limited to the Tenant Licenses) listed on Exhibit E.

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(b)          Operate the Property and otherwise conduct business in accordance with the terms or conditions of the licenses (including, but not limited to the Tenant Licenses) listed on Exhibit E, in all material respects, all Applicable Laws having jurisdiction over any aspect of the operation of the Property and all applicable insurance requirements.

(c)          Maintain the books and records for the Property consistent with past practices.

(d)          Take commercially reasonable efforts to maintain the Personal Property currently in use in reasonably good operating condition and repair, except for ordinary wear and tear, in a manner consistent with past practices.

(e)           Not sell, lease, grant any rights in or to or otherwise dispose of, or agree to sell, lease or otherwise dispose of, the Property in whole or in part, except to residents of the facility in the ordinary course of business.

(f)           Perform all covenants, terms, and conditions and make all payments in a timely fashion, under any loans listed on Schedule 4.27.

(g)          Subject to Section 12.16 below, not make any individual alterations or improvements (or series of related alterations or improvements) to the Property or make any capital expenditure with respect to the Property in excess of ONE HUNDRED THOUSAND AND NO/100 U.S. DOLLARS ($100,000.00) other than those that are required by Applicable Law or that are necessary to preserve the coverage under or comply with the terms of any insurance policy with respect to the Property.

(h)           Not enter into any agreement which calls for annual payments in excess of FIFTEEN THOUSAND AND NO/100 U.S. DOLLARS ($15,000.00) or for a term in excess of one year, unless such agreement can be terminated upon not more than sixty (60) days prior written notice without the payment of any termination fee or penalty payment.

(i)            Provide the Buyer with a current Rent Roll on the fifth day of each month.

(j)            Maintain and cause to be maintained in full force and effect the existing insurance on the Property and the operations of St. Andrew’s Facility and shall provide, upon request by Buyer, evidence satisfactory to Buyer that such insurance continues to be in effect and that all premiums due have been paid.

Section 6.2           Notification of Certain Matters. Seller shall give prompt written notice(within two (2) Business Days) to Buyer, and Buyer shall give prompt written notice to Seller (each, a “Notice Letter”), of (i) the occurrence, or failure to occur, of any event that would be likely to cause any of its respective representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect at any time from the Effective Date to the Closing, and (ii) any failure to comply with or satisfy, in any material respect, any covenant, condition, or agreement to be complied with or satisfied under this Agreement. Upon receipt of a Notice Letter by Buyer pursuant to this Section 6.2, Buyer shall be entitled to terminate this Agreement by providing written notice to Seller and Escrow Agent within ten (10) days after receipt of the Notice Letter. In the event this Agreement is terminated pursuant to this Section 6.2, the Earnest Money Deposit shall be refunded to Buyer, whereupon, except as provided for herein, this Agreement and all rights and obligations of the parties hereunder shall be null and void. If the Closing still occurs after Buyer’s receipt of the Notice Letter, then Buyer shall be deemed to have waived any claim hereunder with respect to the matter discussed in such Notice Letter. If, prior to Closing, either Buyer or Seller obtains Knowledge of any matter that causes the representations or warranties of the other party contained in this Agreement to be untrue or inaccurate in any material respect, such party shall promptly notify the other party thereof in writing.

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Section 6.3           Title; Additional Documents. At the Closing, Seller shall transfer and convey to Buyer good and indefeasible fee simple title to the Property, free and clear of any Liens except Permitted Exceptions and Permitted Liens. At the Closing, all warranties and guaranties, to the extent in existence and assignable or transferable, relating to the Property shall be transferred by Seller to, and shall be held and owned by, Buyer.

Section 6.4           [Intentionally Deleted].

Section 6.5           Inspection and Access. Seller shall, commencing on the Effective Date of this Agreement, open the assets, books, accounting records, correspondence and files of Seller (to the extent related to the operation of the Property) for examination by Buyer, its officers, attorneys, accountants and agents, with the right to make copies of such books, records and files or extracts therefrom. Such access will be available to Buyer during normal business hours, upon reasonable prior notice (to be not less than twenty-four hours), in such manner as will not unreasonably interfere with the conduct of the business of the Property. Seller will make available to Buyer such additional data and other available information regarding the Property as Buyer may reasonably request.

Section 6.6           Confidentiality.

(a)          Confidential Information. Any and all nonpublic information, documents, and instruments delivered to Buyer by Seller or its agents or Affiliates and any and all nonpublic information, documents, and instruments delivered to Seller by Buyer or its agents or Affiliates, including, without limitation, this Agreement, the Documents and all agreements referenced herein, are of a confidential and proprietary nature. Buyer and Seller agree that prior to Closing, each will maintain the confidentiality of all such confidential information, documents or instruments delivered to each by the other party or its agents in connection with the negotiation of, or in compliance with, this Agreement, and only disclose such information, documents, and instruments to their duly authorized officers, directors, attorneys, accountants, consultants, other advisers, representatives and agents, or as otherwise required by Applicable Law. Buyer and Seller further agree that if the transactions contemplated hereby are not consummated and this Agreement is terminated, each will return all such documents and instruments and all copies thereof in their possession to the other party. Upon Seller’s request, Buyer shall certify in writing that it has fully complied with this Section 6.6(a). This Section 6.6(a) shall only survive Closing as to Seller (and not Buyer) but shall survive as to both Seller and Buyer in the event this Agreement is terminated prior to Closing.

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(b)          Confidentiality of Agreement. Seller and Buyer will not disclose the terms or existence of this Agreement to any third party without the prior written consent of the other party or its agents, except that Seller and Buyer may disclose such terms to their respective attorneys, accountants, consultants, engineers, other advisers, members, shareholders, lenders, the Buyer’s potential investors or lenders, and as required by Applicable Law without such prior written consent. This Section 6.6(b) shall survive Closing and shall survive in the event this Agreement is terminated prior to Closing with respect to Seller.

(c)          Permitted Uses of Information. Notwithstanding the forgoing, nothing in this Section 6.6 shall prevent the Buyer from making any disclosure regarding this Agreement to the Securities and Exchange Commission (the “SEC”) necessary to comply with any reporting, disclosure, or filing requirements imposed upon the Buyer by the SEC.

(d)          Irreparable Harm. Seller and Buyer recognize that any breach of this Section 6.6 would result in irreparable harm to the other party; therefore, Seller or the Buyer shall be entitled to an injunction to prohibit any such breach or anticipated breach, without the necessity of proving actual damages or posting a bond, cash or otherwise, in addition to all of other legal and equitable remedies.

Section 6.7          Publicity. Seller and Buyer agree that no public release or announcement concerning the transactions contemplated hereby shall be issued by any party without the prior written consent of the other party, except as required by Applicable Law.

Section 6.8           Commercially Reasonable Efforts. Subject to the terms and conditions of this Agreement, each party will use its commercially reasonable efforts to satisfy any condition for which such party is responsible hereunder and to consummate and make effective as soon as practicable the transactions contemplated by this Agreement.

Section 6.9           [Intentionally Deleted].

Section 6.10         [Intentionally Deleted].

Section 6.11         [Intentionally Deleted].

Section 6.12         Noncompetition.

(a)          After the Closing, Seller and Seller’s Affiliates shall not directly or indirectly (unless acting in accordance with Buyer’s written consent) own, manage, operate, finance or participate in the ownership, management, operation or financing of, or permit its name to be used by or in connection with, any competitive business or enterprise located within a seven (7) mile radius of the Real Property (the “Seller Non-Compete Area”) for a period of two (2) years after the Closing.

(b)          Intentionally Deleted]

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(c)          Notwithstanding the foregoing, the non-compete restrictions set forth in this Section 6.12 shall not apply to (i) any direct or indirect investment in, or the manager or operation of, any post-acute care facility or any other facility that is not a competitive business or enterprise, (ii) any competitive business or enterprise acquired directly or indirectly by Seller or its Affiliates as part of a single acquisition of at least five (5) senior living facilities and no more than one (1) facility is a competitive business or enterprise located within the Seller Non-Compete Area, (iii) any interest acquired in one or more pools of mortgages (including any servicing or similar rights therein) notwithstanding that one or more of such mortgages may be secured by one or more competitive business or enterprise’s that are otherwise subject to the non-compete restrictions of this Section 6.12 and any interest in a competitive business or enterprise otherwise that is acquired as a result of a default under or with regard to any of such mortgages (i.e. foreclosure or deed in lieu thereof), (iv) any properties currently under management and/or ownership by Seller or its Affiliates, a list of which are more particularly set forth on Schedule 6.12, (v) any non-controlling equity or debt interests acquired or held in any publicly traded company, (vi) any investment made by RSF Partners, Inc. in Veritas Management, LLC and any properties or facilities owned or acquired directly or indirectly by Veritas Management, LLC, or (ix) any investment or management opportunity with respect to which Buyer, in its sole discretion, elects to waive the conflict in writing.

(d)          For purposes of this Section 6.12, the term “competitive business or enterprise” shall mean a continuing care retirement community, an independent living facility, an assisted living facility, or a memory care facility.

(e)          The Parties agree that any breach of this Section 6.12 will cause irreparable damage to the Buyer and that in the in the event of such breach, the prevailing party in any such enforcement action shall be entitled, in addition to monetary damages and to any other remedies available to the prevailing party under this Agreement and at law, to equitable relief, including injunctive relief, and to payment of all costs incurred by the prevailing party in enforcing or defending the provisions of this Section 6.12, including reasonable attorneys’ fees.

(f)          This Section 6.12 shall survive Closing.

Section 6.13         Exclusivity. From and after the Effective Date to the Closing or termination of this Agreement according to the terms hereof, Seller shall not take any action, directly or indirectly, to encourage, initiate or engage or participate in discussions or negotiations with, or provide any information to, any party, other than Buyer, concerning a potential transaction involving the purchase and sale of the Property, the purchase and sale of all or substantially all of the ownership interest of Seller, or any transaction similar to the foregoing.

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Section 6.14         Certain Filings. Buyer shall use commercially reasonable efforts to make or obtain or cause to be made or obtained, and Seller shall (at Buyer’s sole expense) assist and cooperate therewith, and as promptly as practicable prior to the Closing Date, all approvals, permits, registrations, filings and notices appropriate under Applicable Laws relating to the transactions contemplated hereby; provided, however, that Buyer shall pay all costs associated with such filings, including, without limitation, the filing fees in connection therewith. Prior to the Closing Date, Buyer shall use reasonable efforts, and Seller shall (at Buyer’s sole expense) assist and cooperate therewith, to (a) respond at the earliest practicable date to any requests for additional information made by any governmental authority or agency with respect to all filings made under Applicable Laws, (b) take all actions necessary to cause the waiting periods for all filings made under Applicable Laws to terminate or expire at the earliest possible date, (c) take or cause to be taken all actions necessary to obtain any appropriate approvals of any governmental authorities or agencies and (d) resist in good faith, at its cost (including, at the sole discretion of Buyer, the institution or defense of litigation), any assertion that the transactions contemplated hereby constitute a violation of Applicable Laws, all to the end of expediting consummation of the transactions contemplated hereby. The parties shall promptly inform each other of any material communication from any governmental authority or agency regarding any of the transactions contemplated hereby and shall permit each other to review in advance any proposed communication to any governmental authority or agency, subject to Applicable Laws and provided that the parties shall not be required to provide to each other with any documents or other materials related to a party’s valuation of the transactions contemplated by this Agreement. Prior to the Closing Date, Buyer shall use reasonable efforts to consult with Seller, and Seller shall use reasonable efforts to consult with Buyer, prior to any meetings, by telephone or in person, with the staff of any governmental authority or agency regarding the transactions contemplated hereby, and to the extent practicable, each party may have a representative present at any such meeting. Prior to the Closing Date, Buyer shall not notify the residents of the transactions contemplated hereby.

Section 6.15         Condition of Property. Buyer acknowledges and agrees that, except as provided for herein, Buyer is acquiring the Property “AS IS, WHERE IS AND WITH ALL FAULTS” in the present condition of the Property, subject to reasonable use, wear and tear, casualty, and condemnation, as provided herein, between the Effective Date and the Closing and further agrees that, except as provided for herein, Seller shall not be liable to Buyer for any latent or patent defects in the Property. It is understood and agreed that, except as otherwise expressly set forth herein, Seller has not, at any time, made any warranties or representations of any kind or character, expressed or implied, with respect to the Property or Seller, including, but not limited to, any warranties or representations as to habitability, merchantability, fitness for a particular purposes, title, zoning, tax consequences, latent or patent physical or environmental condition, utilities, operating history or projections, valuations, governmental approvals, or the compliance of Seller with Applicable Laws.

ARTICLE VII
CONDITIONS PRECEDENT TO THE
OBLIGATION OF BUYER TO CLOSE

Buyer’s obligation to close pursuant to the terms of this Agreement is subject to the satisfaction, on or prior to the Closing, of each of the following conditions, unless waived by Buyer in writing:

Section 7.1           Accuracy of Representations and Warranties; Closing Certificate. Except for any changes permitted by the terms of this Agreement or consented to in writing by Buyer, each of the representations and warranties made by Seller in this Agreement or in any certificate delivered pursuant to Section 9.2 that is qualified as to knowledge or materiality shall be true and correct in all respects when made and shall be true and correct in all respects at and as of the Closing as though such representations and warranties were made or given on and as of the Closing, and each of such representations and warranties that is not qualified as to knowledge or materiality shall be true and correct when made and shall be true and correct in all material respects at and as of the Closing as though such representations and warranties were made or given on and as of the Closing. For purposes of determining whether the representations and warranties made by the Seller pursuant to this Agreement are true and correct at and as of the Closing, the Schedules and Exhibits shall be deemed to include only that information contained therein on the date such Schedules and Exhibits are acknowledged pursuant to Section 12.13, and any information disclosed to Buyer pursuant to Section 6.2 or otherwise. Notwithstanding the foregoing, Seller shall have the right to a reasonable adjournment of Closing not to exceed sixty (60) days in order to cure a breach of the representations and warranties set forth in Section 4.13.

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Section 7.2           Performance of Agreement. Seller and its Affiliates shall have performed in all material respects all of their covenants, agreements and obligations required by this Agreement to be performed or complied with by them prior to or upon the Closing.

Section 7.3           No Material Adverse Effect. No Material Adverse Effect shall have occurred with respect to the Property, which Material Adverse Effect cannot be cured by Seller within thirty (30) days of receipt of written notice from Buyer. Notwithstanding the foregoing, this Section 7.3 shall not apply to any condemnation, casualty, or other event or occurrence which would otherwise be subject to Section 12.16 or Section 12.17 hereof.

Section 7.4           Tail Insurance. Seller shall have obtained, and paid in full, tail coverage insurance for a two year period with respect to any claims related to the ownership of Property prior to Closing and the operations of St. Andrew’s Facility prior to the Closing. Seller and Buyer shall use reasonable efforts to agree upon the terms of such tail coverage insurance prior to the expiration of the Due Diligence Period.

Section 7.5           [Reserved].

Section 7.6           Title Insurance and Survey.

(a)          Within five (5) days after the execution of this Agreement, Buyer shall order commitments for owner’s policies of title insurance (the “Title Commitment”) issued by the Title Insurer covering fee simple title to the Real Property, in which the Title Insurer shall agree to insure, in such amount as Buyer deems adequate (but not to exceed the Purchase Price), merchantable title to such interests free from the Schedule B standard printed exceptions and all other exceptions except for (i) exceptions which, under applicable state rules and regulations, cannot be deleted or modified and (ii) Permitted Exceptions, with such endorsements as Buyer shall reasonably require and with insurance coverage over any “gap” period. Such Title Commitments shall have attached thereto complete, legible copies of all instruments noted as exceptions therein, and shall be delivered promptly to Buyer upon receipt by Seller. Buyer shall furnish Seller with a copy of the title commitment and attachments, and all subsequent revisions thereof, promptly upon receipt of same.

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(b)          If (i) any of the Title Commitments reflect any exceptions to title other than Permitted Liens which are not acceptable to Buyer in Buyer’s sole discretion, or (ii) the Survey below discloses anything not acceptable to Buyer in Buyer’s sole discretion, or (iii) at any time prior to the Closing, title to Seller’s interests in the Property is encumbered by any exception to title other than Permitted Liens, which was not on the initial Title Commitment for the Property and is not acceptable to Buyer in Buyer’s sole discretion (any such exception or unacceptable statement of fact being referred to herein as a “Title Defect”), then Buyer shall, on or before the earlier of fifteen (15) days before the end of the Due Diligence Period or ten (10) days following receipt of such Title Commitment, as the case may be, give Seller written notice of such Title Defect (the “Title Notice”). Such Title Notice shall include a copy of the relevant Title Commitment and copies of the exceptions. Any exception to title that is (x) disclosed in the Title Commitment, or (y) identified on a Survey, which, in either case, is not identified as a Title Defect in the Title Notice, shall be deemed to be a “Permitted Exception” for purposes of this Agreement. Seller shall, within ten (10) days after receipt of any such Title Notice, notify Buyer whether Seller will take the action necessary to remove the Title Defects. On or before the Closing, Seller shall provide Buyer with reasonable evidence of removal of the items it notifies Buyer that it will cure (the “Agreed Upon Title Defects”). Notwithstanding anything contained herein to the contrary, the following items (the “Required Cure Items”) must be cured prior to or at Closing (with Seller having the right to apply the portion of the Purchase Price allocated to either such party pursuant to Section 2.3 hereof, or a portion thereof, for such purpose): (w) all mechanics’, materialmen’s, repairmen’s, contractors’ or other similar Liens which encumber the Property as of the Effective Date created by, through or under Seller or which may be filed against the Property after the Effective Date created by, through or under Seller and on or prior to the Closing Date (with Seller having the right to cure such mechanics’, materialmen’s, repairmen’s, contractors’ or other similar Liens by bonding around the same), (x) all mortgages, security deeds, and other security instruments, (y) all past Taxes, and (z) all judgments which have attached to and become a lien against the Property by, through, or under Seller.

(c)          In the event (x) the Agreed Upon Title Defects specified are not cured on or before the Closing, (y) a Required Cure Item is not cured on or before the Closing, or (z) if Seller does not timely notify Buyer that Seller will remove Title Defects within the ten (10) days as specified above (in which case Buyer shall make its election pursuant to this subsection (c) prior to five (5) days following the date of such Title Notice), Buyer shall have the option to:

(i)          accept Seller’s interest in the Real Property subject to such Title Defect(s) or Required Cure Item(s), in which event such Title Defect(s) or Required Cure Item(s) shall become part of the Permitted Exceptions, and to close the transaction contemplated hereby in accordance with the terms of this Agreement;

(ii)         pay up to $150,000.00 to cure any Agreed Upon Title Defects or any Required Cure Items and deduct any amount so paid from the Purchase Price;

(iii)        by giving Seller written notice of Buyer’s election, terminate this Agreement and receive a refund of the Earnest Money Deposit, in which event no party shall have any further rights or obligations to the other hereunder, except for such rights and obligations that, by the express terms hereof, survive any termination of this Agreement. If Buyer elects to proceed with the Closing without giving notice of its election of this option (ii), it will be deemed to have accepted such Title Defect(s) or Required Cure Item(s)as Permitted Exceptions.

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Notwithstanding the foregoing, nothing contained in this Section 7.6 shall limit the right of the Buyer to pursue any and all remedies provided in Section 11.2 of this Agreement as a result of Seller’s default.

(d)          Notwithstanding anything in this Agreement to the contrary, Seller covenants and agrees that at or prior to Closing, Seller shall (i) pay or cause to be paid in full and cause to be canceled and discharged or otherwise bond and discharge as liens against the Property all mechanics’, materialmen’s, repairmen’s, contractors’ or other similar Liens which encumber the Property as of the Effective Date created by, through or under Seller or which may be filed against the Property after the Effective Date created by, through or under Seller and on or prior to the Closing Date (ii) pay or cause to be paid in full all past due ad valorem taxes and assessments of any kind constituting a lien against the Property which are due and payable, and (iii) pay or cause to be paid in full, or cause to be canceled and discharged all security deeds or other security instruments encumbering the property and created by or through Seller, except to the extent Buyer otherwise assumes any of the obligations secured by such instruments, and all judgments which have attached to and become a lien against the Property by, through or under Seller. In the event Seller fails to cause such liens and encumbrances to be paid and canceled at or prior to Closing, Buyer shall be entitled to pay such amount to the holder thereof as may be required to pay and cancel same, and to credit the amount so paid against the Purchase Price allocated to the Buyer pursuant to Section 2.3 hereof. Notwithstanding the foregoing, nothing contained in this Section 7.6 shall limit the right of the Buyer to pursue any and all remedies provided in Section 11.2 of this Agreement as a result of Seller’s default.

(e)          At Closing, the Title Insurer shall be prepared to issue a title insurance policy in accordance with the Title Commitment, with all endorsements reasonably required by Buyer and with coverage over any “gap” period.

(f)          All Title Expenses shall be paid by the parties in accordance with Section 9.4 hereof. “Title Expenses” shall include all costs and expenses of obtaining the Survey and Title Commitment, together with any endorsements required by any lender financing the Buyer’s acquisition of the Property. “Title Expenses” shall exclude any costs and expenses incurred or required to be incurred to cure any Title Defects or Required Cure Items.

Section 7.7           Other Inspections. Prior to the Closing, at reasonable times and upon reasonable notice, Buyer or Buyer’s agent(s), consultants, or other retained professionals shall have the right, at Buyer’s expense, to perform or complete such inspections and assessments of the Property as Buyer deems necessary or desirable, including, without limitation, environmental and structural aspects, and assessments of the compliance of the Property with all Applicable Laws. Notwithstanding the foregoing, all such inspections and assessments by Buyer shall be subject to the terms and conditions of Section 3.2 above.

Section 7.8           Delivery of Closing Documents. Seller shall have delivered or caused to be delivered to Buyer on the Closing each of the Documents required to be delivered pursuant to Section 9.2.

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ARTICLE VIII
CONDITIONS PRECEDENT TO THE
OBLIGATION OF SELLER TO CLOSE

The obligation of the Seller to close pursuant to the terms of this Agreement is subject to the satisfaction, on or prior to the Closing, of each of the following conditions, unless waived by Seller in writing:

Section 8.1            Accuracy of Representations and Warranties. Each of the representations and warranties made by Buyer in this Agreement that is qualified as to knowledge or materiality shall be true and correct in all respects when made and shall be true and correct in all respects at and as of the Closing as though such representations and warranties were made or given on and as of the Closing, and each of such representations and warranties that is not qualified as to knowledge or materiality shall be true and correct when made and shall be true and correct in all material respects at and as of the Closing as though such representations and warranties were made or given on and as of the Closing.

Section 8.2            [Intentionally Deleted].

Section 8.3            Performance of Agreements. Buyer shall have performed in all material respects all of its covenants, agreements, and obligations required by this Agreement and each of the other Documents to be performed or complied with by it prior to or upon the Closing.

Section 8.4           Delivery of Closing Documents. Buyer shall have delivered or caused to be delivered to Seller on the Closing each of the Documents required to be delivered pursuant to Section 9.3.

ARTICLE IX
CLOSING

Section 9.1           Closing Date and Place. The Closing shall take place on the date which is the later to occur of (i) five (5) Business Days following the satisfaction of all conditions to Closing contained in ARTICLE VII and ARTICLE VIII, (ii) thirty (30) days after the expiration of the Due Diligence Period, or (iii) at such other date and time as may be expressly agreed upon in writing by the Buyer and Seller (the “Closing Date”) but in no event later than August 8, 2014, 2014. Notwithstanding the foregoing, Buyer and Seller agree to target a Closing Date of July 31, 2014. The Closing shall be accomplished by the Buyer and Seller depositing the Closing Documents into escrow with the Title Insurer and Buyer and Seller issuing their respective instructions to the Title Insurer without the need for attending in person unless the parties mutually agree otherwise.

Section 9.2           Deliveries of Seller. At the Closing, Seller shall deliver or cause to be delivered to Buyer the following, in each case in form and substance reasonably satisfactory to Buyer:

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(a)          A governmental certificate, dated as of a date as near as practicable to the Closing (but in no event more than five (5) days prior to the Closing), showing that Seller (i) is duly organized and in good standing in the state of organization of Seller, and (ii) is qualified to do business in the state in which the Property is located.

(b)          A certificate of the secretary (or the equivalent thereto if none) of Seller attesting as to the incumbency of each manager, officer, and authorized representative of Seller who executes this Agreement and any of the other Documents, certifying that resolutions and consents necessary for Seller to act in accordance with the terms of this Agreement have been adopted or obtained (with copies thereof attached) and to similar customary matters.

(c)          A warranty deed and a bill of sale (with general warranty of title) in the form of bill of sale as is annexed hereto as Exhibit C and other instruments of transfer and conveyance transferring the Property held or owned by Seller (or Seller’s Affiliates) to Buyer free of all Liens other than the Permitted Exceptions and Permitted Liens.

(d)          A certificate of non-foreign status under Section 1445 of the Code, complying with the requirements of the Income Tax Regulations promulgated pursuant to such Section.

(e)          A certificate that the conditions specified in Sections 7.1 and 7.2 are satisfied as of the Closing.

(f)          A true, correct and complete Rent Roll for the Property listing each resident as of the Closing, the unit, bed or room number of such resident, the amount of monthly fees to be paid by such resident, the amount of any Resident Deposit, the date of the Resident Agreement, and the expiration date of such Resident Agreement.

(g)          Copies of audited financial statements of Tenant for calendar year 2013 and the period beginning April 1, 2012 and ending December 31, 2012. Additionally, Seller shall provide Buyer, but without expense to Seller, with (a) an audit letter relating to Tenant in substantially the form as Exhibit F attached hereto and made a part hereof, and (b) copies of, or access to, such factual information as may be reasonably requested by Buyer or its designated accountants, and in the possession or control of Seller or Tenant, to enable Buyer to file any filings required by the SEC in connection with the purchase of the Property.

(h)          A Holdback Escrow Agreement in accordance with Section 10.5, in the form attached hereto as Exhibit D, duly executed by Seller.

(i)          Such additional information, materials, affidavits and certificates as Buyer shall reasonably request to evidence the satisfaction of the conditions to Seller’s obligations hereunder, including without limitation, evidence that all consents and approvals required as a condition to Buyer’s obligation to close hereunder have been obtained, title affidavits, such affidavits and indemnities as the Title Insurer may reasonably require to issue the Title Insurance policies, the gap coverage and all endorsements and any other documents expressly required by this Agreement to be delivered by Seller at Closing, or as may be reasonably required by the Title Insurer.

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Section 9.3           Deliveries of Buyer. At the Closing, Buyer shall deliver or cause to be delivered to Seller the following, in each case in form and substance reasonably satisfactory to Seller:

(a)          The Purchase Price in accordance with Section 2.3, subject to the adjustments under Section 2.5.

(b)          A certificate that the conditions specified in Sections 8.1 and 8.3 are satisfied as of the Closing.

(c)          [Intentionally Deleted]

(d)          A governmental certificate, dated as of a date as near as practicable to the Closing (but in no event more than five (5) days prior to the Closing), showing that Buyer is (i) duly organized and in good standing in the state of its formation, and (ii) is qualified to do business in the state where the Property is located.

(e)           A certificate of the secretary (or the equivalent thereto if none) of Buyer attesting as to the incumbency of each officer or authorized representative of Buyer who executes this Agreement and/or any of the other Documents, certifying that resolutions and consents necessary for Buyer to act in accordance with the terms of this Agreement have been adopted or obtained (with copies thereof attached) and to similar customary matters.

(f)           A Holdback Escrow Agreement in accordance with Section 10.5, in the form attached hereto as Exhibit D, duly executed by Buyer.

(g)          Such additional information and materials as Seller shall have reasonably requested to evidence the satisfaction of the conditions to its obligations hereunder.

Section 9.4            Closing Costs. Buyer and Seller shall each pay (a) their respective attorneys’ fees and expenses (b) broker fees and commissions engaged by such party, respectively, and (c) except as set forth below, due diligence costs. Seller shall pay for the cost of the basic title insurance premiums for the title insurance to be issued pursuant to Section 7.6 and Buyer shall pay for the cost of all endorsements and additional coverages to be required by Buyer. All other customary closing costs will be allocated between the Seller, on the one hand, and Buyer, on the other hand, and paid in accordance with customary closing cost allocation in the County and State where the Property is located (collectively, the “Transaction Costs”).

Section 9.5            Lease and Management Agreement.

(a)          The parties acknowledge and agree that (i) the existing lease agreement between Seller and Tenant governing the lease of the Property, and (ii) the existing management agreement between Tenant and Existing Manager, shall terminate no later than Closing.

(b)          The parties acknowledge and agree that at least five (5) Business Days prior to the expiration of the Due Diligence Period (i) Buyer, or its designee, and Tenant shall have delivered into escrow a fully-executed original of a Lease Agreement governing the lease of the Property from the Buyer in form and substance satisfactory to Buyer and Tenant (the “Lease Agreement”) and (ii) Tenant and Existing Manager shall have entered delivered into escrow a fully-executed original of a Management Agreement governing the management of St. Andrew’s Facility in form and substance satisfactory to Buyer, Tenant and Existing Manager (the “Management Agreement”). Upon Closing, the Escrow Agent shall release the Lease Agreement and the Management Agreement and the Lease Agreement and Management Agreement shall be effective as of the Closing Date. If this Agreement is terminated for any reason prior to Closing, the Escrow Agent shall return the applicable original signatures to the respective signatories and the Management Agreement and the Lease Agreement shall have no force and effect.

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ARTICLE X
INDEMNIFICATION

Section 10.1         General. The provisions set forth in this ARTICLE X shall be the exclusive basis for the assertion of claims by or imposition of liability on the parties hereto after the Closing arising under or as a result of this Agreement or any other Document (including any liability for claims for breach of contract, warranty, tortious conduct (including negligence) or otherwise and whether predicated on common law, statute, strict liability, or otherwise); provided, however, that nothing herein shall preclude any party hereto from exercising any other right or remedy available to it, her, or him under Applicable Law or in equity arising in connection with fraud in connection with the transaction contemplated by this Agreement.

Section 10.2         Indemnification by Seller. From and after Closing, Seller shall indemnify, defend, and hold harmless Buyer and Buyer’s partners, members, managers, officers, directors, employees, agents, representatives, Affiliates, successors and assigns from and against, and pay or reimburse each of them for and with respect to, any Loss relating to, arising out of or resulting from any of the following:

(a)          Any breach by Seller of any of its representations, warranties, covenants or agreements in this Agreement or any other Document;

(b)          Any third party claims relating to the ownership, operation or control of the Property during the period beginning on the earlier of (i) August 31, 2011 or (ii) the date that is three (3) years prior to the Closing Date, and ending upon Closing, except for obligations, indebtedness or liabilities to the extent of any Adjustment Amount credited to the Buyer;

(c)          Any liabilities (other than liabilities set forth on the schedules to this Agreement) arising out of or resulting from (x) Environmental Laws relating to the ownership, operation or control of the Property during the period beginning on the earlier of (i) August 31, 2011 or (ii) the date that is three (3) years prior to the Closing Date, and ending upon Closing, and (y) the treatment, storage, transportation, or disposal of hazardous substances on the Property during the period beginning on the earlier of (i) August 31, 2011 or (ii) the date that is three (3) years prior to the Closing Date, and ending upon Closing; and

(d)          Claims by any other party claiming to have represented Seller as broker or agent in connection with the transactions contemplated by this Agreement.

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Section 10.3         Indemnification by Buyer. From and after Closing, Buyer shall indemnify, defend and hold harmless Seller and its officers, directors, employees, agents, representatives, partners, members, managers, Affiliates, successors and assigns from and against, and pay or reimburse each of them for and with respect to any Loss relating to, arising out of or resulting from any of the following:

(a)          Any breach by Buyer of any of its representations, warranties, covenants or agreements in this Agreement or any other Document;

(b)          The ownership, operation or control of the Property after the Closing, but excluding any obligations, indebtedness or liabilities to the extent of any Adjustment Amount credited to Seller; and

(c)          Claims by any other party claiming to have represented Buyer as broker or agent in connection with the transactions contemplated by this Agreement.

Section 10.4         Administration of Indemnification. For purposes of administering the indemnification provisions set forth in Section 10.2 and Section 10.3, the following procedure shall apply:

(a)          Whenever a claim shall arise for indemnification under this ARTICLE X, the party entitled to indemnification (the “Indemnified Party”) shall give a reasonably prompt written notice to the party from whom indemnification is sought (the “Indemnifying Party”) setting forth in reasonable detail, to the extent then available, the facts concerning the nature of such claim and the basis upon which the Indemnified Party believes that it is entitled to indemnification hereunder.

(b)          In the event of any claim for indemnification resulting from or in connection with any claim by a third party, the Indemnifying Party shall be entitled, at its sole expense, either (i) to participate in defending against such claim or (ii) to assume the entire defense with counsel which is selected by it and which is reasonably satisfactory to the Indemnified Party, provided that no settlement shall be made and no judgment consented to without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld or delayed. In the case of clause (i), the Indemnifying Party shall pay all costs of defense of both itself and the actual out-of-pocket costs of the Indemnified Party. If, however, (x) the claim, action, suit or proceeding would, if successful, result in the imposition of damages for which the Indemnifying Party would not be solely responsible, or (y) representation of both parties by the same counsel would otherwise be inappropriate due to actual or potential differing interests between them, then the Indemnifying Party shall not be entitled to assume the entire defense and each party shall be entitled to retain counsel who shall cooperate with one another in defending against such claim. In the case of clause (x), the Indemnifying Party shall be obligated to bear only that portion of the expense of the Indemnified Party’s counsel that is in proportion to the damages indemnifiable by the Indemnifying Party compared to the total amount of the third-party claim against the Indemnified Party. In the case of clause (y), the Indemnifying Party shall pay all costs of defense of both itself and the actual out-of-pocket costs of the Indemnified Party.

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(c)          If the Indemnifying Party does not choose to defend against a claim by a third party, the Indemnified Party may defend in such manner as it deems appropriate or settle the claim (after giving notice thereof to the Indemnifying Party), provided that no settlement shall be made, and no judgment consented to, without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld or delayed. The Indemnified Party shall be entitled to periodic reimbursement from the Indemnifying Party of defense expenses incurred and prompt indemnification from the Indemnifying Party in accordance with this ARTICLE X.

(d)          Failure or delay by an Indemnified Party to give a reasonably prompt notice of any claim shall not release, waive or otherwise affect an Indemnifying Party’s obligations with respect to the claim, except to the extent that the Indemnifying Party can demonstrate actual Loss or prejudice as a result of such failure or delay. Notwithstanding anything to the contrary contained herein, the parties agree that no indemnification right or obligation shall apply to the extent any such Loss or expense is paid to an Indemnified Party by an insurance company.

(e)          The right to pursue indemnification as set forth in any Section of this ARTICLE X shall survive the Closing hereunder for a period of fifteen (15) months following the Closing.

(f)          Notwithstanding anything to the contrary in this Agreement, the right to pursue indemnification as set forth in this ARTICLE X shall be actionable or payable only for individual claims for Losses, if any, where the Loss relating thereto exceeds TWENTY-FIVE THOUSAND DOLLARS ($25,000.00) and if claims, if any, collectively aggregate more than ONE HUNDRED FIFTY THOUSAND DOLLARS ($150,000.00), and in no event shall either party be liable for any amount in excess of TWO MILLION DOLLARS ($2,000,000.00) in the aggregate; provided, however, that the foregoing limitation shall not apply in the case of fraud on the part of Buyer, Seller or any of their respective Affiliates (which shall not be limited in any manner whatsoever). In addition, Buyer agrees to concurrently seek recovery against Seller, under any insurance policies, the Title Policy and other applicable agreements, and Seller shall not be liable to Buyer to the extent Buyer’s claim is actually satisfied from any sums recovered from such insurance policies, Title Policy or other applicable agreements. FINALLY, IN NO EVENT SHALL EITHER PARTY EVER BE LIABLE FOR ANY CONSEQUENTIAL OR PUNITIVE DAMAGES OTHER THAN IN THE EVENT OF FRAUD.

Section 10.5         Holdback Escrow. In order to secure the indemnities provided by Seller and other obligations of Seller provided for herein, at Closing, Seller agrees to deposit into escrow with the Title Insurer in accordance with an indemnity escrow agreement (the “Holdback Escrow Agreement”) entered into by the parties TWO MILLION DOLLARS ($2,000,000.00) (the “Holdback Escrow Funds”) of the Purchase Price paid to it in an interest bearing account, which interest is to accrue to the benefit of Seller, for a period of fifteen (15) months from the Closing. The Holdback Escrow Funds shall be used to satisfy any entitlement of Buyer pursuant to this Agreement. The Holdback Escrow Funds, and any interest accrued thereon, shall be disbursed to Seller upon the expiration of fifteen (15) months from the Closing unless Buyer has made a claim for indemnification under this ARTICLE X and such claim is then outstanding.

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ARTICLE XI
DEFAULT AND TERMINATION

Section 11.1         Right of Termination. This Agreement may be terminated prior to Closing as follows:

(a)          By Buyer, in its sole and absolute discretion, at any time during the Due Diligence Period for any reason or for no reason whatsoever; or

(b)          By written agreement of Seller and Buyer; or

(c)          By Buyer if, as of the Closing or such earlier date as specified in this Agreement, all conditions in ARTICLE VIII have been met, but all conditions in ARTICLE VII have not been met, or as specifically provided for in Section 7.6, Section 11.2(a), Section 12.16 and Section 12.17; provided, however, that nothing contained in this Section 11.1(c) shall limit Buyer’s rights pursuant to Section 11.2 below in the event that Seller is in default; or

(d)          By Seller if, as of Closing or such earlier date as specified in this Agreement, all conditions in ARTICLE VII, other than Error! Reference source not found., have been met but all conditions in ARTICLE VIII have not been met or Buyer defaults on its obligation to close this transaction; provided, however, that nothing contained in this Section 11.1(d) shall limit Seller’s rights pursuant to Section 11.2 below in the event that Buyer is in default; or

(e)          By Seller or Buyer if a court of competent jurisdiction or other governmental agency shall have issued an order, decree, or ruling (which order, decree, or ruling the parties hereto shall use their diligent efforts to lift), in each case permanently retraining, enjoining, or otherwise prohibiting the transactions contemplated by this Agreement, or otherwise determining that the consummation of such transactions would be unlawful, and such order, decree or ruling shall have become final and nonappealable;

(f)          By Buyer if Buyer obtains Knowledge of any matter that causes any material representation or warranty of the Seller contained herein to be untrue or inaccurate in any material respect; provided, however, that prior to termination (i) Buyer gives written notice to Seller specifying the material representation or warranty of the Seller contained herein that Buyer alleges to be untrue or inaccurate in any material respect, and (ii) Buyer gives Seller the opportunity to cure such matter within thirty (30) days after receipt of the written notice from Buyer;

(g)          By Buyer as provided for in Section 6.2;

(h)          In the event this Agreement is terminated pursuant to this Section 11.1 or pursuant to any other express provision of this Agreement for any reason other than a default by the Seller or Buyer hereunder, then (i) this Agreement shall be of no further force or effect as of the date of delivery of such written notice of termination, (ii) the Buyer and Seller shall equally share the cancellation charges, if any, of the Escrow Agent and Title Insurer, (iii) no party shall have any further rights or obligations hereunder other than pursuant to any provision hereof which expressly survives the termination of this Agreement, and (iv) all Escrowed Funds shall be released to the party entitled to the same in accordance with Section 2.4 hereof.

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Section 11.2         Remedies upon Default.

(a)          If Seller defaults on any of Seller’s obligations hereunder, and such default continues for ten (10) days after written notice thereof specifying such default, Buyer may serve notice in writing to the Seller in the manner provided in this Agreement, and either:

(i)          If specific performance is unavailable, terminate this Agreement, receive a refund of the Earnest Money Deposit and receive from Seller reimbursement (not to exceed $75,000) of all actual third-party out-of-pocket expenses incurred by Buyer in pursuing the transactions contemplated by this Agreement; or

(ii)         Waive any such conditions, title objections or defaults and consummate the transaction contemplated by this Agreement in the same manner as if there had been no title objections, conditions or defaults without any reduction in the Purchase Price and without any further claim against the Seller therefor and, if necessary, pursue an action for specific performance.

(a)          If Buyer defaults on its obligation to close this transaction, Seller’s exclusive remedy shall be to terminate this Agreement and receive (as liquidated damages) the Earnest Money Deposit.

Section 11.3         Specific Performance. Seller specifically agrees that Buyer shall be entitled, in the event of a default by Seller, to enforcement of this Agreement by a decree of specific performance or injunctive relief requiring Seller to fulfill its obligations under this Agreement. If Buyer pursues an action for specific performance and prevails, Buyer shall not be entitled to any monetary damages, except as set forth in Section 12.14.

Section 11.4         Obligations Upon Termination. Except as otherwise provided herein, if this Agreement is terminated, each of the parties shall bear its own costs incurred in connection with the transactions contemplated by this Agreement and other Documents and Buyer shall return to Seller all due diligence materials provided to Buyer by Seller. Buyer shall also give to Seller copies of any materials relating to the Property which Buyer prepared or caused to be prepared in connection with the transactions contemplated by this Agreement; provided, however, that Seller shall be obligated to reimburse Buyer the actual cost incurred by Buyer in obtaining such materials.

Section 11.5         Termination Notice. Each notice given by a party to terminate this Agreement shall specify the Subsection of ARTICLE XI pursuant to which such notice is given. If at the time a party gives a termination notice, such party is entitled to give such notice pursuant to more than one Subsection of ARTICLE XI, the Subsection pursuant to which such notice is given and termination is effected shall be deemed to be the section specified in such notice provided that the party giving such notice is at such time entitled to terminate this Agreement pursuant to the specified section.

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Section 11.6         Sole and Exclusive Remedy. Seller and Buyer each acknowledge and agree that prior to the Closing, such party’s sole and exclusive remedy with respect to any and all claims made prior to the Closing for any breach or liability under this Agreement or otherwise relating to the subject matter of this Agreement and the transactions contemplated hereby shall be solely in accordance with, and limited to, Section 2.4, Section 11.1, Section 11.2 and Section 11.3. The foregoing shall in no manner limit the rights and obligations of the parties provided in ARTICLE X from and after the Closing. In addition, in no event shall the provisions of this ARTICLE XI limit the non-prevailing party’s obligation to pay the prevailing party’s attorneys’ fees and costs pursuant to Section 12.14 hereof.

ARTICLE XII
MISCELLANEOUS

Section 12.1         Further Actions. From time to time before, at and after the Closing, each party will execute and deliver such other documents as reasonably requested by the Buyer, Seller or Escrow Agent to consummate the transactions contemplated hereby.

Section 12.2         Notices. All notices, demands or other communications given hereunder shall be in writing and shall be sufficiently given if delivered by facsimile (with written confirmation of receipt), by courier (including overnight delivery service) or sent by registered or certified mail, first class, postage prepaid, addressed as follows:

If to Seller, to:

ERB PROPCO SAV LLC

c/o EvergreenSLP, LLC

P.O. Box 2107

Brentwood, TN 37024

Telephone: (201) 447-7006

Facsimile:

E-mail: bdowd@evergreenslp.com

with copies to:

Donald A. Hammett, Jr.

Locke Lord LLP

2200 Ross Avenue, Suite 2200

Dallas, Texas 75201

Telephone: 214-740-8582

Facsimile: 214-756-8582

E-mail: dhammett@lockelord.com

Marc D. Lazar

Ropes & Gray LLP

800 Boylston Street

Boston, Massachusetts 02199

Telephone: 617-951-7866

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Facsimile: 617-235-0714

E-mail: Marc.Lazar@ropesgray.com

John A. Rogers Jr.

Herrick, Feinstein LLP

2 Park Avenue

New York, New York 10016

Telephone: 212-592-6177

Facsimile: 212-545-3359

E-mail: jrogers@herrick.com

If to Buyer, to:

SENTIO STAV LANDLORD, LLC

Attn: John Mark Ramsey

Attn: Scott Larche

189 S. Orange Ave., Suite 1700

Orlando, Florida 32801

Telephone: 407-999-2426

Facsimile: 407 999-5210

and:

Michael A. Okaty, Esq.

Foley & Lardner LLP

111 N. Orange Avenue, Suite 1800

Orlando, FL 32801

Telephone: 407-423-7656

Facsimile: 407-648-1743

E-mail:mokaty@foley.com

or such other address as a party may from time to time notify the other parties in writing (as provided above). Any such notice, demand or communication shall be deemed to have been given (i) if so sent by facsimile, upon receipt as evidenced by the sender’s written confirmation of receipt, (ii) if so mailed, as of the date delivered, and (iii) if so delivered by courier, on the date received.

Section 12.3      Entire Agreement. This Agreement and the other Documents (excluding, however, for purposes of this Section 12.3 the Lease, the Management Agreement and any exhibit thereto) constitute the entire agreement and understanding between the parties with respect to the subject matter hereof and supersede any prior negotiations, agreements, understandings, or arrangements between the parties hereto with respect to the subject matter hereof.

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Section 12.4      Binding Effect; Benefits. Except as otherwise provided herein, this Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors or permitted assigns. Except to the extent specified herein, nothing in this Agreement, express or implied, shall confer on any person other than the parties hereto and any Indemnified Party and their respective successors or permitted assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

Section 12.5      Assignment. This Agreement may not be assigned by any party prior to Closing without the written consent of the Buyer and Seller, which consent may be given or withheld in each such party’s sole and absolute discretion, except that Buyer may assign this Agreement and its rights hereunder without the consent of Seller (i) to an Affiliate of Buyer, (ii) to a partnership in which Buyer or any Affiliate of Buyer is a general partner, (iii) a limited liability company in which Buyer or any Affiliate of Buyer is a manager or managing member or (iv) any other lawful entity entitled to do business in the state in which the Property is located provided such entity is controlled by, controlling or under the common control with Buyer or any Affiliate of Buyer (each, a “Permitted Buyer-Assignee”). In the event of such an assignment to a Permitted Buyer-Assignee, (y) a creditworthy Affiliate of Buyer (that is named by Buyer at the time of such assignment and that is reasonably acceptable to Seller) shall become liable for all of Buyer’s duties, covenants, obligations, representations, and warranties under this Agreement, and (z) Buyer shall not be released from any of its duties, covenants, obligations or representations and warranties under this Agreement. From and after any such assignment to a Permitted Buyer-Assignee, Buyer, such Permitted Buyer-Assignee, and such creditworthy Affiliate of Buyer shall be jointly and severally liable under this Agreement, and the term “Buyer” shall be deemed to mean such Permitted Buyer-Assignee under any such assignment.

Section 12.6      Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the laws of the state in which the Real Property is located without regard to its principles of conflicts of laws. Venue for any dispute shall be in Arapahoe County, Colorado.

Section 12.7      Amendments and Waivers. No term or provision of this Agreement may be amended, waived, discharged, or terminated orally, except by an instrument in writing signed by: (i) Buyer and Seller with respect to any provision contained herein; and (ii) Buyer, Seller, and Escrow Agent with respect to Section 2.6 hereof. Any waiver shall be effective only in accordance with its express terms and conditions.

Section 12.8      Joint and Several. If there is more than one Seller hereunder, Seller shall be jointly and severally liable with the other Seller for performing all obligations of Seller under this Agreement.

Section 12.9      Severability. Any provision of this Agreement which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof, and any such unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by Applicable Law, the parties hereto hereby waive any provision of Applicable Law now or hereafter in effect which renders any provision hereof unenforceable in any respect.

35

Section 12.10      Non-Controlled Affiliates. Notwithstanding anything to the contrary provided elsewhere in this Agreement, none of the provisions of this Agreement shall in any way limit the activities of Affiliates of Buyer that are not under Buyer’s control (“Non-controlled Affiliates”), including, without limitation, Sentinel RE Investment Holdings LP (“Sentinel”) or any other Affiliates of Sentinel, KKR & Co., L.P. or KKR Financial Holdings, LLC, or the respective directors, officers, employees, equity-holders, managers, members, general or limited partners, advisors, agents or other representatives of such Non-controlled Affiliates. For purposes of this Section 12.10, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity or enterprise, whether through the ownership of voting securities, through other voting rights, by contract or otherwise.

Section 12.11      Counterparts. This Agreement may be executed and accepted in one or more counterparts for the convenience of the parties, each of which will be deemed an original and all of which, taken together, shall constitute one and the same instrument. Delivery of a counterpart hereof via facsimile transmission or by electronic mail transmission shall be as effective as delivery of a manually executed counterpart hereof.

Section 12.12      References; Headings. All references in this Agreement to Articles and Sections are to Articles and Sections contained in this Agreement unless a different document is expressly specified. The captions in this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 12.13      Schedules and Exhibits. Each Schedule and Exhibit referred to in this Agreement shall be deemed to be attached hereto and incorporated by reference even though it may be maintained separately from this Agreement or completed after the Effective Date so long as it is acknowledged as a Schedule or an Exhibit to this Agreement by the parties hereto as of Closing. Any item disclosed hereunder (including in the Schedules and Exhibits hereto) shall be deemed disclosed for all purposes hereof irrespective of the specific representation or warranty to which it is explicitly referenced. The Schedules and Exhibits not attached hereto as of the Effective Date will be prepared and mutually agreed to by the parties within seven (7) Business Days of the Effective Date. The parties agree to cooperate and act in good faith during the preparation of such documents.

Section 12.14      Attorneys’ Fees. In the event either party brings an action to enforce or interpret any of the provisions of this Agreement, the “prevailing party” in such action shall, in addition to any other recovery, be entitled to its reasonable attorneys’ fees and expenses arising from such action and any appeal or any bankruptcy action related thereto, whether or not such matter proceeds to trial. For purposes of this Section 12.14, “prevailing party” shall mean, in the case of a person or entity asserting a claim, such person or entity is successful in obtaining substantially all of the relief sought, and in the case of a person or entity defending against or responding to a claim, such person or entity is successful in denying substantially all of the relief sought.

Section 12.15      Section 1031 Exchange/Tax Planning. If requested by either Buyer or Seller, the other party shall cooperate in permitting the other to accomplish an exchange under Section 1031 of the Code; provided, however, that such exchange shall not modify any underlying financial or other material terms of this Agreement, shall not delay the Closing, shall not relieve Buyer or Seller of any liability for their respective obligations hereunder, and shall not result in any other party incurring any greater cost or expense than it otherwise would if any such exchange had not been elected. The party requesting such exchange shall reimburse the other party for all costs incurred by such other party as a result of the modification of this Agreement.

36

Section 12.16      Casualty. The risk of any loss or damage to the Property by fire or other casualty before the Closing shall continue to be borne by Seller. Seller shall promptly give Buyer written notice of any fire or other casualty (in any event within five (5) days after Seller first has Knowledge of the occurrence of same), which notice shall include a description thereof in reasonable detail and an estimate of the cost of time to repair. If (i) any portion of the Property is damaged by fire or casualty after the Effective Date and is not repaired and restored substantially to its original condition prior to Closing, or (ii) at the time of Closing the estimated cost of repairs as to the Property is TWO HUNDRED THOUSAND U.S. DOLLARS ($200,000.00) or less, as determined by an independent adjuster selected by Seller, Buyer shall be required to purchase the Property in accordance with this Agreement, and Buyer shall, at Buyer’s option, either: (x) receive a credit at Closing of the estimated cost or repairs to the Property, as determined by the aforesaid independent adjuster; or (y) receive from Seller at Closing (I) an assignment, without representation or warranty by or recourse against Seller, of all insurance claims and proceeds with respect thereto, plus (II) an amount equal to Seller’s insurance deductible. If the estimated cost of repairing such damage to the Property is more than TWO HUNDRED THOUSAND U.S. DOLLARS ($200,000.00), as determined by such independent adjuster, Buyer may, at its sole option: (x) terminate this Agreement by notice to Seller on or before the earlier of the Closing or the tenth (10th) day after receipt of such notice described above, in which event no party shall have any further liability to the party under this Agreement; or (y) proceed to Closing as provided in this Section 12.16. In no event shall the amount of insurance proceeds assigned to Buyer under this subparagraph (plus the amount of the deductible) exceed the lesser of (i) the cost of repair or (ii) the Purchase Price. The parties’ obligations, if any, under this Section 12.16 shall survive the expiration or any termination of this Agreement.

Section 12.17      Condemnation. The risk of any loss or damage to the Property by condemnation before the Closing shall continue to be borne by Seller. In the event any condemnation proceeding is commenced or threatened, Seller shall promptly give Buyer written notice thereof (in any event within five (5) days after Seller first has Knowledge of the occurrence of same), together with such reasonable details with respect thereto as to which Seller may have Knowledge. If, prior to Closing, there is a material taking by eminent domain at the Property, this Agreement shall become null and void at Buyer’s option, and upon receipt by Seller of the written notice of an election by Buyer to treat this Agreement as null and void, this Agreement shall be deemed null and void. If Buyer elects to proceed and to consummate the purchase despite said material taking, or if there is less than a material taking prior to Closing, there shall be no reduction in or abatement of the Purchase Price and Buyer shall be required to purchase the Property in accordance with the terms of this Agreement, and Seller shall assign to Buyer, without representation of warranty by or recourse against Seller, all of Seller’s right, title and interest in and to any award made or to be made in the condemnation proceeding (in which event Buyer shall have the right to participate in the adjustment and settlement of any insurance claim relating to said damage). For the purpose of this Section 12.17, the term “material” shall mean any taking of in excess of five percent (5%) of the square footage of the Property or ten percent (10%) of the Real Property associated with the Property. The parties’ obligations, if any, under this Section 12.17 shall survive the expiration or any termination of this Agreement.

37

Section 12.18      Limited Liability. No past, present, or future member, partner, shareholder, director, officer of employee of any party to this Agreement shall have any liability or obligation of any nature whatsoever in connection with or under this Agreement or Document contemplated hereby in connection with the transactions contemplated by this Agreement or any such other agreement.

Section 12.19      Survival of Defined Terms. Where this Agreement provides that a term or provision shall survive the Closing or the expiration or earlier termination of this Agreement, any defined terms contained in ARTICLE I that are used in such surviving term or provision shall also survive.

Section 12.20      No Third-Party Beneficiary. The provisions of this Agreement and of the documents to be executed and delivered at Closing are, and will be, for the benefit of the Buyer, Seller, and Escrow Agent only and are not for the benefit of any third party; and, accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing.

Section 12.21      WAIVER OF JURY TRIAL. EACH PARTY HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT, OR ANY OTHER DOCUMENT RELATED TO THIS AGREEMENT, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH PARTY, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. ANY PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY EACH PARTY HERETO.

(The remainder of this page is intentionally left blank.)

38

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the Effective Date.

BUYER:

SENTIO STAV LANDLORD, LLC

a Delaware limited liability company

By:	/s/ John Mark Ramsey
Name: John Mark Ramsey
Title: Authorized Signatory

SELLER:

ERB PROPCO SAV, LLC, a Delaware limited
liability company

By:	ERB PROPCO HOLDCO I LLC
Its:	Sole Member

By:	ERB SENIOR LIVING, L.L.C.
Its:	Sole Member

By:	EVERGREENSLP, LLC
Its:	Manager

By:	/s/ Brian E. Dowd
Name: Brian E. Dowd
Title: Chief Financial Officer

ESCROW AGENT:

STEWART TITLE GUARANTY COMPANY

By:

Name:

Title:

39

SCHEDULE 2.1(b)

Personal Property

40

Floor: Various	ST. ANDREWS VILLAGE	Date: 5/13/14

Area: Various	F F & E INVENTORY

Quantity	Item/Description	Location

135	Wall Art Pieces	AL Hallways
310	Wall Art Pieces	IL Hallways
72	Wall Art Pieces	HC Hallways

58	Electric Beds	HC Resident Rooms
58	Credenzas	HC Resident Rooms
58	Nightstands	HC Resident Rooms
58	Bedside Tables	HC Resident Rooms
15	3-Drawer Dressers	HC Resident Rooms
11	32” Televisions	HC Resident Rooms
18	28” Televisions	HC Resident Rooms
30	TV Cabinets with 3-Drawers	HC Resident Rooms

60	Apt. Size Refrigerators	AL Resident Rooms
32	Microwaves	AL Resident Rooms

1	2011 Ford Bus	1FDXE4FSXBDB21383
1	2010 Cadillac DTS	1G6KA5EY5AU128748
1	2013 Ford Bus	1FDWE3FL8CDB13170

3	End Tables	Model Apartments
6	Fabric Occasional Chairs	Model Apartments
21	Wall Art Pieces	Model Apartments
2	Desks	Model Apartments
1	Ottoman	Model Apartments
3	Kitchen tables	Model Apartments
12	Kitchen Chairs	Model Apartments
2	Barstools	Model Apartments
1	Area Rug	Model Apartments
1	Floor Clock	Model Apartments
4	Nightstands	Model Apartments
5	Queen Size Beds	Model Apartments

41

Floor: Various	ST. ANDREWS VILLAGE	Date: 5/13/14

Area: Various	F F & E INVENTORY

Quantity	Item/Description	Location

1	Daybed	Model Apartments
2	Dressers	Model Apartments
3	Loveseats	Model Apartments
11	Lamps	Model Apartments
3	Credenzas	Model Apartments
2	Armoires	Model Apartments
3	Curio Cabinets	Model Apartments

42

Floor: 1st	ST. ANDREWS VILLAGE	Date: 5/13/14
Area: H.0	F F & E INVENTORY

Quantity	Item/Description	Location

1	Credenza	H.C. l' Floor East Nurses Station
1	Desk	H.C. lst Floor East Nurses Station
1	Office Chair	H.C. l'[t] Floor East Nurses Station
1	Computer	H.C. 1[51] Floor East Nurses Station
1	Telephone	H.C. 1st Floor East Nurses Station
2	Sitting Chairs	H.C. 15t Floor East Nurses Station
1	Magazine Table	H.C. 15t Floor East Nurses Station
1	Bulletin Board	H.C. 1' Floor East Nurses Station
1	Decorative Art Piece	H.C. l' Floor East Nurses Station
1	Clock	H.C. ls' Floor East Nurses Station
1	Lamp	H.C. l' Floor East Nurses Station

43

Floor: 2nd	ST. ANDREWS VILLAGE	Date: 5/13/14
Area: Lounge	F F & E INVENTORY

Quantity	Item/Description	Location

1	Kawai Piano and Bench	Lounge / Activity Room
2	Green Armoire	Lounge / Activity Room
1	8" Plastic Table	Lounge / Activity Room
1	4" Plastic Table	Lounge / Activity Room
4	4" Dark Wood Table (Round)	Lounge / Activity Room
11	Gold and Green High Back Chairs	Lounge / Activity Room
2	Brown Leather Chairs	Lounge / Activity Room
5	Scoop Style Chair	Lounge / Activity Room
1	5" Green Wood Bench	Lounge / Activity Room
1	4" Floor Vace	Lounge / Activity Room

44

Floor: 2nd	ST. ANDREWS VILLAGE	Date: 5/15/14
Area: H.C.	F F & E INVENTORY

Quantity	Item/Description	Location

1	60" Wooden Desk	S.N.F. Marketing
1	Desk Chair	S.N.F. Marketing
1	2x4 Wooden Shelf	S.N.F. Marketing
2	Wooden Chairs	S.N.F. Marketing
1	Mini Refrigerator	S.N.F. Marketing
	Computer / Monitor	S.N.F. Marketing

1	4" Plastic Folding Table	MDS Office
1	5"PVC Shelf	MDS Office
1	Armoire (Similar to nurses station)	MDS Office
1	Bookshelf	MDS Office
1	60" Wooden Desk	MDS Office
1	Desk Chair	MDS Office
1	Computer / Monitor	MDS Office
1	Bed Stand — 20 drawers	MDS Office

45

Floor: 1st	ST. ANDREWS VILLAGE	Date: 5/13/14
Area: H.0	F F & E INVENTORY

Quantity	Item/Description	Location

1	Hutch	A.L. 15t Floor Media Room
6	High back Green Chairs	A.L. 1st Floor Media Room
4	Scoop Green Chairs	A.L. 1st Floor Media Room
2	4" Wood Puzzle Tables	Al. 1St Floor Media Room
2	Black Book Cases	A.L. 1st Floor Media Room
2	Floor Lamps	A.L. l' Floor Media Room
1	26" Visio Television	A.L. 1st Floor Media Room
1	60" Television (Visio)	A.L. 1st Floor Media Room
1	Half Moon Wall Table	A.L. 1st Floor Media Room
1	Gold and Green Chair	A.L. lst Floor Media Room
1	Small Oval Coffee Table	A.L. 1st Floor Media Room
1	Baldwin Organ	Al. 1st Floor Media Room
1	Popcorn Popper	A.L. 1st Floor Media Room
1	Audio Sound	A.L. 1st Floor Media Room
1	18 x 48 Table	Al. 15t Floor Media Room

46

Floor: 3nd	ST. ANDREWS VILLAGE	Date: 5/13/14
Area: LL	F F & E INVENTORY

Quantity	Item/Description	Location

2	Washers	I.L. 3rd Fl Laundry Room
1	Dryer	I.L. 3rd Fl Laundry Room
2	Sitting Chairs	I.L. 3rd Fl Laundry Room
1	Utility Sink	I.L. 3rd Fl Laundry Room
1	Magazine Table	I.L. 3rd Fl Laundry Room
1	Recycling Can	I.L. 3rd Fl Laundry Room
1	Ironing Board	I.L. 3rd Fl Laundry Room

47

Floor: 2nd	ST. ANDREWS VILLAGE	Date: 5/13/14
Area: H.C.	F F & E INVENTORY

Quantity	Item/Description	Location

4	Metal Filing Cabinets	H.C. 2nd Floor West Medical Room
4	Copy Machines	H.C. 2nd Floor West Medical Room
4	Paper Shredders	H.C. 2nd Floor West Medical Room
4	Small Fridge	H.C. 2nd Floor West Medical Room
4	Medium Carts	H.C. 2nd Floor West Medical Room
4	Bulletin Board	H.C. 2nd Floor West Medical Room
4	Sets of cabinets	H.C. 3rd Floor West Medical Room
4	Coat Racks	H.C. 2nd Floor West Medical Room
4	Medical Records Cart	H.C. 3rd Floor West Medical Room

48

Floor: Ground	ST. ANDREWS VILLAGE	Date: 5/15/14
Area: Underground Garage	F F & E INVENTORY

Quantity	Item/Description	Location

1	Polaris ATV w/ 48” Snow Plow VIN # 4XARH50A8DE780898	Underground Garage
1	Yardman 22” Snow Blower	Underground Garage
1	Pressure Washer	Underground Garage
6	Carpet Blowers	Underground Garage
1	Compressor 26 gal 150psi	Underground Garage
2	Commercial Fertilizer Spreaders	Underground Garage
1	48” Blade Attachment	Underground Garage
1	Yellow Step Ladder 6”	Underground Garage
1	Heavy Duty Flat Cart	Underground Garage
1	18” Step Ladder	Underground Garage

49

Floor: Ground	ST. ANDREWS VILLAGE	Date: 5/15/14
Area: Telecommunications	F F & E INVENTORY

Quantity	Item/Description	Location

1	Marik Network 4410 DVR for security	Telecommunications Room
1	13" TV	Telecommunications Room
1	Computer & Monitor	Telecommunications Room
1	Wooden 3" Desk	Telecommunications Room
1	Lasko Circulating Blower	Telecommunications Room

50

Floor: 2nd	ST. ANDREWS VILLAGE	Date: 5/10/14
Area: Courtyard	F F & E INVENTORY

Quantity	Item/Description	Location

20	Metal Patio Chairs	Courtyard
8	Metal rust colored patio chairs	Courtyard
3	24" Round metal patio tables	Courtyard
4	Umbrella	Courtyard
4	Metal chairs	Courtyard
6	6" Metal patio benches	Courtyard
2	Metal patio chairs with pads	Courtyard
4	4" Patio Tables	Courtyard
1	Stone coffee tables	Courtyard
1	9" curved patio couch	Courtyard
1

51

Floor: 1st	ST. ANDREWS VILLAGE	Date: 5/10/14
Area: A.L.	F F & E INVENTORY

Quantity	Item/Description	Location

1	Round wooden table	A.L. Marketing Office
4	Skirted Chairs	A.L. Marketing Office
1	3 Drawer **	A.L. Marketing Office
1	Computer/ Monitor	A.L. Marketing Office
1	Desk 60" Wood	A.L. Marketing Office
1	Mini Fridge	A.L. Marketing Office
1	Desk Chair	A.L. Marketing Office
1	Book Case	A.L. Marketing Office
1	Table	A.L. Marketing Office

3	Metal Patio Benches	A.L. Courtyard
2	Round Patio Tables	A.L. Courtyard
1	Square Patio Table	Al. Courtyard
3	Umbrellas	A.L. Courtyard
2	Rocker patio chairs	A.L. Courtyard
4	Padded patio chairs	A.L. Courtyard
4	Cove Benches	A.L. Courtyard

2	Microwaves	Laundry Room 2" Floor
2	G.E. Washers	Laundry Room 2" Floor
2	G.E. Dryers	Laundry Room 2nd Floor
1	High Back Chaira	Laundry Room 2[1]' Floor
1	2 Drawer File Cabinet	Laundry Room 2" Floor

52

Floor: 2nd	ST. ANDREWS VILLAGE	Date: 5/10/14
Area: Conference Room	F F & E INVENTORY

Quantity	Item/Description	Location

4	48x48 Pine Tables	Stand Up Room
12	Pine padded Chairs	Stand Up Room
1	Server Hutch	Stand Up Room

53

Floor: 1st	ST. ANDREWS VILLAGE	Date: 5/10/14
Area: Fitness Area	F F & E INVENTORY

Quantity	Item/Description	Location

2	TRUE Treadmills	Exercise Room
1	Health 0 Meter Scale	Exercise Room
1	CR 53r Elliptical	Exercise Room
1	Swhinn Exercise Bike	Exercise Room

54

Floor: 1st	ST. ANDREWS VILLAGE	Date: 5/10/14
Area: A.L.	F F & E INVENTORY

Quantity	Item/Description	Location

1	Mail Slot	Al. Lobby
1	Copier Xerox 5745	A.L. Lobby
1	Reception Desk	A.L. Lobby
I	Microwave	Al. Lobby
1	Luggage Cart	A.L. Lobby
1	Dark Gold Couch	A.L. Lobby
4	Upholstered Chairs	A.L. Lobby
2	End Tables	A.L. Lobby
1	Round Coffee Table	Al. Lobby
4	Plush Chairs	Al. Lobby
1	Round Coffee Tables 48"	Al. Lobby
1	Round Glass Coffee Table	Al. Lobby
1	Beverage Hutch	A.L. Lobby
1	4" Round Table	A.L. Lobby
1	Puzzle Table (Round Wood)	A.L. Lobby

1	Oak Desk	Nevada's Office
1	Computer	Nevada's Office
2	Wood padded chairs	Nevada's Office
1	5 drawer file cabinet	Nevada's Office
1	Cart with wheels	Nevada's Office

2	White Swivel Chairs	Lobby Outside Nevada's Office
1	Green Sofa	Lobby Outside Nevada's Office
1	Coffee Table	Lobby Outside Nevada's Office
2	End Tables	Lobby Outside Nevada's Office
2	Cove Benches	Lobby Outside Nevada's Office
	Clear Scale	Lobby Outside Nevada's Office

55

Floor: 1st	ST. ANDREWS VILLAGE	Date: 5/15/14
Area: I.L. Community Room	F F & E INVENTORY

Quantity	Item/Description	Location

1	8" Storage Cabinet	Community Room
1	4 Drawer File Cabinet	Community Room
1	Small 2" Oval Wood Table	Community Room
64	Burgundy Arm Chairs	Community Room
6	48x48 Brown Pedestal Chairs	Community Room
25	Folding Chairs & Cart	Community Room
1	2x6 Wall Table	Community Room
2	Stripped Padded Arm Chairs	Community Room
1	Tall Bar Stool	Community Room
1	2X4 Iron Rack	Community Room
1	Casio LK 45 Electric Organ& Bench	Community Room
1	3X3 Side Table	Community Room
1	Wood Podium	Community Room
3	3" Floor Vases	Community Room

1	Crown 180ma xm satellite Radio	Electronics
1	RCA Boom Box	Electronics
1	Pro fx 12 Mixing Brand Amplifier	Electronics
1	GTD Audio G622	Electronics
1	8" Projector Screen	Electronics
3	Audio tuner 3 wireless	Electronics
Electronics
1	Fire Place Fixture	Electronics
I	3x5 Wood Book Case	Electronics
	Folding Card Table	Electronics
1	8" Folding Table	Electronics

56

Floor: Basement	ST. ANDREWS VILLAGE	Date: 5/10/14
Area: Laundry Room	F F & E INVENTORY

Quantity	Item/Description	Location

2	Dirty Laundry Carts	Laundry
5	PVC 6" Linen Carts	Laundry
1	PVC 5" Linen Cart	Laundry
2	6" Wine Shelf	Laundry
5	8" Plastic Tables	Laundry
1	Continental Girban Iron	Laundry
2	Continental CG 75-85 Commercial Dryer	Laundry
1	Continental CG 55-65 Commercial Dryer	Laundry
2	Continental 551b Washer	Laundry
I	Continental 351b Washer	Laundry

57

Floor:	ST. ANDREWS VILLAGE	Date: 5/15/14
Area: Link	F F & E INVENTORY

Quantity	Item/Description	Location

1	Oak Book Shelf	Physical Therapy
1	Computer & Monitor	Physical Therapy
4	2 drawer file cabinet	Physical Therapy
1	Chattanooga Hydro Collator/Heat Pack System	Physical Therapy
8	Brown wood Chairs	Physical Therapy
1	3 Drawer file cabinet	Physical Therapy
1	4" Roll Top Desk	Physical Therapy
1	Chattanooga Intellect Legend St airmast er	Physical Therapy
1	Inspire CS2 Cardio Strider	Physical Therapy
2	NU-Step TRS-4000	Physical Therapy
1	Rebok Step Climber	Physical Therapy
2	Over Bed Tables	Physical Therapy
	HP Office Jet Pro Server 8600 Plus	Physical Therapy
1	Fellows PS4C Shredder	Physical Therapy
1	8x8 Padded Table	Physical Therapy
1	Parallel Bar	Physical Therapy
1	Floor Bicycle Pedal Machine	Physical Therapy
1	Full Size Refrigerator	Physical Therapy
	GE Stove (Full Size)	Physical Therapy
	Standing Machine	Physical Therapy

58

Floor: 1st	ST. ANDREWS VILLAGE	Date: 5/11/14
Area: Marketing	F F & E INVENTORY

Quantity	Item/Description	Location

1	Dresser	Marketing Office and Conference Room
1	Dresser (Basket Drawers)	Marketing Office and Conference Room
1	HP Office Jet Pro 8500A	Marketing Office and Conference Room
3	3 drawer File Cabinet	Marketing Office and Conference Room
1	ThinkPad Computer	Marketing Office and Conference Room
1	Glass Desk — 3x1	Marketing Office and Conference Room
1	Black Leather Rolling Chair W/ Arms	Marketing Office and Conference Room

1	5 Shelve Book Shelf	Marketing Director's Office
1	Regular Black Leather Chair	Marketing Director's Office
2	Office Waiting Chairs w/ Arms	Marketing Director's Office
1	Round Coffee Table	Marketing Director's Office
1	White Board	Marketing Director's Office
I	Oak Cabinet (2 Glass Doors)	Marketing Director's Office

1	Dark Wooden Conference Table	Marketing Conference Room
6	Brown Armless Chairs	Marketing Conference Room
1	5 Shelves Glass Case	Marketing Conference Room
1	Credenza	Marketing Conference Room
1	Oak Table w/ Two Drawers	Marketing Conference Room

I	Oak Cabinet with Glass Doors	Link
1	Wall Clock	Link
4	Tan Leather Chairs w/ Arms	Link
1	Futon	Link
1	Lamp	Link
1	Stripe Vase	Link
1	Credenza	Link

59

Floor: 1st	ST. ANDREWS VILLAGE	Date: 5/11/14
Area: IL	F F & E INVENTORY

Quantity	Item/Description	Location

	Safe	IL
1	Oak Desk	IL
1	Monitor	IL
1	Laptop — Think Pad	IL
1	Pair of Speakers	IL

60

Floor: 1st	ST. ANDREWS VILLAGE	Date: 5/11/14
Area: IL	F F & E INVENTORY

Quantity	Item/Description	Location

1	Dark wood w/leaf Conference Table	Business Office Conference Room
6	Wooden Chairs	Business Office Conference Room
1	Wood Cabinet	Business Office Conference Room
1	Metal Book Rack w/ 4 shelves	Business Office Conference Room
1	Xerox Machine	Business Office Kitchen
3	File Cabinet (Letter Size)	Business Office Kitchen
1	Round Glass Table	Business Office Kitchen
4	Metal Back Chairs	Business Office Kitchen
1	Refrigerator	Business Office Kitchen
1	Microwave	Business Office Kitchen
1	Dishwasher	Business Office Kitchen
1	Kitchen Cabinets	Business Office Kitchen
1	Floor Cabinet (Closet)	Business Office Kitchen
1	Light Oak Book Shelf	AP Office
1	Oak Cabinet	AP Office
1	Cherry Drawer Cabinet	AP Office
1	HP Laserjet P2055	AP Office
1	Computer Tower	AP Office
1	Cherry File Cabinet	AP Office
1	4x2 Oak Desk	AP Office
2	Letter File Cabinets	AP Office
1	Basket Drawer Dresser	AP Office
2	Dark Leather Chair w/arms	John's Office
	Computer Monitor	John's Office
1	5 drawer Dresser	John's Office

61

Floor: 1st	ST. ANDREWS VILLAGE	Date: 5/11/14
Area: I.L.	F F & E INVENTORY

Quantity	Item/Description	Location

1	Wall Key Holder	Concierge
4	Waiting Room Chairs	Concierge
1	Coffee Table	Concierge
1	White Lamp with Shade	Concierge
4	Waiting Room Chairs with Cushion	Concierge
2	Cabinets w/ open drawers	Concierge
1	Fire Place	Concierge
1	Coffee Table (2 Levels of Glass)	Concierge
1	Wicker Basket	Chapel
1	Statue	Chapel
	Wooden Cathedral Statue	Chapel
1	Cross	Chapel
4	Open Back Chairs	Chapel
2	Dark Brown Leather Chairs	Chapel
2	Floor Lamps	Chapel
1	Podium	Chapel
1	Wood Table with Crossed Lets	Chapel
1	Wall Shelf	Chapel
1	Book Shelf	Chapel
8	Church Statues	Chapel
1	Organ and Bench	Chapel
	DVD Player	Chapel
1	Epson Projector	Chapel
1	Suggestion Box	Chapel
1	Projector Screen (On the wall)	Chapel

62

Floor: 1st	ST. ANDREWS VILLAGE	Date: 5/11/14
Area: IL	F F & E INVENTORY

Quantity	Item/Description	Location

2	Dark Brown Leather Chairs w/ alms	Business Office
1	Tan Vertical File Cabinet	Business Office
1	Office Chair — Dark Brown no Arms	Business Office
1	1 Oak Desk 6x3x3 extension	Business Office
1	Think Pad	Business Office
1	Acer Monitor	Business Office
1	Xerox Machine	Business Office

2	Dark Brown Armless Waiting Room Chairs	AIR
1	Light Tan Waiting Room Chair	A/R
	Gray Office Chair w/ Arms	A/R
1	Light Oak Desk	A/R
1	2 Drawer File Cabinet	AIR
1	Computer Tower	A/R
1	Computer Monitor	A/R
1	Dresser (5 Drawers)	AIR
1	Cherry Wood Desk 4x2x4 Extension	AIR
1	Tan Office Chair	A/R
1	Paper Towel Dispenser	A/R
2	Office Chairs Tan Cushion (Pattern Backs and Arms)	A/R

63

Floor: 1st	ST. ANDREWS VILLAGE	Date: 5/11/14
Area: IL	F F & E INVENTORY

Quantity	Item/Description	Location

	Set of 14 Lockers	Employee Locker Rooms
1	4 Lockers	Employee Locker Rooms
1	10 Lockers	Employee Locker Rooms
1	Paper Towel Dispenser	Employee Locker Rooms

1	Xerox Machine 7545	Concierge Book Room
1	Shelving Unit	Concierge Book Room
1	Rolling Coat Rack	Concierge Book Room
1	Postage Meter	Concierge Book Room
1	Oak Drawer	Concierge Book Room
1	2 Level Book Shelf	Concierge Book Room
1	Dark Brown Leather Office Chair	Concierge Book Room
4	Walkie Talkies	Concierge Book Room
1	2 Drawer Dresser	Concierge Book Room
1	Computer Tower	Concierge Book Room
2	Computer Screens (One for Security)	Concierge Book Room

64

Floor: C	ST. ANDREWS VILLAGE	Date: 5/10/14
Area: IL	F F & E INVENTORY

Quantity	Item/Description	Location

16	4 Tops	IL Dining Room
8	2 Tops	IL Dining Room
6	Round Tables	IL Dining Room
125	Chairs	IL Dining Room
1	Large Mirror	IL Dining Room
1	Private Dining Table	IL Dining Room
7	Private Dining Chairs	IL Dining Room
3	Hutches	IL Dining Room
7	Decorative Photos	IL Dining Room
1	Grand Piano	IL Dining Room
1	Pool Table	IL Dining Room
1	Lamp	IL Dining Room
4	Pool Chairs	IL Dining Room

9	4 Tops	Bistro
37	Camel Back Chains	Bistro
1	Round Top Table (Glass)	Bistro
9	Decorative Photos	Bistro
1	Samsung 50" Television	Bistro
4	Bar Stools	Bistro
6	End Tables	Bistro
2	Brown Sitting Chairs	Bistro

4	Printed Chairs	Fire Side Room
1	White Couch	Fire Side Room
1	4x4 Coffee Table	Fire Side Room
I	Behind Couch Table	Fire Side Room
2	Brown Oversized Chair	Fire Side Room
1	Coffee Table	Fire Side Room
1	Hutch for Coffee	Fire Side Room
1	Large Mirror	Fire Side Room
1	Table & Vase Arrangement	Fire Side Room
8	Dining Room Chairs	Fire Side Room
3	4 Tops	Fire Side Room
1	Hutch	Fire Side Room

65

Floor: P1& 2nd	ST. ANDREWS VILLAGE	Date: 5/11/14
Area: HC	F F & E INVENTORY

Quantity	Item/Description	Location

12	48x48 Pedestal Tables	Health Center Dining Room 1st Floor
1	6" Round Pedestal Table	Health Center Dining Room 1St Floor
20	Chairs	Health Center Dining Room lg Floor

9	4 Top 48x48 Tables	2nd Floor
1	3" 2 Top Tables	2nd Floor
20	Chairs	2nd Floor

66

Floor: 1st & 2nd	ST. ANDREWS VILLAGE	Date: 5/10/14
Area: HC	F F & E INVENTORY

Quantity	Item/Description	Location

1	Victory Refrigerator	Holiday Kitchens (1st Floor)
1	Hoffinan Warmer	Holiday Kitchens (1st Floor)
1	Scotsman Icemaker	Holiday Kitchens (1st Floor)
2	Coffee Brewers	Holiday Kitchens (1st Floor)
1	Microwave	Holiday Kitchens (1st Floor)
1	Wine Shelf	Holiday Kitchens (1st Floor)
1	6" Stainless Steel Table	Holiday Kitchens (1st Floor)
1	Double Plate Warmer	Holiday Kitchens (1st Floor)
1	Round Glass Table	Holiday Kitchens (1st Floor)

1	Victory Refrigerator	2nd Floor
1	Mani Trock 1321b Ice Machine	2nd Floor
1	Microwave	2nd Floor
1	Scotsman Ice Maker	2nd Floor
2	Coffee Brewers	2nd Floor
1	Wine Shelf	2nd Floor
2	Stainless Steel Tables	2nd Floor
1	Double Light Plate Warmers	2nd Floor
1	Blender	2nd Floor

67

Floor: Ground	ST. ANDREWS VILLAGE	Date: 5/11/14
Area: IL	F F & E INVENTORY

Quantity	Item/Description	Location

1	Pitco Deep Fryer (4Basket)	Dietary Kitchen
1	US Range Grill	Dietary Kitchen
1	American Range Griddle	Dietary Kitchen
1	American Range Oven (6 Burners)	Dietary Kitchen
1	Soup Kettle	Dietary Kitchen
1	Prep Table	Dietary Kitchen
1	6 Pan Steam Table w/ Sink	Dietary Kitchen
1	Ice Machine	Dietary Kitchen
1	Hoffman Heat Cabinet	Dietary Kitchen
1	Stainless Steel Table 8" w/ sink	Dietary Kitchen
1	Master Built Reach in Freezer	Dietary Kitchen
1	Victory Range Refrigerator	Dietary Kitchen
1	20" 2 Drawer Table we/ warmer	Dietary Kitchen
1	Conventional Oven Stand	Dietary Kitchen
1	8" Stainless Table	Dietary Kitchen
1	30" Table Stand Slicer	Dietary Kitchen
1	Globe Model Meat Slicer	Dietary Kitchen

68

Floor: Ground	ST. ANDREWS VILLAGE	Date: 5/14/14
Area: IL	F F & E INVENTORY

Quantity	Item/Description	Location

10	Wire Food Storage Racks	Kitchen
2	Waffle Irons	Kitchen
1	Storage Rack	Kitchen
5	5" Plastic Rack	Kitchen
1	Varimixer	Kitchen
2	2 Victory 2 Door Refrigerator	Kitchen
1	Slow Cooker	Kitchen
	4-Burner Oven	Kitchen
1	Stainless Prep Table	Kitchen

69

Quantity	Item/Description	Location
Maintenance & Activity Closet

3 cases	Filters	Maint Closet
1	Shower Chair	Maint Closet
10 pieces	Scrap Carpet	Maint Closet
1	Massage Table	Maint Closet
4 boxes	Misc. Christmas Items	Maint Closet

70

Floor: 1st	ST. ANDREWS VILLAGE	Date: 5/13/14
Area: H.C. (IL-AL-HC)	F F & E INVENTORY

Quantity	Item/Description	Location
1	Fridge	Pantry 1st Floor West
1	Ice Machine	Pantry 1st Floor West
1	Microwave	Pantry 1st Floor West
1	Set of Pantry Cabinets	Pantry 1st Floor West

71

Floor: 1st	ST. ANDREWS VILLAGE	Date: 5/13/14
Area: I.L. (IL-AL-HC)	F F & E INVENTORY

Quantity	Item/Description	Location
1st Floor West End Closet

1	Painters Cart	1st floor West End Closet
32 cases	Housekeeping Supplies	1st floor West End Closet
1	Misc. Artwork	1st floor West End Closet
35	Cases of Lifeline Equipment	1st floor West End Closet

72

Floor: 2nd	ST. ANDREWS VILLAGE	Date: 5/13/14
Area: H.C. (IL-AL-HC)	F F & E INVENTORY

Quantity	Item/Description	Location

1	Washer	HC 2nd floor West Hallway
1	Dryer	HC 2nd floor West Hallway
7	Decorative Art Pieces	HC 2nd floor West Hallway
1	Ice – Rolling Cart	HC 2nd floor West Hallway

73

Floor: 4th	ST. ANDREWS VILLAGE	Date: 5/13/14
Area: I.L. (IL-AL-HC)	F F & E INVENTORY

Quantity	Item/Description	Location

10 boxes	Christmas Decorations & Accessories	4th floor East Closet

74

Floor: 1st	ST. ANDREWS VILLAGE	Date: 5/15/14
Area: (IL-AL-HC)	F F & E INVENTORY

Quantity	Item/Description	Location

2	Striped Wooden Bench	Front Entry
2	18x48 Wood Wall Table	Front Entry
4	Striped Wood Front Chairs	Front Entry
2	18” Table	Front Entry

75

Floor: 4th	ST. ANDREWS VILLAGE	Date: 5/13/14
Area: I.L. (IL-AL-HC)	F F & E INVENTORY

Quantity	Item/Description	Location

1	Washer	4th floor Laundry Room
1	Dryer	4th floor Laundry Room
1	Sink	4th floor Laundry Room
1	Chair	4th floor Laundry Room
1	Magazine Table	4th floor Laundry Room
1	Ironing Board	4th floor Laundry Room

76

Floor: 1st	ST. ANDREWS VILLAGE	Date: 5/13/14
Area: Maintenance (IL-AL-HC)	F F & E INVENTORY

Quantity	Item/Description	Location

2	Desks	Maintenance Office
2	Chairs	Maintenance Office
1	Lap Top	Maintenance Office
1	Mini Fridge	Maintenance Office
1	File Cabinet	Maintenance Office
1	Storage Cabinet	Maintenance Office
1	Copy Fax Machine	Maintenance Office

1	Computer	Workstation
1	Copy/Fax Machine	Workstation
1	Fridge	Workstation

1	Light Bulb Cabinet	Shop
1	14” Ladder	Shop
1	8” Ladder	Shop
3	6” ladders	Shop
2	2” Ladders	Shop
2	5” Flatbed Carts	Shop
2	2” Flatbed Carts	Shop
7	Window a/c units	Shop
31	1500w portable heaters	Shop
2	Key Machines	Shop
1	Desk	Shop
1	Small File Cabinet	Shop
1	Tool Cabinet	Shop

1	Polaris 500 ATV	Garage
1	4” Plow	Garage
1	5” Plow	Garage

77

Floor: 4th	ST. ANDREWS VILLAGE	Date: 5/13/14
Area: I.L.(IL-AL-HC)	F F & E INVENTORY

Quantity	Item/Description	Location

1	Wheelchair	4th floor West End Closet
2	Luggage Pieces	4th floor West End Closet
1	Lawn Chair	4th floor West End Closet
4 boxes	Christmas Items	4th floor West End Closet

78

Floor: 1st	ST. ANDREWS VILLAGE	Date: 5/15/14
Area: Retail (IL-AL-HC)	F F & E INVENTORY

Quantity	Item/Description	Location

2	Chairs	Main Beauty Shop
1	Round Table	Main Beauty Shop
1	Hospitality Table	Main Beauty Shop
1	18x48 Wall Table	Main Beauty Shop
1	White High Back Chair	Main Beauty Shop
1	Nail Polish Station	Main Beauty Shop
2	Pedicure Whirlpool Spa Chairs	Main Beauty Shop
2	Mini Spa Chairs	Main Beauty Shop
1	24x48 Towel Rack	Main Beauty Shop
4	Vinyl Metal Chair	Main Beauty Shop
3	Manicure Table Desk	Main Beauty Shop
5	Chairs	Main Beauty Shop
1	Hair Dryer	Main Beauty Shop
4	Chair Hair Dryers	Main Beauty Shop
4	Hair Washing Stations	Main Beauty Shop
4	Styling Booths	Main Beauty Shop
4	Padded Chair for Wash Station	Main Beauty Shop
5	Waiting Room Chairs	Main Beauty Shop
1	Desk/Bookshelf	Main Beauty Shop
2	High Back Chairs	Main Beauty Shop
1	Decorative Shelf	Main Beauty Shop
4	Adjustable Barber Chairs	Main Beauty Shop

79

Floor: 3rd	ST. ANDREWS VILLAGE	Date: 5/13/14
Area: I.L.(IL-AL-HC)	F F & E INVENTORY

Quantity	Item/Description	Location

1	Dryer	3rd Floor West Closet

80

Floor: 2nd	ST. ANDREWS VILLAGE	Date: 5/13/14
Area: H.C. (IL-AL-HC)	F F & E INVENTORY

Quantity	Item/Description	Location

1	Credenza	Nurses Station #4
1	Desk	Nurses Station #4
1	Office Chair	Nurses Station #4
1	Computer	Nurses Station #4
1	Bulletin Board	Nurses Station #4
1	Clock	Nurses Station #4
1	Telephone	Nurses Station #4
1	Decorative Art	Nurses Station #4
2	Piece Sitting Chairs	Nurses Station #4
1	Bench	Nurses Station #4

81

Floor:	ST. ANDREWS VILLAGE	Date:
Area:	F F & E INVENTORY

Quantity	Item/Description	Location

146	Apt Size Stoves	IL Resident Apartments
146	Apt Size Dishwasher	IL Resident Apartments
146	Refrigerators	IL Resident Apartments
146	Microwaves	IL Resident Apartments
108	Stackable Washer/Dryer	IL Resident Apartments
38	Full Size Washer/Dryer Sets	IL Resident Apartments

82

Floor: 2nd	ST. ANDREWS VILLAGE	Date: 5/13/14
Area: IL	F F & E INVENTORY

Quantity	Item/Description	Location

5 cases	Marketing Brochures	2nd Floor East Storage

83

Floor: 5th	ST. ANDREWS VILLAGE	Date: 5/13/14
Area: I.L	F F & E INVENTORY

Quantity	Item/Description	Location
5th Floor Exercise Room

29	Sitting Chairs	5th floor Exercise Room
12	Exercise Balls	5th floor Exercise Room
2	Book Shelves	5th floor Exercise Room
1	Small C.D. Player	5th floor Exercise Room
3	Misc. Plastic Baskets	5th floor Exercise Room
1	Plastic Tub Drawer Container	5th floor Exercise Room
2	Fans	5th floor Exercise Room
1	Trash Can	5th floor Exercise Room
1	Clock	5th floor Exercise Room

84

Floor: 2nd	ST. ANDREWS VILLAGE	Date: 5/13/14
Area: IL (IL-AL-HC)	F F & E INVENTORY

Quantity	Item/Description	Location

1	Washer	2nd floor Laundry Room
1	Dryer	2nd floor Laundry Room
1	Magazine Table	2nd floor Laundry Room
1	Sitting Chair	2nd floor Laundry Room
1	Utility Sink	2nd floor Laundry Room

85

Floor: 5th	ST. ANDREWS VILLAGE	Date: 5/13/14
Area: 5th FL W(IL-AL-HC)	F F & E INVENTORY

Quantity	Item/Description	Location

6	Boxes of old Records	5th floor West End
1	Desk	5th floor West End
1	Filing Cabinet	5th floor West End
1	Lamp	5th floor West End

86

Floor: 2nd	ST. ANDREWS VILLAGE	Date: 5/13/14
Area: IL(IL-AL-HC)	F F & E INVENTORY

Quantity	Item/Description	Location

87

Floor: 1st	ST. ANDREWS VILLAGE	Date: 5/13/14
Area: (IL-AL-HC)	F F & E INVENTORY

Quantity	Item/Description	Location

12 cases	Dishes	5th floor dietary storage
6 cases	Cups	5th floor dietary storage
6 crates	Glassware	5th floor dietary storage
64 boxes	Silverware	5th floor dietary storage
4	Kids Highchairs	5th floor dietary storage
3	Easels	5th floor dietary storage
5 boxes	Misc. Holiday Decorations	5th floor dietary storage
9	Decorative Art Work	5th floor dietary storage
1	Wheel Chair	5th floor dietary storage
3	Large Plastic Trash Cans	5th floor dietary storage

88

Floor: 2nd	ST. ANDREWS VILLAGE	Date: 5/13/14
Area: IL(IL-AL-HC)	F F & E INVENTORY

89

Floor: 2nd	ST. ANDREWS VILLAGE	Date: 5/13/14
Area: IL(IL-AL-HC)	F F & E INVENTORY

Quantity	Item/Description	Location
I.L. 2nd Floor West Closet
14 boxes	Activities Supplies and Equipment	2nd floor west storage

90

Floor: 1st	ST. ANDREWS VILLAGE	Date: 5/13/14
Area: H.C. (IL-AL-HC)	F F & E INVENTORY

Quantity	Item/Description	Location
1	Desk	Social Services Office
1	Computer	Social Services Office
1	Office Chair	Social Services Office
1	Round Table	Social Services Office
3	Sitting Chairs	Social Services Office
1	Small Shelf Unit	Social Services Office
4	Decorative Art Pieces	Social Services Office
1	Clock	Social Services Office
1	Telephone	Social Services Office
1	Bulletin Board	Social Services Office

91

Floor: 5th	ST. ANDREWS VILLAGE	Date: 5/10/14
Area: IL(IL-AL-HC)	F F & E INVENTORY

Quantity	Item/Description	Location

1	Big Screen Television	5th floor Club Room
2	End Tables	5th floor Club Room
1	Television Stand	5th floor Club Room
6	Sofa Chairs	5th floor Club Room
25	Sitting Chairs	5th floor Club Room
17	Book Shelves	5th floor Club Room
1	Love Seat	5th floor Club Room
2	Leather Chairs	5th floor Club Room
3	Computers	5th floor Club Room
3	Computer Desks	5th floor Club Room
3	Office Chairs	5th floor Club Room
1	Meeting Table	5th floor Club Room
1	Curio Cabinet	5th floor Club Room
5	Vases	5th floor Club Room
9	Decorative Art Work Pieces	5th floor Club Room
1	Rolling Book Cart	5th floor Club Room
1	Coffee Stand	5th floor Club Room
10	Misc. Lamps	5th floor Club Room
8	Wall Lamps	5th floor Club Room
13	Misc. Game Tables	5th floor Club Room
1	Magnifying Machine and Table	5th floor Club Room
2213	Misc. Books and Magazines	5th floor Club Room

92

Floor: Ground Floor	ST. ANDREWS VILLAGE	Date: 5/13/14
Area: IL(IL-AL-HC)	F F & E INVENTORY

Quantity	Item/Description	Location

6	Sitting Wicker Chairs (Brown)	Pool Area
3	Life Guard Chairs	Pool Area
3	Brown Wicker Chairs	Pool Area
1	Brown Wicker Sofa	Pool Area
2	Light Beige High Back Wicker Chairs	Pool Area
1	Floral Vase	Pool Area
1	Floor Lamp	Pool Area
11	Decorative Wall Art Pieces	Pool Area

93

Floor: 1st	ST. ANDREWS VILLAGE	Date: 5/13/14
Area: H.C. (IL-AL-HC)	F F & E INVENTORY

Quantity	Item/Description	Location

1	Med Records Rolling Cart	HC Med Room 1
1	Paper Shredder	HC Med Room 1
1	Coat Rack	HC Med Room 1
1	Small Refrigerator	HC Med Room 1
1	Medium Cart	HC Med Room 1
1	Copier	HC Med Room 1
1	Sitting Stool	HC Med Room 1
1	Bulletin Board	HC Med Room 1
1	Set of Cabinets	HC Med Room 1
1	Clock	HC Med Room 1
1	Filing Cabinet (Metal)	HC Med Room 1

94

Floor: 1st	ST. ANDREWS VILLAGE	Date: 5/15/14
Area: Link (IL-AL-HC)	F F & E INVENTORY

Quantity	Item/Description	Location

1	Manicure Table	Beauty Shop-Link
1	Chair Dryer	Beauty Shop-Link
2	Black Shop Chairs	Beauty Shop-Link
1	Round Coffee Table	Beauty Shop-Link
1	2” Two Shelf Wood Case	Beauty Shop-Link
2	Professional Hair Dryers	Beauty Shop-Link
2	Combo Sink and Cabinet Stations	Beauty Shop-Link
2	Beauty Chairs	Beauty Shop-Link
1	5” Five Drawer Stand	Beauty Shop-Link
1	Half Moon Wall Table	Beauty Shop-Link

95

Floor: 2nd	ST. ANDREWS VILLAGE	Date: 5/13/14
Area: IL(IL-AL-HC)	F F & E INVENTORY

Quantity	Item/Description	Location
2	Sitting Chairs	2nd Floor HC East
1	Curio Cabinet	2nd Floor HC East
1	Floor Lamp	2nd Floor HC East
1	Bench	2nd Floor HC East
6	Decorative Art Pieces	2nd Floor HC East

96

SCHEDULE 2.3

Purchase Price Allocations

Facility	Real Property	Personal Property	Total
St. Andrew’s	$	$	$42,500,000

97

Schedule 4.2	Consents of Third Parties.

None

98

Schedule 4.5         Judgments. Except as set forth herein, there are no judgments presently outstanding and unsatisfied against the Property, Seller, or any of Seller’s assets.

None

99

Schedule 4.6         Governmental Approvals. Except as set forth herein, no order, permission, consent, approval, license, authorization, registration or validation of, or filing with, or exemption by, any governmental agency, commission, board or public authority is required to authorize, or is required in connection with the execution, delivery and performance by Seller of this Agreement and the other Documents or the taking of any action contemplated by this Agreement and the other Documents, which has not been obtained.

None

100

Schedule 4.7         Insurance. A summary of all general liability, fire, theft, professional liability and other insurance maintained by Seller with respect to the Property, currently and since April 2012.

See Attached

101

ERB Propco SAV LLC & ERB Opco SAV, LLC April 1, 2012 - March 31, 2013
Named Insured Location Insured	Policy #	Coverage Type	Policy Dates	Broker	Insurance Company	Limits / Sublimits	Deductible
ERB Propco SAV LLC	PRO0036308	All Risk Property $200M Limit, each and every occurrence subject to various sublimits within the policy	4/1/12 - 12/15/12	Marsh	Multiple Carriers; Shared and Layered Program S&P A-

$ 50M Per Occurrence and Annual Aggregate as respects Earthquake except:

$ 5M Earthquake in California

$ 50M Per Occurrence and Annual Aggregate as respects Flood except;

$ 25M Per Occurrence and Annual Aggregate as respects Flood Zones A or V.

$ 50M Per Occurrence as respects Named Tier 1 Windstorm

$ 10M Accouns t Receivae bl

$ 10M Debris Removal or 25% of loss, whichever is greater

$ 25M Demolition & Increased Cost of Construction (DICC) (B+C)

Program Limit Building Ordinance – Loss to Undamaged Portion of Building

$ 10M Errors and Omissions

$ 2.5M Expediting Expense

$ 25M Extra Expense

$ 2.5M Fine Arts, subject to maximum of $1,000 any one item

$ 500,000 Fire Brigade Charges

$1M Leasehold Interests

$1M Limited Pollution Coverage, in the annual aggregate as respects land and/or water

$ 10M Miscellaneous Unnamed Locations

$ 10M Newly Acquired Property (120 Days Reporting)

$ 1M Professional Fees

$ 25M Service Interruption, including transmission lines and related plants (a qualifying period of 48 hours applies)

$ 5M Transit, per occurrence

$ 5M Valuable Papers and Records

$ 100,000 Consequential Loss

$ 250,000 Control of Damaed g Merchandise

$ 1M Brands and Labels

$ 1M Mold and Fungus, resulting from an insured peril

$ 5M Leader Properties, subject to a 5 mile limitation

$ 100,000,000 Equipment Breakdown Sublimits, except $100,000 any one accident for

Expediting Expense, Hazardous Substances, Perishable Goods and Data Restoration

Business Interruption, Actual Loss Sustained

$ 100,000,000 Property Damage / Time Element

All losses, damages or expenses arising out of any one occurrence shall be adjusted as one loss, with a $25,000 deductible except:

Residential Locations: $25,000 first occurrence, $100,000 every time thereafter Boiler & Machinery: $25,000 as respects loss or damage arising out of an "accident."

Flood: $100,000 each and every occurrence except for locations wholly or partially within Special Flood Hazard Areas (SFHA), areas of 100 year flooding, as defined by the Federal Emergency Management Agency in Flood Zones “A” or “V”, a $500,000 deductible Per Building / $500,000 Contents per Building applies $100,000 Time Element per occurrence for non-residential locations, except $250,000 Per Building/ $100,000 Contents per building/ $100,000 Time Element per occurrence as respects residential locations.

Named Windstorm: 5% of the TIV within the State of Florida for the peril of named windstorm subject to a minimum of $100,000 per occurrence, except: 3% of the TIV for all other Tier 1 Counties as defined within the policy form subject to a minimum deductible of $100,000 per occurrence.

Alabama: Baldwin, Mobile Georgia: Bryan, Camden, Chatham, Glynn, Liberty, McIntosh Hawaii: Entire State Louisiana: Ascension, Assumption, Cameron, Iberia, Jefferson, Lafourche, Livingston, Orleans, Plaquemines, St. Charles, St. John the Baptist, St. Martin, St. Mary, St. Bernard, St. Tammany, Tangipahoa, Terrebonne, Vermilion Mississippi: George, Hancock, Harrison, Jackson, Pearl River, Stone North Carolina: Beaufort, Bertie, Brunswick, Camden., Carteret, Chowan, Craven, Currituck, Dare, Hyde, Jones, New Hanover, Onslow, Pamlico, Pasquotank,

Pender, Perquimans, Tyrell, Washington South Carolina: Beaufort, Berkley, Charleston, Colleton, Georgetown,
Horry, Jasper Texas: Aransas, Branzoria, Calhooun, Cameron, Chambers, Galveston, Harris Jackson, Jefferson, Kennedy, Kleberg, Matagorda, Nueces, Orange, Refugio, San Patricio, Victoria, Willacy Virginia: Acomack,

Chesaeake, p Essex, Gloucester, Hamton, p Isle of Wiht, g James Cit, y King Geore, g Lancaster, Mathews, Middlesex,
Newport News, Norfolk, Northampton, Northumberland, Poquoson, Portsmouth, Richmond, Stafford, South Hampton, Suffolk, Surry, Virginia Beach, Westmoreland, Williamsburg, York

Earthquake:

$100,000 for any one occurrence except for the following: 5% of the TIV within California subject to a minimum of

$100,000 for any one occurrence. 2% of the TIV, subject to a minimum of $100,000 per occurrence when such loss occurs at locations within counties defined as New Madrid Zones and Pacific Northwest Zones defined within this for Expediting Expense, Hazardous Substances, Perishable Goods and Data Restoration Business Interruption, Actual Loss Sustained

$ 100,000,000 Property Damage / Time Element

30 Days Civil or Military Authority, but not more than $2.5M

365 Days Extended Period of Indemnity ; 30 Days Ingress/Egress, but not more than $2.5M

$100,000 for any one occurrence except for the following: 5% of the TIV within California subject to a minimum of

$100,000 for any one occurrence. 2% of the TIV, subject to a minimum of $100,000 per occurrence when such loss occurs at locations within counties defined as New Madrid Zones and Pacific Northwest Zones defined within this policy.

ERB Propco SAV LLC	14980457	Pollution Liability	1/6/2012 -1/06/2015	William Gallagher & Associates	Chartis Speciality Insurance	$10,000,000 each incident / aggregate	$50,000 deductible
ERB Opco SAV LLC	860MXC80474175	Commercial General Liability/Professional Liability	4/1/12 - 4/1/13	Brown & Brown	Fireman's Fund Insurance Company	$ 1M Each Occurrence Limit $ 3M General Aggregate (Dedicated Limit)	$0 Deductible
ERB Opco SAV LLC	860MXA80289966	Commercial Hired and Non Owned Auto	4/1/12 - 4/1/13	Brown & Brown	Fireman's Fund Insurance Company	$1 M Liability Limit	$1,000 Comprehensive Deductible $1,000 Collision
ERB Opco SAV LLC	12CX09141	Excess Liability	4/1/12 - 4/1/13	Brown & Brown	Ironshore Specialty	$ 5M Each Occurrence $ 5M Aggregate	$0 Deductible
ERB Opco SAV LLC	12CX09141	Excess Liability	4/1/12-4/1/13	Brown & Brown	American Empire	$5M Each Occurrence $5M Aggregate	$0 Deductible
ERB Opco SAV LLC	DONYAAM3I8001	D&O/EPL	4/1/12 - 4/1/13	Willis	Liberty	$1M	$25,000 Deductible

102

ERB Ptopco SAV LLC & ERB Opco SAV, LLC April 1, 2013 - March 31, 2014
Named Insured Location Insured	Policy #	Coverage Type	Policy Dates	Broker	Insurance Company	Limits / Sublimits	Deductible
ERB Propco SAV LLC	PRO0036308	All Risk Property $250M Limit, each and every occurrence subject to various sublimits within the policy	12/15/12 - 12/15/13	Marsh	Multiple Carriers; Shared and Layered Program S&P A-

$ 200M Per Occurrence and Annual Aggregate as respects Earthquake except:

$ 75M Earthquake in California

$ 200M Per Occurrence and Annual Aggregate as respects Flood except;

$ 75M Per Occurrence and Annual Aggregate as respects Flood Zones A or V.

$ 75M Per Occurrence as respects Named Tier 1 Windstorm

$ 10M Accounst Receivae bl

$ 10M Debris Removal or 25% of loss, whichever is greater

$ 25M Demolition & Increased Cost of Construction (DICC) (B+C)

Program Limit Building Ordinance – Loss to Undamaged Portion of Building

$ 10M Errors and Omissions

$ 2.5M Expediting Expense

$ 25M Extra Expense

$ 2.5M Fine Arts, subject to maximum of $1,000 any one item

$ 500,000 Fire Brigade Charges

$1M Leasehold Interests

$1M Limited Pollution Coverage, in the annual aggregate as respects land and/or water

$ 10M Miscellaneous Unnamed Locations

$ 10M Newly Acquired Property (120 Days Reporting)

$ 1M Professional Fees

$ 25M Service Interruption, including transmission lines and related plants (a qualifying period of 48 hours applies)

$ 5M Transit, per occurrence

$ 5M Valuable Papers and Records

$ 100,000 Consequential Loss

$ 250,000 Control of Damaed g Merchandise

$ 1M Brands and Labels

$ 1M Mold and Fungus, resulting from an insured peril

$ 5M Leader Properties, subject to a 5 mile limitation

$ 100,000,000 Equipment Breakdown Sublimits, except $100,000 any one accident for

Expediting Expense, Hazardous Substances, Perishable Goods and Data Restoration

Business Interruption, Actual Loss Sustained

$ 100,000,000 Property Damage / Time Element

All losses, damages or expenses arising out of any one occurrence shall be adjusted as one loss, with a $25,000 deductible except:

Residential Locations: $25,000 first occurrence, $100,000 every time thereafter Boiler & Machinery: $25,000 as respects loss or damage arising out of an "accident."

Flood: $100,000 each and every occurrence except for locations wholly or partially within Special Flood Hazard Areas (SFHA), areas of 100 year flooding, as defined by the Federal Emergency Management Agency in Flood Zones “A” or “V”, a $500,000 deductible Per Building / $500,000 Contents per Building applies $100,000 Time Element per occurrence for non-residential locations, except $250,000 Per Building/ $100,000 Contents per building/ $100,000 Time Element per occurrence as respects residential locations.

Named Windstorm: 5% of the TIV within the State of Florida for the peril of named windstorm subject to a minimum of $100,000 per occurrence, except: 3% of the TIV for all other Tier 1 Counties as defined within the policy form subject to a minimum deductible of $100,000 per occurrence.

Alabama: Baldwin, Mobile Georgia: Bryan, Camden, Chatham, Glynn, Liberty, McIntosh Hawaii: Entire State Louisiana: Ascension, Assumption, Cameron, Iberia, Jefferson, Lafourche, Livingston, Orleans, Plaquemines, St. Charles, St. John the Baptist, St. Martin, St. Mary, St. Bernard, St. Tammany, Tangipahoa, Terrebonne, Vermilion Mississippi: George, Hancock, Harrison, Jackson, Pearl River, Stone North Carolina: Beaufort, Bertie, Brunswick, Camden., Carteret, Chowan, Craven, Currituck, Dare, Hyde, Jones, New Hanover, Onslow, Pamlico, Pasquotank,

Pender, Perquimans, Tyrell, Washington South Carolina: Beaufort, Berkley, Charleston, Colleton, Georgetown,
Horry, Jasper Texas: Aransas, Branzoria, Calhooun, Cameron, Chambers, Galveston, Harris Jackson, Jefferson, Kennedy, Kleberg, Matagorda, Nueces, Orange, Refugio, San Patricio, Victoria, Willacy Virginia: Acomack,

Chesaeake, p Essex, Gloucester, Hamton, p Isle of Wiht, g James Cit, y King Geore, g Lancaster, Mathews, Middlesex,
Newport News, Norfolk, Northampton, Northumberland, Poquoson, Portsmouth, Richmond, Stafford, South Hampton, Suffolk, Surry, Virginia Beach, Westmoreland, Williamsburg, York

Earthquake:

$100,000 for any one occurrence except for the following: 5% of the TIV within California subject to a minimum of

$100,000 for any one occurrence. 2% of the TIV, subject to a minimum of $100,000 per occurrence when such loss occurs at locations within counties defined as New Madrid Zones and Pacific Northwest Zones defined within this for Expediting Expense, Hazardous Substances, Perishable Goods and Data Restoration Business Interruption, Actual Loss Sustained

$ 100,000,000 Property Damage / Time Element

30 Days Civil or Military Authority, but not more than $2.5M

365 Days Extended Period of Indemnity ; 30 Days Ingress/Egress, but not more than $2.5M

$100,000 for any one occurrence except for the following: 5% of the TIV within California subject to a minimum of

$100,000 for any one occurrence. 2% of the TIV, subject to a minimum of $100,000 per occurrence when such loss occurs at locations within counties defined as New Madrid Zones and Pacific Northwest Zones defined within this policy.

ERB Propco SAV LLC	14980457	Pollution Liability	1/6/2012 -1/06/2015	William Gallagher & Associates	Chartis Speciality Insurance	$10,000,000 each incident / aggregate	$50,000 deductible
ERB Opco SAV LLC	860MXC80482270	Commercial General Liability/Professional Liability	4/1/13 - 4/1/14	Brown & Brown	Fireman's Fund Insurance Company	$ 1M Each Occurrence Limit $ 3M General Aggregate (Dedicated Limit)	$0 Deductible
ERB Opco SAV LLC	860MXA80296670	Commercial Hired and Non Owned Auto	4/1/13 - 4/1/14	Brown & Brown	Fireman's Fund Insurance Company	$1 M Liability Limit	$1,000 Comprehensive Deductible , $1,000 Collision
ERB Opco SAV LLC	1316301	Excess Liability	4/1/13 - 4/1/14	Brown & Brown	Ironshore Specialty	$ 5M Each Occurrence $ 5M Aggregate	$0 Deductible
ERB Opco SAV LLC	DONYAAM3I8001	D&O/EPL	4/1/13 - 4/1/14	Willis	Liberty	$1M	$25,000 Deductible

103

ERB Ptopco SAV LLC & ERB Opco SAV, LLC April 1, 2014 - March 31, 2015
Named Insured Location Insured	Policy #	Coverage Type	Policy Dates	Broker	Insurance Company	Limits / Sublimits	Deductible
ERB Propco SAV LLC	PRO0036308	All Risk Property $250M Limit, each and every occurrence subject to various sublimits within the policy	12/15/13 - 12/15/14	Marsh	Multiple Carriers; Shared and Layered Program

$250MM All Risk Limit

$200MM Per Occurrence and Annual Aggregate as respects Earthquake except:

$25MM Earthquake in California, Alaska, Hawaii and Puerto Rico

$200MM Earthquake in New Madrid and Pacific Northwest Zones

$200MM Per Occurrence and Annual Aggregate as respects Flood except;

$50MM Per Occurrence and Annual Aggregate as respects Flood Zones A or V

$50MM Per Occurrence as respects Named Windstorm, as defined in policy

$250MM Building Ordinance-Loss to Undamaged Portion of Building

$25MM Course of Construction including Soft Costs

$25MM Extra Expense, $25MM Service Interruption

$25MM Debris Removal or 25% of loss, whichever is greater

$25MM Building Ordinance-Demolition & Increased Cost of Construction (DICC)

$250MM Building Ordinance-Loss to Undamaged Portion of Building

$25MM Newly Acquired Property including Mortgage Interests (120 Days Reporting)

$10MM Defense Costs, $10MM Errors and Omissions, $10MM Accounts Receivable

$10MM Miscellaneous Unnamed Locations

$5MM Fine Arts, subject to maximum of $1,000 any one item

$5MM Transit, per occurrence $5MM Valuable Papers and Records

$2.5MM Expediting Expense

$1MM Leasehold Interests, $2.5M Infectious Disease per occurrence and in the annual aggregate

$1M Construction Management

$1MM Pollutant Clean Up (Land and Water) and Removal per occ. and annual aggregate

$1MM Professional Fees $1MM Mold and Fungus

$2.5M Downzoning, per occurrence and in the annual aggregate

$5M Move-Out or Relocation Expense per occurrence and in the annual aggregate

$500,000 Fire Brigade Charges

$5M Upgrade to Green

$250,000 Control of Damaged Merchandise

$100MM Equipment Breakdown, except $100,000 any one accident for Expediting

Expense, Hazardous Substances, Perishable Goods/Spoilage and Data Restoration

All losses, damages or expenses arising out of any one occurrence shall be adjusted as one loss, with a $25,000 deductible except:

Flood: $100,000 each and every occurrence except for locations wholly or partially within Special Flood Hazard Areas (SFHA), areas of 100 year flooding, as defined by the Federal Emergency Management Agency in Flood Zones “A” or “V”, a $500,000 deductible Per Building / $500,000 Contents per Building applies $100,000 Time Element per occurrence for non-residential locations, except $250,000 Per Building/ $100,000 Contents per building/ $100,000 Time Element per occurrence as respects residential locations.

Named Windstorm: 5% of the TIV within the State of Florida for the peril of Named Windstorm subject to a minimum of $100,000 per occurrence, except: 3% of the TIV for all other Tier 1 Counties as defined within the policy form subject to a minimum deductible of $100,000 per occurrence. Those other Tier 1 Counties as follows:

Alabama: Baldwin, Mobile Georgia: Bryan, Camden, Chatham, Glynn, Liberty, McIntosh Hawaii: Entire State Louisiana: Cameron, Iberia, Jefferson, Lafourche, Livingston, Orleans, Plaquemines, St. Charles, St. Mary, St. Bernard, St. Tammany, Terrebonne, Vermilion Mississippi: Hancock, Harrison, Jackson North Carolina: Beaufort, Bertie, Brunswick, Camden., Carteret, Chowan, Craven, Currituck, Dare, Hyde, New Hanover, Onslow,

Pamlico, Pasquotank, Pender, Perquimans, Tyrell, Washington South Carolina: Beaufort, Berkley, Charleston,
Colleton, Georgetown, Horry, Jasper Texas: Aransas, Branzoria, Calhooun, Cameron, Chambers, Galveston, Harris Jackson, Jefferson, Kennedy, Kleberg, Matagorda, Nueces, Orange, Refugio, San Patricio, Victoria, Willacy Virginia: Acomack, Chesapeake, Essex, Gloucester, Hampton, Isle of Wight, James City, King George, Lancaster, Mathews, Middlesex, Newport News, Norfolk, Northampton, Northumberland, Poquoson, Portsmouth, Richmond, Stafford, Suffolk, Surry, Virginia Beach, Westmoreland, Williamsburg, York

Earthquake:

$100,000 for any one occurrence except for the following: 5% of the TIV within California, Alaska, and Hawaii subject to a minimum of $100,000 for any one occurrence. 2% of the TIV, subject to a minimum of $100,000 per occurrence when such loss occurs at locations within counties defined as New Madrid Zones and Pacific Northwest Zones defined within this policy.

Off Premises Power, Service Interruption, 48 hour waiting period

$250,000 Control of Damaged Merchandise

$100MM Equipment Breakdown, except $100,000 any one accident for Expediting Expense, Hazardous Substances, Perishable Goods/Spoilage and Data Restoration Business Interruption, Actual Loss Sustained

30 Days Civil or Military Authority, but not more than $2.5MM (within 10 Statue Miles) 365 Days Extended Period of Indemnity; 30 Days Ingress/Egress, but not more than $2.5MM (within 10 Statue Miles) 30 Days Impounded Water10 Miles Attraction Properties

Off Premises Power, Service Interruption, 48 hour waiting period Business Interruption, 48 hour waiting period
ERB Propco SAV LLC	14980457	Pollution Liability	1/6/2012 -1/06/2015	William Gallagher & Associates	Chartis Speciality Insurance	$10,000,000 each incident / aggregate	$50,000 deductible
ERB Opco SAV LLC	860MXC80482270	Commercial General Liability/Professional Liability	4/1/14 - 4/1/15	Brown & Brown	Fireman's Fund Insurance Company	$ 1M Each Occurrence Limit $ 3M General Aggregate (Dedicated Limit)	$0 Deductible
ERB Opco SAV LLC	860MXA80296670	Commercial Hired and Non Owned Auto	4/1/14 - 4/1/15	Brown & Brown	Fireman's Fund Insurance Company	$1 M Liability Limit	$1,000 Comprehensive Deductible $1,000 Collision
ERB Opco SAV LLC	1316301	Excess Liability	4/1/14 - 4/1/15	Brown & Brown	Ironshore Specialty	$ 5M Each Occurrence $ 5M Aggregate	$0 Deductible
ERB Opco SAV LLC	DONYAAM3I8001	D&O/EPL	4/1/14 - 4/1/15	Willis	Liberty	$1M	$25,000 / $35,000 Deductibles

104

Schedule 4.8         Litigation. Except as set forth herein, there is no pending or, to Seller’s Knowledge, considered or threatened in writing any judgment, litigation, proceeding, investigation or inquiry (by any person, governmental or quasi-governmental agency or authority or otherwise) to which Seller or the Property is a party, including without limitation, litigation brought by Seller against any third party.

1) A Charge of Discrimination was filed with the Colorado Civil Rights Division (“CCRD”) against ERB Opco SAV, LLC dba St Andrew’s Village on 4/8/14 by a former employee; Mary Amekpor. Ms. Amekpor was terminated for inappropriate behavior in a resident care area and refusing to work her assigned hallway.

St. Andrew's Village submitted evidence to CCRD on 5/7/14 to disprove her claim of discrimination on the basis of race, including termination paper, statements from witnesses, demographic information on SAV employees, and a written narrative of events. St Andrew’s Village is awaiting the outcome of the CCRD review.

105

Schedule 4.9         Compliance with Laws. Except as provided herein, to Seller’s Knowledge, the Property has been constructed and has been and is presently used and operated in material compliance with any Applicable Laws governing the use of the Property. Seller has not received notice of any such violation of any Applicable Laws governing the use of the Property or any part thereof.

None

106

Section 4.10         Environmental Matters.

1.         St Andrew’s Village community experienced an intense hail storm on September 14, 2013 which caused water intrusion on the garden levels of assisted living and select skilled nursing units. In addition, numerous independent living apartments on the 4th and 5th floor were impacted by the sudden accumulation of several feet of hail on apartment balconies. While there were no instances of standing water, the water intrusion saturated carpets and adjoining baseboard, sheetrock and insulation. Repairs to all affected areas have been fully completed, but during the repair process, the presence of moisture generated instances of mold was discovered in baseboard and adjoining sheetrock in multiple apartments. A certified environmental testing firm was engaged to conduct air sampling in each affected independent, assisted living and skilled nursing apartment before and after repairs. A certified remediation firm was engaged to remediate each unit where mold was identified. Sheetrock, baseboard and carpet were replaced in all affected apartments. No affected apartments were returned to service until the air sampling results indicated that the apartment was safe for re-occupancy. All testing was fully documented and the Community is in possession of all test results. All instances of mold identified during this process have been completely remediated.

2.         The aforementioned hail storm also caused several rooftop plumbing vents to become unsecured, and the loosened flashing resulted in water leaks into three independent living apartments. In the process of repairing the water damage, the presence of moisture generated instances of mold was discovered. The damaged sheetrock and baseboard was completely replaced, the vents and flashing re-secured, and any mold discovered was completely remediated.

3.         During the remediation of hail storm damage in the garden level bistro area, the presence of moisture generated instances of mold was discovered behind the wall in an adjacent wait staff servery. The cause was determined to be a leaking pipe fitting. The pipe, wallboard and baseboard were repaired or replaced and any mold discovered was completely remediated.

4.         Garden level water damage – maintenance room broken pipe (fall 2013). The presence of moisture generated instances of mold was discovered in the process of repairing water damage to baseboard and adjoining sheetrock following a broken pipe in the maintenance room. The damaged sheetrock and baseboard were completely replaced and any mold discovered was completely remediated.

5.         Garden level water damage – failed valve in the pool pump room (fall 2013). The presence of moisture generated instances of mold was discovered in the process of repairing water damage to baseboard and adjoining sheetrock following a failed valve in the pool equipment room. The damaged sheetrock and baseboard were completely replaced and any mold discovered was completely remediated.

107

Schedule 4.14         Resident Agreements. Except as otherwise noted herein, the rent roll attached hereto as Exhibit G (the “Rent Roll”) is true and complete in all material respects.

None

108

Schedule 4.15         Medicare/Medicaid – list revenues, census as of PSA execution date Except as set forth in this Schedule 4.15, no material portion of the income from any Property is attributable to Medicare, Medicaid or any public or private third-party payor or other program, except for certain payment from private insurers pursuant to long-term care policies.

See Attached Statement of Monthly and YTD Revenues March 31, 2014

109

St Andrews Village Operating Statement ERB Opco SAV LLC

For the Period Ending March 31, 2014

	ACTUAL January	ACTUAL February	ACTUAL March	Projected Y/E (Actual/Budget)	2014 Budget	Projected Variance
Operating Revenue
Independent Living Revenue

Entrance Fee MSFs
108340010001 First Person Monthly Service Fees-EF	168,604.84	166,822.00	166,822.00	2,061,652.16	2,052,405.32	9,246.84
108340015001 Second Person Fees-IL-EF	7,013.84	7,461.00	7,939.00	84,783.84	83,160.00	1,623.84

Total Entrance Fee MSFs	175,618.68	174,283.00	174,761.00	2,146,436.00	2,135,565.32	10,870.68

Rental
108340010201 First Person-IL-Rental	231,877.01	230,249.65	226,669.29	2,879,165.43	2,903,661.48	(24,496.05)
108340015201 Second Person -IL-Rental	3,782.90	3,735.00	2,851.16	42,499.06	42,840.00	(340.94)

Total Rental	235,659.91	233,984.65	229,520.45	2,921,664.49	2,946,501.48	(24,836.99)

Total MSFs	411,278.59	408,267.65	404,281.45	5,068,100.49	5,082,066.80	(13,966.31)

IL Other Revenue
108340020001 Lease Fees	-	-	-	-	-	-
108340025001 Garage Fees	1,688.71	1,700.00	1,850.00	58,463.51	69,987.00	(11,523.49)
108340060001 Community Fee-IL	-	-	-	28,000.00	36,000.00	(8,000.00)
108340510001 Apt. Discounts-IL - EF	(1,460.55)	(150.40)	-	(31,299.95)	(40,485.00)	9,185.05
108344444101 Loss to Lease-IL - EF	(1,528.50)	(1,528.50)	(1,283.95)	(5,144.95)	(4,128.00)	(1,016.95)
108340510201 Apt. Discounts - IL - Rental	(1,446.50)	(492.00)	(492.00)	(48,980.50)	(59,850.00)	10,869.50
108344444201 Loss to Lease-IL - Rental	(5,945.00)	(4,654.43)	(5,329.04)	(21,264.47)	(16,698.00)	(4,566.47)
108340710001 Additional Meal Income-IL	1,833.11	869.77	606.12	21,226.76	24,812.48	(3,585.72)
108340720001 Guest Meals Income-IL	2,019.00	2,451.65	2,132.79	28,203.44	28,800.00	(596.56)
108340730001 Employee Meals Income	357.00	765.00	246.00	5,547.00	5,592.00	(45.00)
108340750001 Catering Income-IL	-	-	-	35,220.00	43,170.00	(7,950.00)
108340760001 Beverage Revenue	-	-	-	9,900.00	13,200.00	(3,300.00)
108340820001 Housekeeping	75.00	75.00	75.00	900.00	900.00	-
108340825001 Laundry Revenue	-	-	-	2,700.00	3,600.00	(900.00)
108340830001 Transportation-IL	81.00	113.50	96.50	2,271.00	2,640.00	(369.00)
108340850001 Maintenance - non taxable	-	-	-	-	-	-
108341020001 Guest Room	-	-	1,475.00	7,100.00	7,500.00	(400.00)
108340860001 IL-EF Free Days HC Benefit	-	-	-	-	-	-
108341030001 Beauty & Barber Non Taxable-IL	513.00	395.00	330.00	4,730.00	4,656.00	74.00
108341030901 Beauty & Barber Contra-IL	(513.00)	(395.00)	(330.00)	(4,730.00)	(4,656.00)	(74.00)
108341060001 General Store Revenue	912.99	1,152.89	1,326.16	13,292.04	13,200.00	92.04
108341090001 Other Income-IL	144.00	192.00	150.00	1,926.00	1,920.00	6.00
Total IL Other Revenue	(3,269.74)	494.48	852.58	108,059.88	130,160.48	(22,100.60)
Total Independent Living Revenue	408,008.85	408,762.13	405,134.03	5,176,160.37	5,212,227.28	(36,066.91)

110

St Andrews Village Operating Statement ERB Opco SAV LLC

For the Period Ending March 31, 2014

	ACTUAL January	ACTUAL February	ACTUAL March	Projected Y/E (Actual/Budget)	2014 Budget	Projected Variance

Health Center Private Pay:

108342010003 Semi Private Room Revenue-PP	151,589.00	120,854.20	102,520.25	1,323,163.45	1,258,520.00	64,643.45
108342020003 Private Room Revenue-PP	110,091.25	93,327.10	92,542.60	1,482,008.45	1,574,208.50	(92,200.05)

Total Room & Board - Private	261,680.25	214,181.30	195,062.85	2,805,171.90	2,832,728.50	(27,556.60)

108340720003 Guest Meals Income-SNF	1,090.75	1,036.00	904.61	12,175.36	12,192.00	(16.64)
108340830003 Transportation-SNF	15.00	22.50	27.50	353.00	384.00	(31.00)
108341030003 Beauty & Barber Non Taxable-SNF	879.00	739.00	762.00	7,825.00	7,260.00	565.00
108341030903 Beauty & Barber Contra-SNF	(879.00)	(739.00)	(762.00)	(7,825.00)	(7,260.00)	(565.00)
108341090003 Bed Hold Revenue	(202.97)	36.00	-	5,575.03	7,656.00	(2,080.97)
108342630003 Drugs	1,529.31	-	10.00	1,539.31	-	1,539.31
108342650003 Incontinent Supplies-SNF	1,133.14	1,165.28	685.60	2,984.02	-	2,984.02
108342690003 Medical Supplies-SNF	322.00	302.08	578.00	14,814.58	18,067.50	(3,252.92)
108342700003 Wheelchair Rental - PP	(1,760.40)	163.11	-	(1,597.29)	-	(1,597.29)
108342710003 Specialty Bed Rental - PP	-	-	-	-	-	-
108342810003 Occupational Therapy-PP	-	-	-	-	-	-
108342820003 Physical Therapy-PP	-	100.00	-	100.00	-	100.00
108342830003 Speech Therapy-PP	-	-	-	-	-	-
108342920003 Laboratory-PP	395.15	95.28	227.88	718.31	-	718.31
108342930003 Medical Supplies - Other-PP	332.23	584.73	1,169.36	2,086.32	-	2,086.32
108342940003 Oxygen-PP	723.16	729.72	629.16	16,602.04	19,272.00	(2,669.96)
108342960003 Xray-PP	480.15	-	547.36	1,027.51	-	1,027.51

Total Ancillaries - Private	4,057.52	4,234.70	4,779.47	56,378.19	57,571.50	(1,193.31)

Total Private Pay	265,737.77	218,416.00	199,842.32	2,861,550.09	2,890,300.00	(28,749.91)

Medicare Part A:

108142010003 Semi Private Room Revenue-MCA-A	60,552.18	64,566.00	69,630.00	1,219,989.43	1,360,106.70	(140,117.27)
108142020003 Private Room Revenue-MCA-A	49,128.00	53,853.00	71,581.00	174,562.00	-	174,562.00
108142420003 Contractual - Room and Board-MCA-A	164,524.57	157,124.67	170,236.24	1,942,304.50	1,924,156.51	18,147.99
108143000003 MCA-A Bad Debt (Sequestration)	(5,403.86)	(5,425.45)	(6,226.48)	(66,569.00)	(65,685.27)	(883.73)
Total Room & Board - Medicare Part A	268,800.89	270,118.22	305,220.76	3,270,286.93	3,218,577.94	51,708.99

111

St Andrews Village Operating Statement ERB Opco SAV LLC

For the Period Ending March 31, 2014

	ACTUAL January	ACTUAL February	ACTUAL March	Projected Y/E (Actual/Budget)	2014 Budget	Projected Variance

108142430003 Contractual - Ancillaries-MCA-A	(230,102.07)	(205,034.95)	(225,113.12)	(2,691,895.91)	(2,695,224.20)	3,328.29
108140830003 Transport - MCA-A	-	-	-	-	-	-
108142630003 Drugs-MCA-A	38,949.47	22,411.30	27,795.59	307,049.86	289,062.12	17,987.74
108142690003 Medical Supplies-MCA-A	982.94	1,247.76	1,765.10	94,768.88	120,421.49	(25,652.61)
108142700003 Wheelchair Rental - MCA-A	1,664.32	267.32	440.08	76,588.72	98,457.84	(21,869.12)
108142710003 Specialty Bed Rental - MCA-A	-	-	-	-	-	-
108142810003 Occupational Therapy-MCA-A	77,500.00	79,500.00	88,950.00	820,316.53	761,966.76	58,349.77
108142820003 Physical Therapy-MCA-A	81,950.00	83,550.00	91,900.00	979,039.99	957,342.85	21,697.14
108142830003 Speech Therapy-MCA-A	24,800.00	13,650.00	4,750.00	219,928.16	234,451.31	(14,523.15)
108142920003 Laboratory-MCA-A	1,685.44	2,177.94	5,220.24	86,155.12	102,244.68	(16,089.56)
108142940003 Oxygen-MCA-A	1,117.04	684.33	1,116.75	16,239.12	17,671.92	(1,432.80)
108142960003 Xray-MCA-A	1,452.86	1,546.30	3,175.36	91,809.52	113,605.20	(21,795.68)

Total Ancillaries - Medicare Part A	0.00	(0.00)	(0.00)	(0.01)	(0.03)	0.02

Total Medicare Part A	268,800.89	270,118.22	305,220.76	3,270,286.92	3,218,577.91	51,709.01

Medicare Part B:

108242430003 Contractual - Ancillaries-MCA-B	(18,193.11)	(18,571.49)	(17,155.38)	(280,032.06)	(300,112.40)	20,080.34
108242630003 Drugs - MCA-B	-	-	-	-	-	-
108242690003 Medical Supplies - MCA-B	403.14	510.54	466.05	1,379.73	-	1,379.73
108242700003 Wheelchair Rental - MCA-B					-
108242710003 Specialty Bed Rental - MCA-B	-	-	-	-	-	-
108242810003 Occupational Therapy-MCA-B	6,850.10	12,000.28	9,700.22	141,606.66	150,056.22	(8,449.56)
108242820003 Physical Therapy-MCA-B	29,150.60	24,426.79	24,650.54	372,173.67	390,146.16	(17,972.49)
108242830003 Speech Therapy-MCA-B	3,950.13	4,300.10	2,650.06	56,122.69	60,022.46	(3,899.77)
108243000003 MCA-B Bad Debt (Sequestration)	(182.37)	(198.74)	(146.89)	(528.00)	-	(528.00)

Total Ancillaries - Medicare Part B	21,978.49	22,467.48	20,164.60	290,722.69	300,112.44	(8,861.75)

Total Medicare Part B	21,978.49	22,467.48	20,164.60	290,722.69	300,112.44	(8,861.75)

Insurance:

108442010003 Semi Private Room Revenue-HMO	2,321.00	12,238.00	14,981.00	207,327.50	235,638.48	(28,310.98)
108442020003 Private Room Revenue-HMO	6,383.00	7,812.00	6,220.00	20,415.00	-	20,415.00
108442420003 Contractual - Room and Board-HMO	12,339.24	29,032.23	35,095.76	337,472.48	345,934.78	(8,462.30)
Total Room & Board - Insurance	21,043.24	49,082.23	56,296.76	565,214.98	581,573.26	(16,358.28)

112

St Andrews Village Operating Statement ERB Opco SAV LLC

For the Period Ending March 31, 2014

	ACTUAL January	ACTUAL February	ACTUAL March	Projected Y/E (Actual/Budget)	2014 Budget	Projected Variance

108440830003 Transport - HMO	-	-	-	-	-	-
108442430003 Contractual - Ancillaries-HMO	(20,244.91)	(36,363.66)	(40,065.61)	(291,301.42)	(257,957.76)	(33,343.66)
108442630003 Drugs-HMO	2,902.51	2,873.97	3,281.89	27,950.87	25,040.01	2,910.86
108442690003 Medical Supplies-HMO	-	57.00	159.48	10,710.48	13,908.68	(3,198.20)
108442700003 Wheelchair Rental - HMO	-	-	228.20	4,518.20	5,685.94	(1,167.74)
108442710003 Specialty Bed Rental - HMO	-	-	-	-	-	-
108442810003 Occupational Therapy-HMO	5,600.00	11,950.00	16,300.00	90,764.95	75,434.72	15,330.23
108442820003 Physical Therapy-HMO	5,900.00	12,500.00	16,150.00	106,058.52	94,776.96	11,281.56
108442830003 Speech Therapy-HMO	4,900.00	8,100.00	2,200.00	32,712.27	23,210.66	9,501.61
108442920003 Laboratory-HMO	346.04	680.69	1,331.06	11,267.79	11,809.26	(541.47)
108442940003 Oxygen-HMO	124.62	202.00	236.00	1,717.62	1,530.83	186.79
108442960003 Xray-HMO	471.74	-	178.98	5,600.72	6,560.70	(959.98)

Total Ancillaries - Other Insurance	(0.00)	(0.00)	(0.00)	0.00	0.00	(0.00)

Total Other Insurance	21,043.24	49,082.23	56,296.76	565,214.98	581,573.26	(16,358.28)

Total Health Center Revenue	577,560.39	560,083.93	581,524.44	6,987,774.68	6,990,563.61	(2,260.93)

Assisted Living

Private Pay:
108340010002 First Person Monthly Service Fees-	197,796.77	215,252.67	201,490.32	2,412,697.62	2,388,110.66	24,586.96
108340015002 Second Person Fees-AL	600.00	600.00	600.00	18,000.00	21,900.00	(3,900.00)
108340035002 Level of Care 1	-	-	-	-	-	-
108340040002 Level of Care 2	5,938.71	6,514.91	7,707.66	78,087.53	74,145.60	3,941.93
108340045002 Level of Care 3	17,570.96	17,008.59	12,093.89	233,439.64	243,230.40	(9,790.76)
108340046002 Level of Care 4	3,340.33	4,964.52	4,750.00	49,683.05	47,674.80	2,008.25
108340060002 Community Fee-AL	-	-	2,000.00	23,000.00	27,000.00	(4,000.00)

Total Room & Board - Private Pay	225,246.77	244,340.69	228,641.87	2,814,907.84	2,802,061.46	12,846.38

113

St Andrews Village Operating Statement ERB Opco SAV LLC

For the Period Ending March 31, 2014

	ACTUAL January	ACTUAL February	ACTUAL March	Projected Y/E (Actual/Budget)	2014 Budget	Projected Variance

108340510002 Apt. Discounts-AL	(4,571.61)	(4,520.00)	(5,455.48)	(62,427.09)	(63,840.00)	1,412.91
108344444102 Loss to Lease-AL	(1,600.00)	(1,600.00)	-	(3,235.00)	(2,644.00)	(591.00)
108340710002 Additional Meal Income-AL	-	-	-	-	-	-
108340720002 Guest Meals Income-AL	499.50	512.82	505.58	5,825.90	5,777.00	48.90
108340750002 Catering Income-AL	-	-	-	-	-	-
108340810002 AIL-Medication Mgt	9,399.51	10,178.75	9,860.47	122,048.73	123,480.00	(1,431.27)
108340830002 Transportation-AL	48.50	31.50	30.50	1,208.50	1,464.00	(255.50)
108341030002 Beauty & Barber Non Taxable-AL	1,031.00	1,015.00	1,130.00	15,974.00	17,064.00	(1,090.00)
108341030902 Beauty & Barber Contra-AL	(1,031.00)	(1,015.00)	(1,130.00)	(15,974.00)	(17,064.00)	1,090.00
108341090002 Other Income-AL	-	-	-	1,530.00	2,040.00	(510.00)
108342060002 Respite Care	8,835.00	1,085.00	(1,085.00)	34,440.00	34,140.00	300.00
108342650002 Incontinent Supplies-AL	345.97	963.39	(1,320.97)	6,288.39	8,400.00	(2,111.61)
108342690002 Medical Supplies-AL	-	-	49.10	1,192.10	1,524.00	(331.90)

Total Other Revenue - Private Pay	12,956.87	6,651.46	2,584.20	106,871.53	110,341.00	(3,469.47)

Total Private Pay	238,203.64	250,992.15	231,226.07	2,921,779.37	2,912,402.46	9,376.91

Total Assisted Living Revenue	238,203.64	250,992.15	231,226.07	2,921,779.37	2,912,402.46	9,376.91

Home Health Revenue

108344444106 Home Health-Companion Revenue	10,556.50	7,065.68	9,049.07	26,671.25	-	26,671.25

Total Other Operating Revenue	10,556.50	7,065.68	9,049.07	26,671.25	-	26,671.25

Other Operating Revenue
100049010000 Space Rentals	11,542.50	15,532.50	13,402.50	148,947.54	143,586.72	5,360.82
100049020000 Retail Space CAM Reimbursement Rev	583.34	583.34	583.34	19,723.02	23,964.00	(4,240.98)

Total Other Operating Revenue	12,125.84	16,115.84	13,985.84	168,670.56	167,550.72	1,119.84

Total Operating Revenue	1,246,455.22	1,243,019.73	1,240,919.45	15,281,056.23	15,282,744.07	(1,159.84)

114

Schedule 4.17	Condition of the Property – Personal Property not in good working order

Reference to All furnishings, fixtures, and equipment owned by Seller and listed on Schedule 2.1(b) (collectively, the “Personal Property”).

None

115

Schedule 4.23

Exception to Seller Ownership

None.

116

Schedule 4.24         Title Encumbrances. Except as described on Schedule 4.24, to Seller’s Knowledge, neither Seller nor Tenant, is in default under any of their material obligations under any recorded agreement, easement or instrument encumbering title to the Property, and Seller has no Knowledge of any material default on the part of any other party thereto.

1) Per the St Andrew’s ALTA survey completed October 26, 2012, a portion of the electric conduit between two parking lot lights on the north side of the skilled nursing building encroaches approximately seven feet onto the neighboring property (to the north) for a distance of approximately 100 feet.

117

Schedule 4.25         Affordable Housing Units. Except as described on Schedule 4.25, no bedroom or unit in the Property is leased or reserved for lease as an affordable housing unit or for low- or moderate-income residents. Except as described on Schedule 4.25, the Property is not required to lease or reserve any unit or bedroom as an affordable housing unit or bedroom or for low-income or moderate-income residents pursuant to a presently existing agreement or Applicable Law.

None

118

Schedule 4.27	Loans. Except as otherwise described on Schedule 4.27, there are no loans secured by the Property

1) Capital One Bank first mortgage loan dated December 21, 2012 secured by the Property with an outstanding principal balance of $11,443,598 as of March 31, 2014

2) TCF Equipment Finance, Inc., promissory note dated October 12, 2012 secured by a 2013 Ford E350 Xpress Bus, VIN #1FDWE3FL8CDB13170 with a current outstanding balance of approximately $33,951 as of March 31, 2014

119

Schedule 4.29         Broker’s or Finder’s Fees. Except as provided on Schedule 4.29, no agent, broker, investment banker or other person or firm acting on behalf of or under the authority of Seller or any Affiliate of Seller is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee, directly or indirectly, in connection with the transactions contemplated by this Agreement. This Section 4.29 shall survive the Closing or the expiration or any termination of this Agreement.

1) Vant-Age Pointe Capital Management, Inc., dated August 26, 2013 – brokerage commission due upon sale from Seller

120

Schedule 6.12         Exemptions to Non-Compete. Any properties currently under

management and/or ownership by Seller or its Affiliates, a list of which are more particularly set forth on Schedule 6.12

None

121

EXHIBIT A	Legal Description of the Property

Street Address: 13801 E. Yale Ave, Aurora, Colorado

Legal Description:
Lot 1,
Block 1,
Southeast Crossing Subdivision Filing No. 7,

County of Arapahoe,
State of Colorado.

A.P.N. APN - 1975-30-3-27-001

122

B. Exhibit

List of Required Due
Diligence Items for the Property

123

Due Diligence Checklist
Transaction:	St. Andrews Village
Property:	St. Andrews Village
Checklist as of:	12/20/13

#	Description	Party	Status
1.02 FINANCIAL STATEMENTS & BUDGETS
1.02.01	Tenant / Operator certified and audited (if available) financials for 2 years and last quarter - P&L, Balance Sheet, Cash Flows, etc.	Seller	Complete
1.02.02	Property level certified and audited (if available) financials for 3 years and last quarter - P&L, Balance Sheet, Cash Flows, etc.	Seller	Complete
1.02.03	Guarantor certified and audited (if available) financials for 3 years and last quarter - P&L, Balance Sheet, Cash Flows, etc.	Seller	Requested
1.02.06	2014 Operating Budget	Seller	Complete
1.02.07	Unaccrued & unpaid brokers commissions prior to purchase	Seller	N/A
1.02.09	3 years historical capital expenditures	Seller	Complete
1.02.10	2014 Capex Budget	Seller	Complete
1.02.11	Debt schedule	Seller	N/A
1.02.12	Use of proceeds	Seller	N/A
1.02.13	Schedule of current discounts, programs, amounts and expiration	Seller	Complete
1.02.14	Current accounts receivables report	Seller	Requested
1.02.15	Current accounts payable report	Seller	Requested
1.02.16	General Ledger for prior 2 years and YTD	Seller	Requested
1.02.17	Schedule of occupancy for the past 3 years	Seller	Complete
1.02.18	Copy of utility bills for the previous 12 months	Seller	Complete
1.02.19	Bank Statements for the previous 12 months	Seller	Requested
1.02.20	Current Billing Statement for each resident	Seller	Complete
1.02.21	Schedule of Security Deposits	Seller	Pending
1.03 LEGAL AND REGULATORY COMPLIANCE
1.03.01	Litigation and other claims occurring, pending or threatened during the last 3 years and reserves accrued for such items (inclusive of closing date)	Seller	N/A
1.03.02	Business / Occupational license	Seller	Complete
1.03.03	Health inspection report	Seller	Complete
1.03.04	Boiler certificates	Seller	Complete
1.03.05	Elevator certificates	Seller	Complete
1.03.06	Fire inspection report	Seller	Complete
1.03.07	Underground storage tanks registration	Seller	Requested
1.03.08	Copy of assisted living license and/or other healthcare license required (certificate of need)	Seller	Complete
1.03.09	CHOW/Explanation and timing on change of ownership requirements	Seller	N/A
1.03.10	Most recent 2 prior years regulatory surveys, statements of deficiencies and plan of correction	Seller	Requested
1.03.11	Foreclosure Documentation	Seller	N/A
1.04 INSURANCE POLICIES AND/OR CERTIFICATES
1.04.01	Property / casualty - all risk (100% replacement value)	Seller	Complete
1.04.02	Liability - public and comprehensive (general, professional and worker's comp.) Limits: $1,000,000 / $3,000,000	Seller	Complete
1.04.03	Builders risk (w.r.t. GC and the Project)	Seller	N/A
1.04.04	Business interruption/rental income (12 mos.)	Seller	Complete
1.04.05	Flood (if in Flood Hazard zone) with Flood Zone Certificate	Seller	Requested
1.04.06	Earthquake	Seller	Complete
1.05 REAL ESTATE RELATED
1.05.01	Letter of Intent	Seller	Complete
1.05.03	Existing Project Acquisition Documents (including prior contracts and appraisals)	Seller	N/A
1.05.09	Reciprocal Easement Agreement or Declaration of Covenants Conditions & Restrictions	Seller	N/A
1.05.10.03	Tenant Estoppel(s) and Consents	Seller	Requested
1.05.10.04	SNDA(s)		N/A
1.05.11	Franchise Agreement(s)		N/A
1.05.12	Waiver ROFR		N/A
1.05.14.01	Prior survey	Seller	Complete
1.05.14.03	Evidence of Ingress and Egress	Seller	N/A
1.05.14.04	Wetlands Delineation	Seller	N/A
1.05.15.01	Prior Title Insurance Policy	Seller	Requested
1.05.16.01	Existing Property Condition Reports	Seller	Requested
1.05.17.01	Existing Environmental Reports (including Asbestos)	Seller	Complete
1.05.22	Property Photos	Seller	Complete
1.05.23	Property System Documentation:
1.05.23.1	Fire alarm system, age and copy of last inspection	Seller	Requested
1.05.23.2	Call system, age and warranty	Seller	Requested

124

Due Diligence Checklist
Transaction:	St. Andrews Village
Property:	St. Andrews Village
Checklist as of:	12/20/13

#	Description	Party	Status
1.05.24	Notice of any building code, parking or other violations	Seller	N/A
1.05.25	Existing radon reports	Seller	N/A
1.06 TAXES AND ASSESSMENTS
1.06.02	Evidence of payment of current personal property taxes	Seller	Complete
1.06.03	Evidence of payment of current intangible property taxes	Seller	N/A
1.06.04	Evidence of payment of current condominium assessment or CAM fees	Seller	N/A
1.06.05	Income Tax Returns for 2 yrs for Tenant / Operator	Seller	N/A
1.06.06	Income Tax Returns for 2 yrs for Guarantor	Seller	N/A
1.06.07	Pilot Program Information	Seller	N/A
1.07 BUILDING / ENGINEERING / ARCHITECTURAL
1.07.01	Certificate of occupancy	Seller	Complete
1.07.02	Site plans	Seller	Complete
1.07.03	Engineering Schematics	Seller	Complete
1.07.04	Architectural plans	Seller	Complete
1.07.05	Elevation renderings	Seller	Complete
1.07.06	Electrical plans	Seller	Complete
1.07.07	Mechanical / HVAC renderings	Seller	Complete
1.07.08	Interior renderings/plans	Seller	Complete
1.07.09	Unit renderings / plans	Seller	Complete
1.07.10	Breakout of livable and non-livable square footage	Seller	Complete
1.07.11	Existing roofing or other structural studies	Seller	Complete
1.08 MANAGEMENT AND OPERATIONS
1.08.02	Certified Rent Roll	Seller	Complete
1.08.03	List of furniture, fixtures & equipment (FF&E) (inception through current)	Seller	Pending
1.08.04	Schedule of any personal property	Seller	Pending
1.08.05	Service / Vendor Contracts	Seller	Complete
1.08.06	Brokerage Agreements (leasing of retail)	Seller	Requested
1.08.07	Schedule of preventative maintenance	Seller	Requested
1.08.08	Emergency management plan (Disaster Recovery)	Seller	Complete
1.08.09	Medical/biological/hazardous waste handling agreements	Seller	Complete
1.08.10	Resident Agreements	Seller	Complete
1.08.11	Information on the Manager (list of properties under management, management bios, etc.)	Seller	Complete
1.08.12	Resident/Family/Employee Satisfaction Surveys	Seller	Requested
1.08.13	List of all 1099 employees	Seller	Complete
1.08.14	Schedule of rent concessions or any other discounted services by resident	Seller	Complete
1.08.15	Schedule of worker's comp claims history for the last 3 years	Seller	Requested
1.08.16	Schedule of related party transactions	Seller	Pending
1.08.17	Schedule of approved home health care vendors registered to operate in the building	Seller	Complete
1.08.18	Resident Entrance Fee Agreements	Seller	Complete
1.09 CORPORATE AND LEGAL FOR THE SELLER
1.09.01	Litigation, liens, claims or encumbrances affecting the property currently or at any time during the past three years.	Seller	Pending
1.09.02	Secretary's / Officer's Certificate with:	Seller	Pending
1.09.02.01	Certificate of Formation or Incorporation or Articles of Organization and any Amendments	Seller	Pending
1.09.02.02	Bylaws / LLC Agreement / LP Agreement and any amendments	Seller	Pending
1.09.02.03	Good Standing Certificate	Seller	Pending
1.09.02.04	Certificate of Authority to do Business	Seller	Pending
1.09.02.05	Certificate of Incumbency	Seller	Pending
1.09.02.06	Resolutions	Seller	Pending
1.09.03	Federal EIN	Seller	Pending
1.11 CORPORATE AND LEGAL FOR GUARANTOR
1.11.01	Litigation, liens, claims or encumbrances affecting the property currently or at any time during the past three years.	Seller	Requested
1.11.02	Secretary's / Officer's Certificate with:	Seller	Pending
1.11.02.01	Certificate of Formation or Incorporation or Articles of Organization and any Amendments	Seller	Pending
1.11.02.02	Bylaws / LLC Agreement / LP Agreement and any amendments	Seller	Pending
1.11.02.03	Good Standing Certificate	Seller	Pending
1.11.02.04	Certificate of Authority to do Business	Seller	Pending
1.11.02.05	Certificate of Incumbency	Seller	Pending
1.11.02.06	Resolutions	Seller	Pending
1.11.03	Federal EIN	Seller	Pending

125

Due Diligence Checklist
Transaction:	St. Andrews Village
Property:	St. Andrews Village
Checklist as of:	12/20/13

#	Description	Party	Status
1.13.29	Estoppel Letter for Contractors (not subcontractors)	Seller	Pending
1.13.30	Final Lien Waivers	Seller	Pending
1.13.31	Certificate of Substantial Completion	Seller	Pending
1.13.32	Concurrency Certificate (upon completion of vertical improvements)	Seller	Pending

Seller Organization Chart	Requested
Manager Organization Chart (needs EINs for all entities up the chain)	Requested
Tenant Organization Chart (need EINs for all entities up the chain)	Complete
Former and Current Executive Director Resumes	Complete

126

C. Exhibit

Form of Bill of Sale

127

BILL OF SALE

This Bill of Sale is made this ___ day of May, 2014 by and among ERB PROPCO SAV, LLC, a Delaware limited liability company (the “Seller”) in favor of SENTIO STAV LANDLORD, LLC, a Delaware limited liability company (the “Buyer”).

This Bill of Sale is made pursuant to that certain Purchase and Sale Agreement (the “Purchase Agreement”) by and between Buyer and Seller which provides for the purchase and sale of substantially all of the assets, and the assumption of certain specified liabilities, related to the senior living facility known as St. Andrew’s Facility. Capitalized terms used but not defined in this Bill of Sale shall have the meanings set forth in the Purchase Agreement.

In fulfillment of certain obligations of Seller pursuant to the Purchase Agreement, Seller desires to sell, convey, transfer, assign and deliver to Buyer, and Buyer desires to purchase, acquire and accept from Seller, all of Seller’s right, title and interest, to the extent assignable, in, to and under the Property located at or about any part of the real property identified in Exhibit A attached hereto (the “Purchased Assets”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and pursuant to the terms and conditions of the Purchase Agreement, it is hereby agreed that:

1.         Seller hereby sells, conveys, transfers, assigns and delivers to Buyer all of Seller’s right, title and interest in, to and under the Purchased Assets free of all Liens other than the Permitted Exceptions and Permitted Liens. Buyer hereby purchases, acquires and accepts from the Seller such Purchased Assets.

2.         Nothing expressed or implied in this Bill of Sale shall be deemed to be an assumption by the Buyer of any liabilities of the Seller. The terms and provisions of the assumption of liabilities by the Buyer are set forth in the Purchase Agreement.

3.         The terms and provisions of this Bill of Sale are intended solely for the benefit of the parties hereto and their respective successors and permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights, and this Bill of Sale does not confer any such rights upon any other person.

4.         The construction and performance of this Bill of Sale shall be governed by the laws of the State of Colorado without regard to its principles of conflict of law, as set forth in Section 12.6 of the Purchase Agreement, and, as applicable, federal law.

5.         Delivery of an executed signature page of this Bill of Sale by facsimile or other electronic transmission shall be effective as delivery of a manually executed original signature page of this Bill of Sale. This Bill of Sale may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

128

IN WITNESS WHEREOF, the parties have duly executed this Bill of Sale as of the day and year first above written.

SELLER:

ERB PROPCO SAV, LLC

By:	ERB PROPCO HOLDCO I LLC
Its:	Sole Member

By:	ERB SENIOR LIVING, L.L.C.
Its:	Sole Member

By:	EVERGREENSLP, LLC
Its:	Manager

By:	/s/ Brian E. Dowd
Name:	Brian E. Dowd
Title:	Chief Financial Officer

BUYER:

SENTIO STAV LANDLORD, LLC

By:	/s/ John Mark Ramsey

Name: John Mark Ramsey Title: Authorized Signatory

[Signature Page to Bill of Sale]

129

EXHIBIT A

LOCATIONS OF PURCHASED ASSETS

1.	13801 East Yale Avenue, Aurora, Colorado.

130

D. Exhibit

Form of Holdback Escrow Agreement

131

HOLDBACK ESCROW AGREEMENT

This HOLDBACK ESCROW AGREEMENT (the “Escrow Agreement”) is dated this ___ day of , 2014, by and among SENTIO STAV LANDLORD, LLC, a Delaware limited liability company (“Buyer”), and ERB PROPCO SAV LLC, a Delaware limited liability company, (“Seller,” and together with Buyer, the “Parties,” and individually, a “Party”), and Stewart Title Guaranty Company, as escrow agent (the “Escrow Agent”).

WHEREAS, Buyer and Seller entered into that certain Purchase and Sale Agreement dated as of _____ __, _____, as amended (the “Purchase Agreement”). Capitalized terms used but not defined in this Escrow Agreement shall have the meanings set forth in the Purchase Agreement;

WHEREAS, the Parties desire to establish an escrow account pursuant to the terms and conditions set forth herein, as contemplated by Section 10.5 of the Purchase Agreement, to be funded with $2,000,000.00 of the Purchase Price set forth in the Purchase Agreement, to be held in escrow as a non-exclusive source of payment to Buyer for any obligations of Seller under the Purchase Agreement to which Buyer may become entitled (the “Seller Obligations”); and

WHEREAS, the Parties acknowledge that the Escrow Agent is a party to the Purchase Agreement.

NOW THEREFORE, for and in consideration of the premises, and other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged, the Parties and the Escrow Agent hereby agree as follows:

1.         Receipt of Escrowed Funds. On the date hereof, Seller shall deliver to the Escrow Agent Two Million and No/100 Dollars ($2,000,000.00) in immediately available funds (the “Escrow Property”) and the Escrow Agent shall deposit the Escrow Property into an escrow account (the “Escrow Account”). Escrow Agent shall release the Escrow Property only as provided below.

2.         Investments.

(a)         The Escrow Agent is authorized and directed to deposit, transfer, hold and invest the Escrow Property and any interest income thereon as set forth in Exhibit A hereto, or as set forth in any subsequent written instruction signed by both Buyer and Seller. Any interest earnings and income on the Escrow Property shall belong to Seller but shall be disbursed as though it were a part of the Escrow Property in accordance with Section 3 of this Escrow Agreement.

(b)         The Escrow Agent is hereby authorized and directed to sell or redeem any such investments as it deems necessary to make any payments or distributions required under this Escrow Agreement. The Escrow Agent shall have no responsibility or liability for any loss which may result from any investment or sale of investment made pursuant to this Escrow Agreement. The Escrow Agent is hereby authorized, in making or disposing of any investment permitted by this Escrow Agreement, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or any such affiliate is acting as agent of the Escrow Agent or for any third person or dealing as principal for its own account. The Parties acknowledge that the Escrow Agent is not providing investment supervision, recommendations, or advice.

132

3.         Disbursements. Provided no claims for Seller Obligations are then pending (each,

a “Claim”), the Escrow Property shall be released to Seller as soon as reasonably practicable fifteen (15) months after the date hereof (the “Expiration Date”), subject to receipt by the Escrow Agent of Seller’s payment information. Any Claim shall be submitted and dealt with as set forth below:

(a) The Buyer shall be entitled to submit to the Escrow Agent one or more Claims to all or any portion of the Escrow Property relating to one or more Claims for Seller Obligations that may arise under the Purchase Agreement and prior to the Expiration Date.

(b) The Buyer shall notify the Seller and the Escrow Agent in writing (the “Claim Notice”) of a Claim promptly after the occurrence of any matter that the Buyer has determined has given rise to or could give rise to Seller Obligations pursuant to the Purchase Agreement. The Claim Notice shall state the amount of the Claim and the specific reasons and facts underlying the Claim.

(c) The Seller may contest all or a portion of a Claim in good faith by giving the Buyer and the Escrow Agent written notice of such contest within thirty (30) calendar days of receipt of the Claim Notice (the “Contest Notice”). The Contest Notice shall include a statement of the grounds of such contest. Such right to contest shall terminate if no Contest Notice is provided within such thirty (30) calendar day period. If no Contest Notice is provided within such thirty (30) calendar day period or if a Contest Notice is provided within such thirty (30) calendar day period relating to a portion of the Claim, then, as soon as reasonably practicable after the expiration of such thirty (30) calendar day period, the amount of the Claim as set forth in the Claim Notice, or the uncontested portion thereof, as applicable, shall as soon as reasonably practicable (but in no event later than the third (3rd) business day after the expiration of such thirty (30) calendar day period) be paid by the Escrow Agent to the Buyer without further notice or direction to the Escrow Agent subject to receipt by the Escrow Agent of Buyer’s payment information. If the Contest Notice is provided within such thirty (30) calendar day period, the Escrow Agent shall not pay the contested portion of the Claim to the Buyer or the Seller, except as set forth in Section 3(d) or Section 3(e) below, or pursuant to court order as provided in Section 16.

(d) If the Seller contests all or a portion of the Claim pursuant to Section 3(c) and the contested Claim or portion thereof is settled by written agreement of the Buyer and the Seller, the Buyer and the Seller shall promptly notify the Escrow Agent of such settlement by a written direction executed jointly by the Buyer and the Seller directing the Escrow Agent to take or refrain from taking an action (a “Joint Written Direction”), and any amount specified in the Joint Written Direction shall as soon as reasonably practicable (but in no event later than the third (3rd) Business Day after receipt by the Escrow Agent of the Joint Written Direction) be paid by the Escrow Agent to the Buyer, the Seller or others, as applicable, in accordance with the Joint Written Direction.

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(e) If the Seller contests all or a portion of the Claim pursuant to Section 3(c) and the contested Claim or portion thereof is not settled by a Joint Written Direction, the Buyer shall have the right at any time prior to the later of (i) the business day prior to the Expiration Date, and (ii) the fourth (4th) business day after the Buyer’s receipt of its copy of the Contest Notice (the “Contest Period”), to in good faith object to the release of all or any portion of the Claim, by delivering to the Escrow Agent written notice (an “Objection Notice”), with a copy thereof sent contemporaneously to the Seller, setting forth (i) a description, with reasonable specificity, of the basis for such objection, and (ii) the portion of the Claim that is being objected to or that the entire Claim is being objected to (a “Disputed Claim Amount”). The copy of the Objection Notice delivered to the Escrow Agent shall include a certification to the Escrow Agent that a copy of the Objection Notice also has been delivered to the Seller. The Escrow Agent may rely conclusively on the Objection Notice that the Escrow Agent receives hereunder and it will be presumed that the Objection Notice satisfies the conditions set forth herein. Furthermore, the Escrow Agent shall have no responsibility to determine if the Objection Notice satisfies any conditions set forth in the Purchase Agreement for disputing a claim pursuant to the Purchase Agreement or that a copy of the Objection Notice was sent to or received by the Seller. Thereafter, the Escrow Agent shall continue to hold the Disputed Claim Amount pursuant to the provisions of this Escrow Agreement, until the Escrow Agent receives a Joint Written Direction as to the distribution of the Disputed Claim Amount, or court order as allowed pursuant to Section 16. For the avoidance of doubt, if Buyer fails to deliver a timely Objection Notice to the Escrow Agent, then the portion of the Claim that was contested pursuant to Section 3(c) shall be disbursed by the Escrow Agent to the Seller on the Expiration Date, subject to receipt by the Escrow Agent of Seller’s payment information.

4.         Intentionally Deleted.

5.         Income Tax Allocation and Reporting.

(a)         The Parties agree that, for tax reporting purposes, all interest and other income from investment of the Escrow Property shall, as of the end of each calendar year and to the extent required by the Internal Revenue Service, be reported as having been earned by Seller, whether or not such income was disbursed during such calendar year.

(b)         Prior to the date hereof, the Parties shall provide the Escrow Agent with certified tax identification numbers by furnishing appropriate forms W-9 or W-8 and such other forms and documents that the Escrow Agent may request. The Parties understand that if such tax reporting documentation is not provided and certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, to withhold a portion of any interest or other income earned on the investment of the Escrow Property.

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(c)         To the extent that the Escrow Agent becomes liable for the payment of any taxes in respect of income derived from the investment of the Escrow Property, the Escrow Agent shall satisfy such liability to the extent possible from the Escrow Property. The Parties, jointly and severally, shall indemnify, defend and hold the Escrow Agent harmless from and against any tax, late payment, interest, penalty or other cost or expense that may be assessed against the Escrow Agent on or with respect to the Escrow Property and the investment thereof unless such tax, late payment, interest, penalty or other expense was directly caused by the gross negligence or willful misconduct of the Escrow Agent. The indemnification provided by this Section 5(c) is in addition to the indemnification provided in Section 12 and shall survive the resignation or removal of the Escrow Agent and the termination of this Escrow Agreement.

6.         Termination. Provided no Claims are then pending, this Escrow Agreement shall terminate on the Expiration Date, at which time the Escrow Agent is authorized and directed to disburse, in accordance with Section 3, any remaining Escrow Property which has not previously been disbursed in accordance with Section 3, and thereafter this Escrow Agreement shall be of no further force and effect except that the provisions of Sections 5(c), 12 and 13 hereof shall survive termination. In the event that any Claims are pending on the Expiration Date, the Escrow Agent is authorized and directed to disburse, in accordance with Section 3, any remaining Escrow Property which has not previously been disbursed less the amount of the pending Claims, in accordance with Section 3. Upon resolution of any such pending Claims, the Escrow Agent is authorized and directed to disburse, in accordance with Section 3, any remaining Escrow Property which has not previously been disbursed, and thereafter this Escrow Agreement shall be of no further force and effect except that the provisions of Sections 5(c), 12 and 13 hereof shall survive termination.

7.         Scope of Responsibility. Under no circumstance will the Escrow Agent be deemed to be a fiduciary to any Party or any other person under this Escrow Agreement. The Escrow Agent will not be responsible or liable for the failure of any Party to perform in accordance with this Escrow Agreement. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or document other than the Purchase Agreement and this Escrow Agreement, whether or not an original or a copy of such agreement has been provided to the Escrow Agent; and the Escrow Agent shall have no duty to know or inquire as to the performance or nonperformance of any provision of any such agreement, instrument, or document. References in this Escrow Agreement to any other agreement, instrument, or document (other than the Purchase Agreement) are for the convenience of the Parties, and the Escrow Agent has no duties or obligations with respect thereto. The Purchase Agreement and this Escrow Agreement set forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred or implied from the terms of this Escrow Agreement or any other agreement.

8.         Attorneys and Agents. The Escrow Agent shall be entitled to rely on and shall not be liable for any action taken or omitted to be taken by the Escrow Agent in accordance with the advice of counsel or other professionals retained or consulted by the Escrow Agent, except in the case of willful misconduct or gross negligence by the Escrow Agent. The Escrow Agent shall be reimbursed as set forth in Section 15 for any and all compensation (fees, expenses and other costs) paid and/or reimbursed to such counsel and/or professionals. The Escrow Agent may perform any and all of its duties through its agents, representatives, attorneys, custodians, and/or nominees.

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9.         Reliance. The Escrow Agent shall not be liable for any action taken or not taken by it in accordance with the direction or consent of the Parties or their respective agents, representatives, successors, or assigns. The Escrow Agent shall not be liable for acting or refraining from acting upon any notice, request, consent, direction, requisition, certificate, order, affidavit, letter, or other paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, without further inquiry into the person’s or persons’ authority.

10.         Right Not Duty Undertaken. The permissive rights of the Escrow Agent to do things enumerated in this Escrow Agreement shall not be construed as duties.

11.         No Financial Obligation. No provision of this Escrow Agreement shall require the Escrow Agent to risk or advance its own funds or otherwise incur any financial liability or potential financial liability (except in the case of willful misconduct or gross negligence by the Escrow Agent) in the performance of its duties or the exercise of its rights under this Escrow Agreement.

12.         Indemnification. The Parties, jointly and severally, shall indemnify, defend and hold harmless the Escrow Agent from and against any and all loss, liability, cost, damage and expense, including, without limitation, attorneys’ fees and expenses or other professional fees and expenses which the Escrow Agent may suffer or incur by reason of any action, claim or proceeding brought against the Escrow Agent, arising out of or relating in any way to this Escrow Agreement or any transaction to which this Escrow Agreement relates, unless such loss, liability, cost, damage or expense shall have been finally adjudicated to have been directly caused by the willful misconduct or gross negligence of the Escrow Agent. The Escrow Agent shall indemnify, defend and hold harmless the Parties from and against any and all loss, liability, cost, damage and expense, including, without limitation, attorneys’ fees and expenses or other professional fees and expenses, that the Parties may suffer or incur and that arise out of or relate in any way to this Escrow Agreement or any transaction to which this Escrow Agreement relates, if such loss, liability, cost, damage, or expense is finally adjudicated to have been directly caused by the willful misconduct or gross negligence of the Escrow Agent. The provisions of this Section 12 shall survive the resignation or removal of the Escrow Agent and the termination of this Escrow Agreement.

13.         Limitation of Liability. THE ESCROW AGENT SHALL NOT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (I) DAMAGES, LOSSES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES, LOSSES OR EXPENSES WHICH HAVE BEEN FINALLY ADJUDICATED TO HAVE DIRECTLY RESULTED FROM THE ESCROW AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OR (II) SPECIAL, INDIRECT, PUNITIVE, OR CONSEQUENTIAL DAMAGES OR LOSSES OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION LOST PROFITS), EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION.

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14.         Resignation or Removal. The Escrow Agent may resign by furnishing written notice of its resignation to the Parties, and the Parties may remove the Escrow Agent by furnishing to the Escrow Agent a joint written notice of its removal along with payment of all fees and expenses to which the Escrow Agent is entitled through the date of removal. Such resignation or removal, as the case may be, shall be effective thirty (30) calendar days after the delivery of such notice or upon the earlier appointment of a successor, and the Escrow Agent’s sole responsibility thereafter shall be to safely keep the Escrow Property and to deliver the same to a successor escrow agent as shall be appointed by the Parties, as evidenced by a joint written notice filed with the Escrow Agent or in accordance with a court order. If the Parties have failed to appoint a successor escrow agent prior to the expiration of thirty (30) calendar days following the delivery of such notice of resignation or removal, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon the Parties.

15.         Compensation. The Escrow Agent shall be entitled to compensation for its services as stated in the fee schedule attached hereto as Exhibit B, which compensation shall be paid by Buyer and Seller, equally. The fee agreed upon for the services rendered hereunder is intended as full compensation for the Escrow Agent's services as contemplated by this Escrow Agreement; provided, however, that in the event that the conditions for the disbursement of funds under this Escrow Agreement are not fulfilled, or the Escrow Agent renders any service not contemplated in this Escrow Agreement, or there is any assignment of interest in the subject matter of this Escrow Agreement, or any material modification hereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to any litigation pertaining to this Escrow Agreement or the subject matter hereof, then the Escrow Agent shall be compensated for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorneys’ fees and expenses, occasioned by any such delay, controversy, litigation or event. If any amount due to the Escrow Agent hereunder is not paid within thirty (30) days of the date due, the Escrow Agent in its sole discretion may charge interest on such amount up to the highest rate permitted by applicable law. The Escrow Agent shall have, and is hereby granted, a prior lien upon the Escrow Property with respect to its unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights, superior to the interests of any other persons or entities and is hereby granted the right to set off and deduct any unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights from the Escrow Property.

16.         Disagreements. If any conflict, disagreement or dispute arises between, among, or involving any of the parties hereto concerning the meaning or validity of any provision hereunder or concerning any other matter relating to this Escrow Agreement, or the Escrow Agent is in doubt as to the action to be taken hereunder, the Escrow Agent may, at its option, retain the Escrow Property until the Escrow Agent (i) receives a final non-appealable order of a court of competent jurisdiction or a final non-appealable arbitration decision directing delivery of the Escrow Property, (ii) receives a written agreement executed by each of the parties involved in such disagreement or dispute directing delivery of the Escrow Property, in which event the Escrow Agent shall be authorized to disburse the Escrow Property in accordance with such final court order, arbitration decision, or agreement, or (iii) files an interpleader action in any court of competent jurisdiction, and upon the filing thereof, the Escrow Agent shall be relieved of all liability as to the Escrow Property and shall be entitled to recover attorneys’ fees, expenses and other costs incurred in commencing and maintaining any such interpleader action. The Escrow Agent shall be entitled to act on any such agreement, court order, or arbitration decision without further question, inquiry, or consent.

137

17.         Merger or Consolidation. Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Escrow Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

18.         Attachment of Escrow Property; Compliance with Legal Orders. In the event that any Escrow Property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Escrow Property, the Escrow Agent is hereby expressly authorized, in its sole discretion, to respond as it deems appropriate or to comply with all writs, orders or decrees so entered or issued, or which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction. In the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the Parties or to any other person, firm or corporation, should, by reason of such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

19.         Force Majeure. The Escrow Agent shall not be responsible or liable for any failure or delay in the performance of its obligation under this Escrow Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; wars; acts of terrorism; civil or military disturbances; sabotage; epidemic; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental action; it being understood that the Escrow Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.

20.         Successors and Assigns. This Escrow Agreement shall be binding on and inure to the benefit of the Parties and the Escrow Agent and their respective successors and permitted assigns. No other persons shall have any rights under this Escrow Agreement, except as specifically permitted herein. No assignment of the interest of any of the Parties shall be binding unless and until written notice of such assignment shall be delivered to the other Party and the Escrow Agent and shall require the prior written consent of the other Party and the Escrow Agent (such consent not to be unreasonably withheld). Buyer may make a collateral assignment of its rights and interests under this Escrow Agreement to any lender, or agent thereof, (with regard to the purchase of the St. Andrew’s Facility) for security purposes.

138

21.          Escheat. The Parties are aware that under applicable state law, property which is presumed abandoned may under certain circumstances escheat to the applicable state. The Escrow Agent shall have no liability to the Parties, their respective heirs, legal representatives, successors and assigns, or any other party, should any or all of the Escrow Property escheat by operation of law.

22.         Notices. All notices, requests, demands, and other communications required under this Escrow Agreement shall be in writing, in English, and shall be deemed to have been duly given if delivered (i) personally, (ii) by facsimile transmission with written confirmation of receipt, (iii) on the day of transmission if sent by electronic mail (“e-mail”) to the e-mail address given below, and written confirmation of receipt is obtained promptly after completion of transmission, (iv) by overnight delivery with a reputable national overnight delivery service, or (v) by mail or by certified mail, return receipt requested, and postage prepaid. If any notice is mailed, it shall be deemed given five business days after the date such notice is deposited in the United States mail. If notice is given to a party, it shall be given at the address for such party set forth below. It shall be the responsibility of the Parties to notify the Escrow Agent and the other Party in writing of any name or address changes. In the case of communications delivered to the Escrow Agent, such communications shall be deemed to have been given on the date received by the Escrow Agent.

To Seller:	ERB PROPCO SAV LLC

c/o EvergreenSLP, LLC

P.O. Box 2107

Brentwood, TN 37024

Telephone: (201) 447-7006

Facsimile:

E-mail: bdowd@evergreenslp.com

With a copy to:	Donald A. Hammett, Jr.

Locke Lord LLP

2200 Ross Avenue, Suite 2200 Dallas, Texas 75201

Telephone: 214-740-8582 Facsimile: 214-756-8582

E-mail: dhammett@lockelord.com

Marc D. Lazar

Ropes & Gray LLP

800 Boylston Street

Boston, Massachusetts 02199

Telephone: 617-951-7866

Facsimile: 617-235-0714

E-mail: Marc.Lazar@ropesgray.com

John A. Rogers Jr.

Herrick, Feinstein LLP 2 Park Avenue

DAL:0101319/00015:2289371v2

New York, New York 10016 Telephone: 212-592-6177

Facsimile: 212-545-3359 E-mail: jrogers@herrick.com

139

To Buyer:	SENTIO STAV LANDLORD, LLC

189 S. Orange Ave., Suite 1700

Orlando, Florida 32801

Attn: John Mark Ramsey

Telephone: (407) 999-2426

Facsimile: (407) 999-5210

Email: jramsey@sentioinvestments.com

With a copy to:	Foley & Lardner LLP

111 North Orange Avenue, Suite 1800

Orlando, FL 32801

Attention: Michael A. Okaty, Esq.

Telephone: (407) 423-7656 Facsimile: (407) 648-1743

Email: mokaty@foley.com

To Escrow Agent:	Stewart Title Guaranty Company

c/o Terrance Miklas

One Washington Mall - Suite 1400

Boston, MA 02108

Telephone: 617-933-2415 Facsimile: 617-727-8372

Email: TMiklas@stewart.com

23.         Governing Law. This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

24.         Entire Agreement. This Escrow Agreement and the exhibits hereto set forth the entire agreement and understanding of the parties related to the Escrow Property.

25.         Amendment. This Escrow Agreement may be amended, modified, superseded, rescinded, or canceled only by a written instrument executed by the Parties and the Escrow Agent.

26.         Waivers. The failure of any party to this Escrow Agreement at any time or times to require performance of any provision under this Escrow Agreement shall in no manner affect the right at a later time to enforce the same performance. A waiver by any party to this Escrow Agreement of any such condition or breach of any term, covenant, representation, or warranty contained in this Escrow Agreement, in any one or more instances, shall neither be construed as a further or continuing waiver of any such condition or breach nor a waiver of any other condition or breach of any other term, covenant, representation, or warranty contained in this Escrow Agreement.

140

27.         Headings. Section headings of this Escrow Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions of this Escrow Agreement.

28.         Counterparts. This Escrow Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

141

IN WITNESS WHEREOF, the parties have signed this Agreement of the date set forth above.

BUYER:

SENTIO STAV LANDLORD, LLC, a Delaware limited liability company

By:	/s/ John Mark Ramsey

Title: Authorized Signatory Name: John Mark Ramsey

SELLER:

ERB PROPCO SAV, LLC, a Delaware limited liability company

By:	ERB PROPCO HOLDCO I LLC
Its:	Sole Member

By:	ERB SENIOR LIVING, L.L.C.
Its:	Sole Member

By:	EVERGREENSLP, LLC
Its: Manager

By:	/s/ Brian E. Dowd

Name: Brian E. Dowd

Title: Chief Financial Officer

ESCROW AGENT:

STEWART TITLE GUARANTY COMPANY

By:

Name: Title:

142

Exhibit A

Agency and Custody Account Direction
For Cash Balances

, 20___

Stewart Title Guaranty Company

c/o Terrance Miklas

One Washington Mall - Suite

1400 Boston, MA 02108

Re: Directions regarding the investment of the Escrow Property under that certain Holdback Escrow Agreement (the “Escrow Agreement”) dated as of

_______________ , 2014, by and among SENTIO STAV LANDLORD, LLC, a Delaware limited liability company (“Buyer”), and ERB PROPCO SAV LLC, a Delaware limited liability company, (“Seller”), and Stewart Title Guaranty Company, as escrow agent (the “Escrow Agent”)

Mr. Miklas:

Capitalized terms used but not defined in this letter shall have the meanings set forth in the Escrow Agreement.

The Escrow Agent is hereby directed to deposit all of the Escrow Property in an interest bearing account (the “Account”) at the following depository institution: .

Seller and Buyer understand that amounts on deposit in the Account are insured, subject to the applicable rules and regulations of the Federal Deposit Insurance Corporation (FDIC), in the basic FDIC insurance amount of $250,000 per depositor, per insured bank. This includes principal and accrued interest up to a total of $250,000.

Seller and Buyer understand that they may change this direction at any time and that it shall continue in effect until revoked or modified by a written instrument delivered to the Escrow Agent and executed by both Seller and Buyer.

[Signature Page to Follow]

143

Sincerely,

BUYER:

SENTIO STAV LANDLORD, LLC, a Delaware limited liability company

By:	/s/ John Mark Ramsey
Title: Authorized Signatory
Name: John Mark Ramsey

SELLER:

ERB PROPCO SAV, LLC, a Delaware limited liability company

By:	ERB PROPCO HOLDCO I LLC
Its:	Sole Member

By:	ERB SENIOR LIVING, L.L.C.
Its:	Sole Member

By:	EVERGREENSLP, LLC
Its:	Manager

By:	/s/ Brian E. Dowd
Name: Brian E. Dowd
Title: Chief Financial Officer

144

EXHIBIT B

ESCROW AGENT FEE SCHEDULE

145

EXHIBIT E	List of Licenses

ERB Propco SAV, LLC - None

ERB Opco SAV, LLC

1)         Assisted Living

CO Department of Public Health and Environment License Number: 23G126 Licensed Bed Capacity: 72 Expiration – 3/29/15

2)         Skilled Nursing

CO Department of Public Health and Environment License Number: 02O244 Licensed Bed Capacity: 58 Expiration – 3/29/15

3)         Home Care Agency (Class B – Non-Medical)

CO Department of Public Health and Environment License Number: 04P246 Licensed Bed Capacity: 0 Expiration: 8/19/14

4)         Hair Salon

CO Department of Regulatory Agencies Division of Professions and Occupations Shop Registration

Registration #: 2000028726

Expiration: 11/30/2015

146

F. Exhibit

Audit Letter

147

“Audit Completion Date”

KPMG LLP

One Independent Drive

Suite 1100

Jacksonville, Florida 32202

Ladies and Gentlemen:

We are providing this letter in connection with your audit of the Statement of Revenues and Certain Expenses for the twelve months ended ______________, for the purpose of expressing an opinion as to whether this financial statement presents fairly, in all material respects, the results of operations of ________________ (Property), in conformity with the accrual basis of accounting used for federal income tax purposes.

Certain representations in this letter are described as being limited to matters that are material. Items are considered material, regardless of size, if they involve an omission or misstatement of accounting information that, in the light of surrounding circumstances, makes it probable that the judgment of a reasonable person relying on the information would be changed or influenced by the omission or misstatement.

We confirm, to the best of our knowledge and belief, the following representations made to you during your audit:

1.	The financial statement referred to above is fairly presented in conformity with the accrual basis of accounting used for federal income tax purposes.

2.	We have made available to you:

a.	All financial records and related data.
b.	All agreements or amendments to agreements which would have a material impact on the Statement of Revenues and Certain Expenses.

3.	There are no:
a.	Violations or possible violations of laws or regulations, whose effects should be considered for disclosure in the Statement of Revenues and Certain Expenses or as a basis for recording a loss contingency.

b.	Unasserted claims or assessments that our lawyers have advised us are probable of assertion and must be disclosed in accordance with FASB Accounting Standards Codification (ASC) 450, Contingencies.

c.	Other liabilities or gain or loss contingencies that are required to be accrued or disclosed by FASB ASC 450, Contingencies.

d.	Material transactions that have not been properly recorded in the accounting records underlying the Statement of Revenues and Certain Expenses.

e.	Events that have occurred subsequent to the Statement of Revenues and Certain Expenses date and through the date of this letter that would require adjustment to or disclosure in the Statement of Revenues and Certain Expenses.

148

4.   We acknowledge our responsibility for the design and implementation of programs and controls to prevent, deter and detect fraud. We understand that the term "fraud" includes misstatements arising from fraudulent financial reporting and misstatements arising from misappropriation of assets.

5.   We have no knowledge of any fraud or suspected fraud affecting the entity involving:

a.	Management

b.	Employees who have significant roles in internal control over financial reporting, or

c.	Others where the fraud could have a material effect on the Statement of Revenues and Certain Expenses.

6.         We have no knowledge of any allegations of fraud or suspected fraud affecting the entity

7.         We have no knowledge of any officer or director of the Property, or any other person acting under the direction thereof, having taken any action to fraudulently influence, coerce, manipulate or mislead you during your audit.

8.         The following have been properly recorded or disclosed in the Statement of Revenues and Certain Expenses:

a.	Related party transactions including sales, purchases, loans, transfers, leasing arrangements, guarantees, ongoing contractual commitments and amounts receivable from or payable to related parties.

b.	Significant common ownership or management control relationships requiring disclosure.

9.         The Property has complied with all aspects of contractual agreements that would have a material effect on the Statement of Revenues and Certain Expenses in the event of noncompliance.

Further, we confirm that we are responsible for the fair presentation in the Statement of Revenue and Certain Expenses in conformity with generally accepted accounting principles.

Very truly yours,

“Seller/Manager”

Name

Title

149

EXHIBIT G	Rent Roll

Attached

150

Independent Living Rent Roll as of 4/30/2014

							Refund Plan
							80%	90%	Combined Basic Room Rate			Entrance Fee	Second Person		Status	Pool
	Unit		Primary Resident	Secondary Resident	Move In	Entrance	Refund Due	Refund	2014	Discount	Actual	2014	2014	Actual	Unit	EF or
Unit	Type	Sq. Ft.	Name	Name	Date	Fee Receipt	Upon Resale	Liability	Rate	MSF	MSF	Rate	Rate	Rate	Vacant	Rental
206	South Platte	930	Reimer, Richard		12/31/2013				3,500			3,200	550		N	Rental
207	St. Vrain	1,175	Segelken, Peggy		10/31/2010	263,952		237,557	2,900		2,774	270,000	550		N	EF
208	South Platte	930	Pliler, Vivian		10/20/2007	212,000	180,000		2,400		2,488	225,000	550		N	EF
209	North Platte	930	Vacant							2,300		225,000	550		Y	EF
210	Rio Grande	1,390	Runice, Jerrie		10/1/2006	340,000	264,000		2,900		3,487	330,000	550		N	EF
211	Fraser	820	Kojis, Andy		6/22/2010				2,900			2,514	550		N	Rental
212	Clear Creek A	1,365	Leonard, Donald	Leonard, LaVonne	12/30/2013				4,600			3,950	550	478	N	Rental
214	South Platte	930	Walker, Margie		9/30/2008				3,800			3,742	550		N	Rental
215	South Platte	930	Thrane, Ruth		4/17/2012				3,800			3,801	550		N	Rental
216	Yampa	670	Spears, Howard		1/20/2014				2,600			2,500	550		N	Rental
217	Yampa	670	Nelson, Ruth		10/30/2007				2,600	(350)		3,239	550		N	Rental
218	South Platte	930	Davidson, Barbara		8/5/2013				3,800			3,800	550		N	Rental
219	South Platte	930	Vacant								3,800		550		Y	Rental
220	Yampa	670	Warner, Jane		9/21/2006				2,900			3,379	550		N	Rental
221	Yampa	670	Bray, Alma		3/6/2012				2,900			2,550	550		N	Rental
222	Fraser	820	Hastings, Gene		6/28/2008				2,900	(590)		3,512	550		N	Rental
223	Rio Grande	1,390	Baker, Martha		10/31/2013	330,000		297,000	2,900		2,900	330,000	550		N	EF
224	North Platte	930	Webster, Jean		10/31/2012	218,000		196,200	2,250	(66)	2,235	218,000	550		N	EF
225	South Platte	930	Johncox, Gladys		9/30/2013				3,800			3,500	550		N	Rental
226	St. Vrain	1,175	Vacant			248,000	220,000			2,900		275,000	550		Y	EF
227	South Platte	930	Vacant								3,600		550		Y	Rental
229	Eagle	1,365	Means, Margaret		5/3/2012				4,900			3,500	550		N	Rental
230	Piney	930	Humphrey, Robert	Humphrey, Mary	7/31/2013				3,300			2,884	550	478	N	Rental
231	South Platte	930	Schwab, John		8/4/2012				3,200			2,500	550		N	Rental
232	Colorado	1,195	Ellis, Phil	Ellis, Elaine	4/21/2011				4,900	(492)		5,324	550	492	N	Rental
233	Colorado	1,195	Reichel, Joe	Reichel, Virginia	5/31/2013				3,800			3,500	550	478	N	Rental
234	Colorado	1,195	Dorr, Eunice		4/27/2013				3,700			3,500	550		N	Rental
301	Colorado	1,195	Holden, Jack	Holden, Peggy	9/25/2006	234,600	228,000		2,800		3,180	285,000	550	406	N	EF
302	South Platte	930	Ruzicka, Pauline		12/31/2012				3,400	(550)		3,300	550		N	Rental
303	Piney	930	Scarborough, Bonnie		4/15/2011	198,276		178,448	2,150		2,139	205,000	550		N	EF
304	Yampa	670	Vacant								3,000		550		Y	Rental
305	Yampa	670	Dodd, Bonnie		3/30/2012	115,000		103,500	1,900		1,733	155,000	550		N	EF
306	South Platte	930	Holtz, Charles	Holtz, Nina	8/31/2009	212,000	184,000		2,400		2,490	230,000	550	474	N	EF
307	St. Vrain	1,175	Royston, Claire		9/30/2008	285,000	228,000		3,000	(185)	3,211	285,000	550		N	EF
308	South Platte	930	Woods, Gener		7/24/2013				3,800			3,400	550		N	Rental
309	North Platte	930	Macfaren, Jean		9/28/2006	216,000	188,000		2,450		2,588	235,000	550		N	EF
310	Rio Grande	1,390	Richerson, Dorothy		7/24/2006	162,400	272,000		3,100		3,392	340,000	550		N	EF
311	Fraser	820	Pomeroy, Betty		7/15/2010				2,800			2,559	550		N	Rental
312	Clear Creek A	1,365	Whelan, Eleanor		1/18/2009				4,900	(199)		5,654	550		N	Rental
314	South Platte	930	Coffman, Dorothy		4/22/2014				3,400			3,280	550		N	Rental
315	South Platte	930	Watanabe, Iris		4/9/2013	190,000		171,000	2,300		2,235	220,000	550		N	EF
316	Clear Creek A	1,365	Rose, Mary		9/30/2007				5,500			5,654	550		N	Rental
318	South Platte	930	Steward, Eugene		10/26/2012				3,400			3,315	550		N	Rental
319	South Platte	930	Johnson, Rosemary		6/30/2012				3,400			3,201	550		N	Rental
320	Yampa	670	Baxter, L. Dean		8/20/2013	149,000		134,100	2,000		1,785	160,000	550		N	EF
321	Yampa	670	Lyon, Ray		1/14/2011				3,000			2,955	550		N	Rental
322	Fraser	820	Radetsky, Kay		6/17/2013	169,000		152,100	2,000		1,900	170,000	550		N	EF
323	Rio Grande	1,390	Logan, James	Logan, Marni	5/16/2011	341,162		307,046	3,300		3,041	355,000	550	492	N	EF
324	North Platte	930	Cavanaugh, Colleen		7/11/2013				3,600			3,400	550		N	Rental
325	South Platte	930	Kendall, William		6/7/2011	214,718		193,246	2,400		2,234	230,000	550		N	EF
326	St. Vrain	1,175	Melcher, Bert	Melcher, Rosemary	4/30/2013	269,000		242,100	2,950		2,775	280,000	550	478	N	EF
327	South Platte	930	Kessler, Barbara		7/28/2006	144,000	184,000		2,400		2,601	230,000	550		N	EF

151

Independent Living Rent Roll as of 4/30/2014

							Refund Plan
							80%	90%	Combined Basic Room Rate			Entrance Fee	Second Person		Status	Pool
	Unit		Primary Resident	Secondary Resident	Move In	Entrance	Refund Due	Refund	2014	Discount	Actual	2014	2014	Actual	Unit	EF or
Unit	Type	Sq. Ft.	Name	Name	Date	Fee Receipt	Upon Resale	Liability	Rate	MSF	MSF	Rate	Rate	Rate	Vacant	Rental
329	Eagle	1,365	Straight, Juanita		1/16/2012				4,900			3,500	550		N	Rental
330	Piney	930	Frankowski, Dorothy		5/7/2012	169,000		152,100	2,150		2,077	190,000	550		N	EF
331	South Platte	930	Larsen, Dale	Larsen, Evelyn	8/24/2011				3,600			2,900	550	478	N	Rental
332	Colorado	1,195	Lacefield, James	Lacefield, Florence	10/25/2013	250,000		225,000	2,600		2,600	250,000	550	478	N	EF
333	Colorado	1,195	Gollan, Marybeth		3/15/2013				3,900			3,500	550		N	Rental
334	Colorado	1,195	Vacant								4,900		550		Y	Rental
401	Colorado	1,195	Pottle, Rita		2/29/2008	240,000	232,000		2,900		3,057	290,000	550		N	EF
402	South Platte	930	King, Betty		11/4/2011				3,750			3,713	550		N	Rental
403	Piney	930	Eichenberger, Richard		5/31/2013				3,400			3,300	550		N	Rental
404	Yampa	670	Scheevel, Loyal		11/2/2012	129,000		116,100	1,800		1,595	150,000	550		N	EF
405	Yampa	670	Kratz, Joyce		11/18/2013	155,000		139,500	1,900		1,800	155,000	550		N	EF
406	South Platte	930	Chapman, Bill		10/29/2007				3,900			3,891	550		N	Rental
407	St. Vrain	1,175	McCarthey, Elham		8/26/2010	250,000		225,000	3,000		2,774	295,000	550		N	EF
408	South Platte	930	Dowden, Dorothy		8/9/2006	104,400	188,000		2,500		2,187	235,000	550		N	EF
409	North Platte	930	Eichner, Marilyn		7/25/2006	180,000	208,000		2,500		2,304	260,000	550		N	EF
410	Rio Grande	1,390	Christiansen, Robert	Christiansen, Elinor	5/31/2013	375,000		337,500	3,300		2,900	375,000	550	478	N	EF
411	Fraser	820	Brown, Velma		7/24/2010				2,900			2,574	550		N	Rental
412	Clear Creek A	1,365	Kahler, Lorraine		11/30/2012				4,900			3,950	550		N	Rental
414	South Platte	930		Vacant		218,359		196,523		2,400		230,000	550		Y	EF
415	South Platte	930	Cavallo, Viola		7/31/2013	230,000		207,000	2,400		2,250	230,000	550		N	EF
416	Clear Creek A	1,365	Due, Belle (416/417 combo)		8/21/2006	269,000	280,000		2,900	(293)	3,458	350,000	550		N	EF
418	South Platte	930	Thompson, Maurice	Thompson, Norma	5/26/2013				3,500			3,400	550	478	N	Rental
419	South Platte	930	Salzman, Cal		9/2/2006	180,200	200,000		2,400		2,588	250,000	550		N	EF
420	Yampa	670	O'Neil, Gini		7/31/2006				3,100	(286)		3,343	550		N	Rental
421	Yampa	670	Tenney, Ginny		3/15/2008				3,100			2,970	550		N	Rental
422	Fraser	820	Allen, Herb		7/25/2006				2,900			2,625	550		N	Rental
423	Rio Grande	1,390	Ford, Jeanette		10/27/2011	331,042		297,938	3,500		2,952	365,000	550		N	EF
424	North Platte	930	Vacant								3,900		550		Y	Rental
425	South Platte	930	Elberson, Janice		4/9/2007	212,000	192,000		2,450		2,588	240,000	550		N	EF
426	St. Vrain	1,175	Mingee, Jim	Mingee, Marilyn	7/24/2006	196,000	228,000		3,000	(200)	2,601	285,000	550	406	N	EF
427	South Platte	930	Kiddie, Jack		9/27/2008	180,000	192,000		2,450	(190)	2,489	240,000	550		N	EF
429	Eagle	1,365	Vivona, Al	Cowart, Beckie	10/3/2012	299,000		269,100	2,900		2,900	310,000	550	478	N	EF
430	Piney	930	Lehman, Neva		3/27/2012				3,400	(612)		3,112	550		N	Rental
431	South Platte	930	Yingst, Mary		5/14/2011				3,500			2,575	550		N	Rental
432	Colorado	1,195	Muldrow, Bill	Muldrow, Elizabeth	9/30/2013	275,000		247,500	2,700		2,700	275,000	550	478	N	EF
433	Colorado	1,195	Maruyama, Allen	Maruyama, Rose	12/31/2012				4,500			3,500	550	500	N	Rental
434	Colorado	1,195	Jolliff, Patricia		4/15/2013				4,900			4,900	550		N	Rental
501	Colorado	1,195	Carper, Sandy		8/31/2006	198,500	236,000		2,900	(50)	2,304	295,000	550		N	EF
502	South Platte	930	Stevenson, Johnnie		5/24/2010				3,800			3,293	550		N	Rental
503	Piney	930	Lemma, Dominic	Lemma, Eltomae	7/31/2006	192,000	180,000		2,200		2,576	225,000	550	406	N	EF
504	Yampa	670	Mahaffery, Rasie		2/8/2013	145,000		130,500	1,900		1,650	155,000	550		N	EF
505	Yampa	670		Vacant		144,934		130,441		2,000		165,000	550		Y	EF
506	South Platte	930	Kruse, Helen		9/6/2006	122,800	192,000		2,450		2,601	240,000	550		N	EF
507	St. Vrain	1,175	Bruton, Betty		2/20/2013	300,000		270,000	3,100		2,950	310,000	550		N	EF
508	South Platte	930	Whalin, Lynn		4/12/2007				4,000			3,929	550		N	Rental
509	North Platte	930	Hoven, Bea		8/3/2006	122,800	220,000		2,500		2,304	275,000	550		N	EF
510	Cimmaron	1,995	Peters, Ted	Peters, Joanne	4/30/2013	425,000		382,500	3,350		3,265	475,000	550	478	N	EF
515	South Platte	930	Mesch, Robert	Mesch, Audrey	3/31/2014				3,950			3,950	550	550	N	Rental
516	Yampa	670	Fitzgerald, Alyce		10/31/2013	165,000		148,500	2,100	(100)	1,900	170,000	550		N	EF
517	Yampa	670	Seidel, Joyce		11/27/2013	165,000		148,500	2,100		1,900	170,000	550		N	EF
518	South Platte	930	Vacant			212,000	204,000			2,500		255,000	550		Y	EF
523	Cimmaron	1,995	Seavall, Earl		10/1/2006	292,250	396,000		3,350		3,191	495,000	550		N	EF

152

Independent Living Rent Roll as of 4/30/2014

							Refund Plan
							80%	90%	Combined Basic Room Rate			Entrance Fee	Second Person		Status	Pool
	Unit		Primary Resident	Secondary Resident	Move In	Entrance	Refund Due	Refund	2014	Discount	Actual	2014	2014	Actual	Unit	EF or
Unit	Type	Sq. Ft.	Name	Name	Date	Fee Receipt	Upon Resale	Liability	Rate	MSF	MSF	Rate	Rate	Rate	Vacant	Rental
524	North Platte	930	Weigel, Paul		9/1/2006	131,000	208,000		2,450		2,601	260,000	550		N	EF
525	South Platte	930	Vacant			146,190	192,000			2,500		240,000	550		Y	EF
526	St. Vrain	1,175	Sorenson, Vicky		8/18/2006	133,300	236,000		3,100		2,895	295,000	550		N	EF
527	South Platte	930	Lange, Shirley		4/1/2007				4,000			4,047	550		N	Rental
529	Eagle	1,365	Bain, Doreen		11/14/2012	250,000		225,000	2,900		2,900	320,000	550		N	EF
530	Piney	930	Andersen, Charlotte		11/10/2013	220,000		198,000	2,200		2,200	225,000	550		N	EF
531	South Platte	930	Vacant								3,700		550		Y	Rental
532	Colorado	1,195	Turnquist, Alan		4/5/2010	218,359		196,523	2,800		3,057	285,000	550		N	EF
533	Colorado	1,195	Flowers, Clifton	Flowers, Mary	3/3/2010	218,400	220,000		2,800		3,057	275,000	550	474	N	EF
534	Colorado	1,195	Ellis, Albert	Ellis, Esther	4/13/2012	250,000		225,000	2,800		2,706	280,000	550	478	N	EF
G01	Colorado	1,195	Mannon, Dorothy		11/30/2013	295,000		265,500	2,800		2,800	295,000	550		N	EF
G02	South Platte	930	Deisch, Josephine		11/1/2012				3,900			3,900	550		N	Rental
G03	Piney	930	Markman, Norman & Nancy		2/15/2013	175,000		157,500	2,200		2,140	185,000	550		N	EF
G04	Yampa	670	Markman, Nancy		2/15/2013	143,000		128,700	1,900		1,785	155,000	550		N	EF
G05	Yampa	670	Schwark, Alfred		7/26/2011	141,450		127,305	1,950		1,733	165,000	550		N	EF
G06	South Platte	930	Andrews, James		1/31/2013				3,400			3,100	550		N	Rental
G07	St. Vrain	1,175	Burke, Christina		6/1/2011				4,500	(297)		4,426	550		N	Rental
G08	South Platte	930	Faris, Esther		10/15/2012				3,200			2,900	550		N	Rental
G28	Yampa	670	Bonner, Detmer		3/5/2013				2,800			2,800	550		N	Rental
G29	Yampa	670	Balagna, James		6/29/2011				2,900			2,539	550		N	Rental
G30	Piney	930	Yackie, Carrie		10/11/2013				3,500			3,500	550		N	Rental

153

146	992	$15,005,083 $6,084,000 $8,532,669	(7,275) $390,574	$475	15	71

154

Assisted Living Rent Roll as of 4/30/14

							Basic Room Rate			Assisted Care		Second Person		Status
	Unit		Primary Resident	Secondary Resident	Move In	4/30/2014	2014	Discount	Actual	Level of	Actual	2014	Actual	Unit
Unit	Type	Sq. Ft.	Name	Name	Date	Yrs	Rate	Rent	Rent	Care	Care	Rate	Rate	Vacant
105	Eldora	348	Barger, Fred B		6/3/2013	0.91		(100)	3,000	3	650	550		N
129	Breckenridge	407	Barker, Arlene		10/13/2013	0.55			3,500	4	950	550		N
217	Breckenridge	407	Bell, Melvin		12/2/2013	0.41			3,500	2	350	550		N
109	Eldora	348	Blunk, Raymond		4/4/2014	0.07			3,000	3	650	550		N
212	Breckenridge	407	Bodaness, Shir		4/17/2010	4.04			3,500	2	350	550		N
220	Eldora	348	Brown, Neoma M		3/2/2012	2.16		(100)	3,000	3	650	550		N
110	Breckenridge	407	Bunce, Ernest		9/4/2012	1.65			3,500	3	650	550		N
219	Keystone	393	Cannella, Susan		3/28/2014	0.09			3,200	3	650	550		N
116	Aspen	633	Casey, Rosemar		3/19/2014	0.12			4,400	2	350	550		N
101	Aspen	633	Craig, Lois A		6/1/2012	1.91			4,400	3	650	550		N
223	Breckenridge	407	Deiter, Christ		12/4/2012	1.40		(100)	3,500	3	650	550		N
201	Aspen	633	Denton, Ann C		7/3/2013	0.82		(100)	4,400	2	350	550		N
112	Breckenridge	407	Dion, Bernice		3/10/2012	2.14		(100)	3,500	3	650	550		N
214	Eldora	348	Donohue, Cathr		12/3/2010	3.41		(500)	3,000	3	650	550		N
102	Aspen	633	Evans, Patricia		5/15/2013	0.96		(100)	4,400	3	650	550		N
210	Breckenridge	407	Fredette, Sant		9/30/2011	2.58		(100)	3,500	2	350	550		N
111	Breckenridge	407	Fugere, Caroly		11/1/2012	1.49		(100)	3,500	3	650	550		N
127	Eldora	348	Geist, Dorothy		1/3/2012	2.32		(100)	3,000	3	650	550		N
114	Eldora	348	Gion, Pauline		12/30/2010	3.33			3,000			550		N
224	Breckenridge	407	Goodholm, Kath		10/30/2013	0.50			3,500	2	350	550		N
226	Eldora	348	Graham, Ruth S		9/24/2012	1.60		(100)	3,000	3	650	550		N
222	Breckenridge	407	Hamilton, Char		11/1/2011	2.50		(100)	3,500	3	650	550		N
229	Breckenridge	407	Hays, Glen		10/8/2013	0.56			3,500	3	650	550		N
209	Eldora	348	Hetherington,		3/4/2011	3.16			3,000	3	650	550		N
103	Vail	467	Hoover, Elizab		4/2/2010	4.08			3,900	3	650	550		N
204	Vail	467	Horan, Virgini		6/25/2013	0.85		(100)	3,900	4	950	550		N
218	Eldora	348	Horoda, Gerald		6/11/2013	0.88		(100)	3,000	2	350	550		N
128	Aspen	633	Isley, Rosemar		8/5/2010	3.74			4,400	2	350	550		N
115	Eldora	348	Kailer, Helene		10/5/2013	0.57			3,000	3	650	550		N
228	Aspen	633	Kessler, Harri		8/20/2010	3.70			4,400	2	350	550		N
227	Eldora	348	King, Lucy E		3/12/2011	3.14			3,000	4	950	550		N
225	Breckenridge	407	Knight, Milo E		3/13/2009	5.13		(300)	3,500			550		N
108	Eldora	348	Krout, Kathari		2/1/2010	4.24			3,000	3	650	550		N
215	Eldora	348	Lovelace, Paul		1/11/2013	1.30		(100)	3,000	3	650	550		N
216	Aspen	633	Mayeda, Sam I	Mayeda, Terry	12/13/2010	3.38		(100)	4,400	2	350	550	600	N
206	Eldora	348	Mays, Jean R		2/8/2014	0.22			3,000	3	650	550		N
211	Breckenridge	407	McQueen, Marie		4/23/2013	1.02			3,500	3	650	550		N
117	Breckenridge	407	Miller, Shirle		9/1/2012	1.66		(100)	3,500	3	650	550		N
119	Keystone	393	Mohrbacher, Pa		7/20/2010	3.78			3,200	3	650	550		N
221	Eldora	348	Moore, Dorothy		3/25/2014	0.10			3,000	2	350	550		N
124	Breckenridge	407	Neubauer, Clara		4/28/2014	0.01			3,500	3	650	550		N
202	Aspen	633	Olson, Judith		6/12/2009	4.88			4,400	3	650	550		N
207	Eldora	348	Ostergard, Milton S	Respite	3/11/2014	0.14			4,650			550		N
121	Eldora	348	Pianta, Hilda		8/23/2011	2.69		(100)	3,000	3	650	550		N
107	Eldora	348	Plaven, Elaine		4/28/2013	1.01		(100)	3,000	3	650	550		N
123	Breckenridge	407	Robinson, Melva		10/4/2012	1.57			3,500	3	650	550		N

155

Assisted Living Rent Roll as of 4/30/14

							Basic Room Rate			Assisted Care		Second Person		Status
	Unit		Primary Resident	Secondary Resident	Move In	4/30/2014	2014	Discount	Actual	Level of	Actual	2014	Actual	Unit
Unit	Type	Sq. Ft.	Name	Name	Date	Yrs	Rate	Rent	Rent	Care		Care	Rate	Rate
120	Eldora	348	Rodgers, Elean		3/6/2013	1.15		(100)	3,000			550		N
203	Vail	467	Roelker, Stanl		6/8/2009	4.90			3,900			550		N
213	Breckenridge	407	Sherfick, Dona		4/1/2012	2.08		(100)	3,500	2	350	550		N
125	Breckenridge	407	Stevens, Murie		5/20/2013	0.95		(100)	3,500	3	650	550		N
113	Breckenridge	407	Stolcis, Theod		7/7/2009	4.82			3,500	2	350	550		N
230	Eldora	348	Swanson, Franc		5/28/2011	2.93			3,000	3	650	550		N
130	Eldora	348	Todd, Mary F		11/22/2009	4.44		(800)	3,000	2	350	550		N
118	Eldora	348	Underwood, Fra		1/28/2012	2.25		(100)	3,000	3	650	550		N
208	Eldora	348	Wernick, Irwin		7/22/2008	5.78		(920)	3,000	2	350	550		N
122	Breckenridge	407	Weston, Norma		7/16/2013	0.79			3,500			550		N
205	Eldora	348	Willis, Cathry		12/6/2012	1.40			3,000	2	350	550		N
126	Eldora	348	Wilson, Gertru		5/27/2011	2.93			3,000	4	950	550		N
106	Eldora	348	Wilson, Jackie		2/11/2014	0.21			3,000	2	350	550		N
104	Vail	467	Zarlengo, Bett		1/7/2014	0.31			3,900	4	950	550		N

156

60	992	(4,720)	$206,850	$31,500	$600	-

157

17:07 ERB OPCO SAV LLC dba St Andrew's Village	05/05/2014

Skilled Nursing Census ending 04/30/14

Unit#	Name	Med Rec#	From Date	To Date	Days	Pyr 1	Ins	Status
105	500169		4/1/2014	4/30/2014	30	PVHC	N	Admitted	3/31/2014
107	3130		4/1/2014	4/30/2014	30	PVHC	N	Admitted	6/9/2012
108	2329		4/1/2014	4/30/2014	30	PVHC	N	Admitted	5/6/2008
109	3137		4/1/2014	4/30/2014	30	PVHC	N	Admitted	1/5/2012
110	3064		4/1/2014	4/30/2014	30	PVHC	N	Admitted	2/20/2012
116	500200		4/1/2014	4/30/2014	30	PVHC	N	Admitted	7/24/2013
117	2248		4/1/2014	4/30/2014	30	PVHC	N	Admitted	12/22/2007
118	2756		4/1/2014	4/30/2014	30	PVHC	N	Admitted	6/13/2013
119	3078		4/1/2014	4/30/2014	30	PVHC	N	Admitted	9/30/2011
120	2786		4/1/2014	4/30/2014	30	PVHC	N	Admitted	4/4/2013
205	500409		4/29/2014	4/30/2014	2	PVHC	N	Admitted	4/29/2014
206	500405		4/22/2014	4/30/2014	9	MCA	N	Admitted	4/22/2014
207	500399		4/15/2014	4/30/2014	16	MCA	N	Admitted	4/11/2014
208	2586		4/1/2014	4/30/2014	30	PVHC	N	Admitted	5/6/2011
210	500040		4/1/2014	4/30/2014	30	MCA	Y	Admitted	2/27/2014
216	500398		4/21/2014	4/30/2014	10	MCA	N	Admitted	4/21/2014
217	500384		4/28/2014	4/30/2014	3	MCA	Y	Admitted	4/28/2014
218	500404		4/18/2014	4/30/2014	13	ADVA	N	Admitted	4/18/2014
219	170800		4/23/2014	4/30/2014	8	MCA	Y	Admitted	4/23/2014
220	500385		4/12/2014	4/30/2014	19	MCA	Y	Admitted	3/23/2014
101A	500296		4/18/2014	4/30/2014	13	PVHC	N	Admitted	4/1/2014
101B	500381		4/26/2014	4/30/2014	5	PVHC	N	Admitted	4/8/2014
102A	500174		4/1/2014	4/30/2014	30	PVHC	N	Admitted	6/21/2013
102B	2813		4/1/2014	4/30/2014	30	PVHC	N	Admitted	1/2/2013
103A	500325		4/1/2014	4/30/2014	30	PVHC	N	Admitted	1/10/2014
103B	3265		4/1/2014	4/30/2014	30	PVHC	N	Admitted	8/27/2013
104A	3362		4/1/2014	4/30/2014	30	PVHC	N	Admitted	8/23/2013
104B	2210		4/1/2014	4/30/2014	30	PVHC	N	Admitted	7/8/2012
111A	3301		4/1/2014	4/30/2014	30	PVHC	N	Admitted	2/21/2013
111B	3176		4/1/2014	4/30/2014	30	PVHC	N	Admitted	7/11/2012
112A	2895		4/1/2014	4/30/2014	30	PVHC	N	Admitted	1/13/2013
112B	3069		4/1/2014	4/30/2014	30	PVHC	N	Admitted	6/22/2012
113A	500379		4/30/2014	4/30/2014	1	MCA	Y	Admitted	3/9/2014
113B	500263		4/19/2014	4/30/2014	12	PVHC	N	Admitted	4/1/2014
114A	500219		4/1/2014	4/30/2014	30	PVHC	N	Admitted	12/5/2013
114B	500046		4/1/2014	4/30/2014	30	PVHC	N	Admitted	9/4/2013
115A	3218		4/1/2014	4/30/2014	30	PVHC	N	Admitted	6/2/2012
115B	500317		4/1/2014	4/30/2014	30	PVHC	N	Admitted	3/15/2014
201A	170793		4/16/2014	4/30/2014	15	PVHC	N	Admitted	3/25/2014
201B	170794		4/16/2014	4/30/2014	15	MCA	N	Admitted	4/16/2014
202A	500412		4/30/2014	4/30/2014	1	MCA	N	Admitted	4/30/2014
203A	500204		4/22/2014	4/30/2014	9	MCA	Y	Admitted	4/22/2014
204A	369650		4/1/2014	4/30/2014	30	PVHC	N	Admitted	3/27/2014
204B	500145		4/19/2014	4/30/2014	12	PVHC	N	Admitted	1/9/2014
211A	500331		4/28/2014	4/30/2014	3	MCA	N	Admitted	4/28/2014
211B	500066		4/1/2014	4/30/2014	30	MCA	Y	Admitted	3/7/2014
212A	500251		4/25/2014	4/30/2014	6	MCA	N	Admitted	4/25/2014
213A	500382		4/8/2014	4/30/2014	23	MCA	Y	Admitted	3/19/2014
214B	500323		4/22/2014	4/30/2014	9	PVHC	N	Admitted	4/22/2014
215A	500164		4/26/2014	4/30/2014	5	PVHC	N	Bedhold	6/11/2013
215B	500411		4/30/2014	4/30/2014	1	MCA	N	Admitted	4/30/2014

158

Private	35
Medicare	16
HMO	1
Total	52	90%

159